Exhibit 4.5

1.	Shipbroker N/A	2. Place and date

3.	Owners/Place of business (Cl. 1) GREAT RHODES LIMITED Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960	4. Bareboat Charterers/Place of business (Cl. 1) RHODES SHIPPING CORPORATION Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960

5.	Vessel’s name, call sign and flag (Cl. 1 and 3) NAVE CASSIOPEIA D5CT4 Liberia

6.	Type of Vessel Crude Oil Tanker	7. GT/NT 42,341 22,064

8.	When/Where built 2012 SUNGDONG S.B. & MARINE ENG’G CO., LTD.	9. Total DWT (abt.) in metric tons on summer freeboard 74,711

10.	Classification Society (Cl. 3) American Bureau of Shipping	11. Date of last special survey by the Vessel’s classification society 19 August 2017

12

Further particulars of Vessel (also indicate minimum number of months’ validity of class certificates agreed acc. to Cl. 3)

IMO No.: 9589932

Length: 221.04 metres

Breadth: 32.24 metres

Depth: 20.90 metres

13.	Port or Place of delivery (Cl. 3) The place of delivery specified under the MOA (as defined in Clause 59 (Definitions)	14. Time for delivery (Cl. 4) See Clause 34 (Delivery of Vessel)	15. Cancelling date (Cl. 5) See Clause 33 (Cancellation)

16.	Port or Place of redelivery (Cl. 15) See Clause 40 (Termination, Redelivery and Total Loss)	17. No. of months’ validity of trading and class certificates upon redelivery (Cl. 15) See Clause 40 (Termination, Redelivery and Total Loss)

18.	Running days’ notice if other than stated in Cl. 4 N/A	19. Frequency of dry-docking (Cl. 10(g)) In accordance with Classification Society and Flag State requirements

20.	Trading limits (Cl. 6) Worldwide within International Navigating Limits

21.	Charter period (Cl. 2) See Clause 32 (Charter Period)	22. Charter hire (Cl. 11) See Clause 36 (Charterhire, Advance Charterhire and Deposit)

23.	New class and other safety requirements (state percentage of Vessel’s insurance value acc. to Box 29)(Cl. 10(a)(ii)) N/A

24.	Rate of interest payable acc. to Cl. 11 (f) and, if applicable, acc. to PART IV See Clause 36.11 - neither Clause 11(f) nor Part IV applies	25. Currency and method of payment (Cl. 11) US Dollars (See also Clause 36 (Charterhire, Advance Charterhire and Deposit))

26.	Place of payment; also state beneficiary and bank account (Cl. 11) See Clause 36 (Charterhire, Advance Charterhire and Deposit)	27. ~~Bank~~ Corporateguarantee/~~bond~~ (sum and place) (Cl.
24) (optional) See Clause 24

28.

Mortgage(s), if any (state whether 12(a) or (b) applies; if 12(b) applies state date of Financial Instrument and name of Mortgagee(s)/Place of business) (Cl. 12)

See Clause 35 (Quiet Enjoyment); neither Clause 12(a) nor (b) applies

29. Insurance (hull and machinery and war risks) (state value acc. to Cl. 13(f) or, if applicable, acc. to Cl. 14(k)) (also state if Cl. 14 applies) See Clause 38 (Insurance); Clause 14 does not apply

30.	Additional insurance cover, if any, for Owners’ account limited to (Cl. 13(b) or, if applicable, Cl. 14(g)) See Clause 38 (Insurance)	31. Additional insurance cover, if any, for Charterers’ account limited to (Cl. 13(b) or, if applicable, Cl. 14(g)) See Clause 38 (Insurance)

32.	Latent defects (only to be filled in if period other than stated in Cl. 3) N/A	33. Brokerage commission and to whom payable (Cl. 27) N/A

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

34.	Grace period (state number of clear banking days) (Cl. 28) See Clause 44 (Termination Events)	35.	Dispute Resolution (state 30(a), 30(b) or 30(c); if 30(c) agreed Place of Arbitration must be stated (Cl. 30) See Clause 30(a)

36.	War cancellation (indicate countries agreed) (Cl. 26(f)) N/A

37.	Newbuilding Vessel (indicate with “yes” or “no” whether PART III applies) (optional) No, Part III does not apply	38.	Name and place of Builders (only to be filled in if PART III applies) N/A

39.	Vessel’s Yard Building No. (only to be filled in if PART III applies) N/A	40.	Date of Building Contract (only to be filled in if PART III applies) N/A

41.	Liquidated damages and costs shall accrue to (state party acc. to Cl. 1) a) N/A b) N/A c) N/A

42.	Hire/Purchase agreement (indicate with “yes” or “no” whether PART IV applies) (optional) No, Part IV does not apply	43.	Bareboat Charter Registry (indicate with “yes” or “no” whether PART V applies) (optional) No, Part V does not apply

44.	Flag and Country of the Bareboat Charter Registry (only to be filled in if PART V applies) N/A	45.	Country of the Underlying Registry (only to be filled in if PART V applies) N/A

46.	Number of additional clauses covering special provisions, if agreed Clause 32 (Charter Period) to Clause 59 (Definitions)

PREAMBLE - It is mutually agreed that this Contract shall be performed subject to the conditions contained in this Charter which shall include PART I and PART II. In the event of a conflict of conditions, the provisions of PART I shall prevail over those of PART II to the extent of such conflict but no further. It is further mutually agreed that PART III and/or PART IV and/or PART V shall only apply and only form part of this Charter if expressly agreed and stated in Boxes 37, 42 and 43. If PART III and/or PART IV and/or PART V apply, it is further agreed that in the event of a conflict of conditions, the provisions of PART I and PART II shall prevail over those of PART III and/or PART IV and/or PART V to the extent of such conflict but no further.

Signature (Owners) For and on behalf of GREAT RHODES LIMITED /s/ Yang Guangyi Name: YANG GUANGYI Title: Attorney-in-fact	Signature (Charterers) For and on behalf of RHODES SHIPPING CORPORATION /s/ Georgios Panagakis Name: GEORGIOS PANAGAKIS Title: Attorney-in-fact

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II

BARECON 2001 Standard Bareboat Charter

1	1. Definitions See also Clause 59 (Definitions)

2	In this Charter, the following terms shall have the

3	meanings hereby assigned to them:

4	“The Owners” shall mean the party identified in Box 3;

5	“The Charterers” shall mean the party identified in Box 4;

6	~~“The Vessel” shall mean the vessel named in Box 5 and~~

7	~~with particulars as stated in Boxes 6 to 12.~~

8	~~“Financial Instrument” means the mortgage, deed of~~

9	~~covenant or other such financial security instrument as~~

10	~~annexed to this Charter and stated in Box 28.~~

11	2 Charter Period

12	In consideration of the hire detailed in Box 22,

13	the Owners have agreed to let and the Charterers have

14	agreed to hire the Vessel for the period stated in Box 21

15	~~(“The Charter Period”)~~. See also Clauses 32 (Charter

~~p~~Period) and ~~Clause~~ 36 (Charterhire, aAdvance cCharterhire and dDeposit).

16	3. Delivery

17	(not applicable when Part III applies, as indicated in Box 37)

18	~~(a) The Owners shall before and at the time of delivery~~

19	~~exercise due diligence to make the Vessel seaworthy~~

20	~~And in every respect ready in hull, machinery and~~

21	~~equipment for service under this Charter.~~

22	The Vessel shall be delivered by the Owners and taken

23	over by the Charterers at the port or place indicated in

24	Box 13 ~~in such ready safe berth as the Charterers may~~

25	~~direct~~.

26	~~(b) The Vessel shall be~~is ~~properly documented on~~

27	~~delivery in accordance with the laws of the f~~F~~lag State~~

28	~~indicated in Box 5 and the requirements of the~~

29	~~c~~C~~lassification s~~S~~ociety stated in Box 10. The Vessel upon~~

30	~~delivery shall have her survey cycles up to date and~~

31	~~trading and class certificates valid for at least the number~~

32	~~of months agreed in Box 12~~.

33	(c) The delivery of the Vessel by the Owners and the

34	taking over of the Vessel by the Charterers shall

35	constitute a full performance by the Owners of all the

36	Owners’ obligations under this Clause 3, and thereafter

37	the Charterers shall not be entitled to make or assert

38	any claim against the Owners on account of any

39	conditions, representations or warranties expressed or

40	implied with respect to the Vessel ~~but the Owners shall~~

41	~~be liable for the cost of but not the time for repairs or~~

42	~~renewals occasioned by latent defects in the Vessel,~~

43	~~her machinery or appurtenances, existing at the time of~~

44	~~delivery under this Charter, provided such defects have~~

45	~~manifested themselves within twelve (12) months after~~

46	~~delivery unless otherwise provided in Box 32~~.

47	4. Time for Delivery See Clauses 32 (Charter ~~p~~Period) and 34 (Delivery of Vessel)

48	~~(not applicable when Part III applies, as indicated in Box 37)~~

49	~~The Vessel shall not be delivered before the date~~

50	~~indicated in Box 14 without the Charterers’ consent and~~

51	~~the Owners shall exercise due diligence to deliver the~~

52	~~Vessel not later than the date indicated in Box 15.~~

53	~~Unless otherwise agreed in Box 18, the Owners shall~~

54	~~give the Charterers not less than thirty (30) running days’~~

55	~~preliminary and not less than fourteen (14) running days’~~

56	~~definite notice of the date on which the Vessel is~~

57	~~expected to be ready for delivery.~~
58	~~The Owners shall keep the Charterers closely advised~~

59	~~of possible changes in the Vessel’s position.~~

60	5. Cancelling See Clause 33 (Cancellation)

61	~~(not applicable when Part III applies, as indicated in Box 37)~~

62	~~(a) Should the Vessel not be delivered latest by the~~

63	~~cancelling date indicated in Box 15, the Charterers shall~~

64	~~have the option of cancelling this Charter by giving the~~

65	~~Owners notice of cancellation within thirty six (36)~~

66	~~running hours after the cancelling date stated in Box~~

67	~~15, failing which this Charter shall remain in full force~~

68	~~and effect.~~

69	~~(b) If it appears that the Vessel will be delayed beyond~~

70	~~the cancelling date, the Owners may, as soon as they~~

71	~~are in a position to state with reasonable certainty the~~

72	~~day on which the Vessel should be ready, give notice~~

73	~~thereof to the Charterers asking whether they will~~

74	~~exercise their option of cancelling, and the option must~~

75	~~then be declared within one hundred and sixty eight~~

76	~~(168) running hours of the receipt by the Charterers of~~

77	~~such notice or within thirty six (36) running hours after~~

78	~~the cancelling date, whichever is the earlier. If the~~

79	~~Charterers do not then exercise their option of cancelling,~~

80	~~the seventh day after the readiness date stated in the~~

81	~~Owners’ notice shall be substituted for the cancelling~~

82	~~date indicated in Box 15 for the purpose of this Clause 5.~~

83	~~(c) Cancellation under this Clause 5 shall be without~~

84	~~prejudice to any claim the Charterers may otherwise~~

85	~~have on the Owners under this Charter.~~

86	6. Trading Restrictions See also Clauses 46.1(n) and 46.1(o)

87	The Vessel shall be employed in lawful trades for the

88	carriage of suitable lawful merchandise within the trading

89	limits indicated in Box 20.

90	The Charterers undertake not to employ the Vessel or

91	suffer the Vessel to be employed otherwise than in

92	conformity with the terms of the contracts of insurance

93	(including any warranties expressed or implied therein)

94	without first obtaining the consent of the insurers to such

95	employment and complying with such requirements as

96	to extra premium or otherwise as the insurers may

97	prescribe.

98	The Charterers also undertake not to employ the Vessel

99	or suffer her employment in any trade or business which

100	is forbidden by the law of any country to which the Vessel

101	may sail or is otherwise illicit or in carrying illicit or

102	prohibited goods or in any manner whatsoever which

103	may render her liable to condemnation, destruction,

104	seizure or confiscation.

105	Notwithstanding any other provisions contained in this

106	Charter it is agreed that nuclear fuels or radioactive

107	products or waste are specifically excluded from the

108	cargo permitted to be loaded or carried under this

109	Charter. This exclusion does not apply to radio-isotopes

110	used or intended to be used for any industrial,

111	commercial, agricultural, medical or scientific purposes

112	provided the Owners’ prior approval has been obtained

113	to loading thereof.

114	7. Surveys on D~~e~~li~~ver~~y ~~an~~d Redelivery

115	~~(not applicable when Part III applies, as indicated in Box 37)~~

116	The Owners ~~and Charterers~~ shall ~~each~~ appoint

117	surveyors for the purpose of determining and agreeing

118	in writing the condition of the Vessel at the time of

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II

BARECON 2001 Standard Bareboat Charter

119	~~delivery and~~ redelivery pursuant to Clause 40.3 (with the relevant costs paid by the Charterers) ~~hereunder. The Owners shall~~

120	~~bear all expenses of the On hire Survey including loss~~

121	~~of time, if any, and the Charterers shall bear all expenses~~

122	~~of the Off hire Survey including loss of time, if any, at~~

123	~~the daily equivalent to the rate of hire or pro rata thereof.~~

124	8. Inspection

125	The Owners shall have the right ~~at any time after giving~~

126	~~reasonable notice to the Charterers~~ to inspect or survey

127	the Vessel or instruct a duly authorised surveyor to carry

128	out such survey on their behalf:-

129	(a) to ascertain the condition of the Vessel and satisfy

130	themselves that the Vessel is being properly repaired

131

and maintained either (i) once every calendar year provided no Potential Termination Event or Termination Event has occurred (after giving reasonable notice to the Charterers and provided that the Owners do not unduly interfere with or cause delay to the commercial operation of the Vessel) or (ii) at any time following the occurrence of a Potential Termination Event or Termination Event. The costs and fees for such inspection

132	or survey shall be paid by the Charterers ~~Owners unless the Vessel~~

133	~~is found to require repairs or maintenance in order to~~

134	~~achieve the condition so provided;~~

135	(b) in dry-dock if the Charterers have not dry-docked

136	Her in accordance with Clause 10(g). The costs and fees

137	for such inspection or survey shall be paid by the

138	Charterers; and

139	(c) for any other commercial reason they consider

140	necessary ~~(provided it does not unduly interfere with~~

141	~~the commercial operation of the Vessel)~~. The costs and

142	fees for such inspection and survey shall be paid by the

143	Charterers~~Owners~~.

144	All time used in respect of inspection, survey or repairs

145	shall be for the Charterers’ account and form part of the

146	Charter Period.

147	The Charterers shall also permit the Owners to inspect

148	the Vessel’s log books whenever requested and shall

149	whenever required by the Owners furnish them with full

150	information regarding any casualties or other accidents

151	or damage to the Vessel.

The Charterers shall provide all necessary assistance to the Owners, their representatives or agents in respect of any inspection and/or survey referred to hereunder.

152	9. Inventories, Oil and Stores See Clause 34.76

153	~~A complete inventory of the Vessel’s entire equipment,~~

154	~~outfit including spare parts, appliances and of all~~

155	~~consumable stores on board the Vessel shall be made~~

156	~~by the Charterers in conjunction with the Owners on~~

157	~~delivery and again on redelivery of the Vessel. The~~

158	~~Charterers and the Owners, respectively, shall at the~~

159	~~time of delivery and redelivery take over and pay for all~~

160	~~bunkers, lubricating oil, unbroached provisions, paints,~~

161	~~ropes and other consumable stores (excluding spare~~

162	~~parts) in the said Vessel at the then current market prices~~

163	~~at the ports of delivery and redelivery, respectively. The~~

164	~~Charterers shall ensure that all spare parts listed in the~~

165	~~inventory and used during the Charter Period are~~

166	~~replaced at their expense prior to redelivery of the~~

167	~~Vessel~~.
168	10. Maintenance and Operation

169	(a)(i)Maintenance and Repairs - During the Charter

170	Period the Vessel shall be in the full possession

171	and at the absolute disposal for all purposes of the

172	Charterers and under their complete control in

173	every respect. The Charterers shall maintain the

174	Vessel, her machinery, boilers, appurtenances and

175	spare parts in a good state of repair, in efficient

176	operating condition and in accordance with good

177	commercial maintenance practice and, ~~except as~~

178	~~provided for in Clause 14(l),~~ if applicable, at their

179	own expense they shall at all times keep the

180	Vessel’s ~~C~~classification fully up to date with the Classification

181	Society indicated in Box 10 and maintain all other

182	necessary certificates in force at all times.

183	(ii) New Class and Other Safety Requirements - In the

184	event of any improvement, structural changes or

185	new equipment becoming necessary for the

186	continued operation of the Vessel by reason of new

187	class requirements or by compulsory legislation

188	~~costing (excluding the Charterers’ loss of time)~~

189	~~more than the percentage stated in Box 23, or if~~

190	~~Box 23 is left blank, 5 per cent. of the Vessel’s~~

191	~~insurance value as stated in Box 29, then the~~

192	~~extent, if any, to which the rate of hire shall be varied~~

193	~~and the ratio in which the cost of compliance shall~~

194	~~be shared between the parties concerned in order~~

195	~~to achieve a reasonable distribution thereof as~~

196	~~between the Owners and the Charterers having~~

197	~~regard, inter alia, to the length of the period~~

198	~~remaining under this Charter shall, in the absence~~

199	~~of agreement, be referred to the dispute resolution~~

200	~~method agreed in Clause 30.~~,the Charterers shall

ensure that the same are complied with and the time

and costs of compliance shall be for the Charterers’ account.

201	(iii) Financial Security - The Charterers shall maintain

202	financial security or responsibility in respect of third

203	party liabilities as required by any government,

204	including federal, state or municipal or other division

205	or authority thereof, to enable the Vessel, without

206	penalty or charge, lawfully to enter, remain at, or

207	leave any port, place, territorial or contiguous

208	waters of any country, state or municipality in

209	performance of this Charter without any delay. This

210	obligation shall apply whether or not such

211	requirements have been lawfully imposed by such

212	government or division or authority thereof.

213	The Charterers shall make and maintain all arrange-

214	ments by bond or otherwise as may be necessary to

215	satisfy such requirements at the Charterers’ sole

216	expense and the Charterers shall indemnify the Owners

217	against all consequences whatsoever (including loss of

218	time) for any failure or inability to do so.

219	(b) Operation of the Vessel - The Charterers shall at

220	their own expense and by their own procurement man,

221	victual, navigate, operate, supply, fuel and, whenever

222	required, repair the Vessel during the Charter Period

223	and they shall pay all charges and expenses of every

224	kind and nature whatsoever incidental to their use and

225	operation of the Vessel under this Charter, including

226	annual ~~f~~Flag State fees and any foreign general
227	municipality and/or state taxes. The Master, officers

228	and crew of the Vessel shall be the servants of the Charterers

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II

BARECON 2001 Standard Bareboat Charter

229	for all purposes whatsoever, even if for any reason

230	appointed by the Owners.

231	Charterers shall comply with the regulations regarding

232	officers and crew in force in the country of the Vessel’s

233	flag or any other applicable law.

234	(c) The Charterers shall keep the Owners and the

235	mortgagee(s) advised of the intended employment,

236	planned dry-docking (other than the periodical dry-docking referred to under paragraph (g) below) and major repairs ~~of the Vessel~~,

237	as reasonably required.

238	(d) Flag and Name of Vessel – During the Charter

239	Period, the Charterers shall have the liberty to paint the

240	Vessel in their own colours, install and display their

241	funnel insignia and fly their own house flag. The

242	Charterers shall also have the liberty, with the Owners’

243	consent, which shall not be unreasonably withheld, to

244

change the flag of the Vessel (with all fees, costs and expenses arising in relation thereto for the Charterers’ account) and/or with the Owners’ consent, the name of the Vessel (with all fees, costs and expenses arising in relation thereto for the Charterers’ account) during

245	the Charter Period. Any p~~P~~ainting and re-painting, instalment
246	and re-instalment, registration (including maintenance and renewal thereof) and re-registration, ~~if~~

247	~~re~~q~~u~~i~~re~~d by th~~e~~ O~~wners,~~ shall be at the Charterers’
248

expense and time. If the existing or any replacement Flag State requires the Owners to register itself or establish a physical presence or office in the jurisdiction of such Flag State, all fees, costs and expenses payable by the Owners to register itself, establish and maintain such physical presence or office shall be for the account of the Charterers.

249	(e) Changes to the Vessel – Subject to Clause 10(a)(ii) and Clause 10(b),

250	the Charterers shall make no structural changes in the

251	Vessel ~~or changes~~which materially adversely affect the Vessel’s classification or value in the machinery, boilers, appurten-

252	ances ~~or spare parts thereof~~ without in each instance

253	first securing the Owners’ approval thereof. If the Owners

254	so agree, the Charterers shall, if the Owners so require,

255	restore the Vessel to its former condition ~~before the~~

256	t~~erm~~i~~na~~ti~~on of this Charter.~~

257	(f) Use of the Vessel’s Outfit, Equipment and

258	Appliances - The Charterers shall have the use of all

259	outfit, equipment, and appliances on board the Vessel

260	at the time of delivery, provided the same or their

261	substantial equivalent shall be returned to the Owners

262	on redelivery (without prejudice to Clauses 40.6 and 40.7 and if redelivery is required pursuant to this Charter) in the same good order and condition as

263	when received, ordinary wear and tear excepted. The

264	Charterers shall from time to time during the Charter

265	Period replace such items of equipment as shall be so

266	damaged or worn as to be unfit for use. The Charterers

267	are to procure that all repairs to or replacement of any

268	damaged, worn or lost parts or equipment be effected

269	in such manner (both as regards workmanship and

270	quality of materials) as not to diminish the value of the

271	Vessel. Title of any equipment so replaced shall vest in and remain with the Owners. The Charterers have the right to fit additional
272	equipment at their expense and risk (provided that no permanent structural damage is caused to the Vessel by reason of such installation) and ~~but~~ the Charterers

273	shall, at their expense, remove such equipment and make

good any damage caused by the fitting or removal of such additional equipment before the Vessel is redelivered to the Owners pursuant to Clause 40.3 and without prejudice to Clauses 40.6 and 40.7 ~~at the end of the period~~ if

274	requested by the Owners. Any equipment including radio

275	equipment on hire on the Vessel at time of delivery shall

276	be kept and maintained by the Charterers and the

277	Charterers shall assume the obligations and liabilities

278	of the Owners under any lease contracts in connection

279	therewith and shall reimburse the Owners for all

280	expenses incurred in connection therewith, also for any

281	new equipment required in order to comply with radio

282	regulations.

283	(g) Periodical Dry-Docking—The Charterers shall dry-

284	dock the Vessel and clean and paint her underwater

285	parts whenever the same may be necessary, but not

286	less than once during the period stated in Box 19 or, if

287	Box 19 has been left blank, every sixty (60) calendar

288	months after delivery or such other period as may be

289	required by the Classification Society or flag State.

290	11. Hire See Clause 36 (Charterhire, ~~a~~Advance ~~c~~Charterhire and ~~d~~Deposit)

291	~~(a) The Charterers shall pay hire due to the Owners~~

292	~~punctually in accordance with the terms of this Charter~~

293	~~in respect of which time shall be of the essence.~~

294	~~(b) The Charterers shall pay to the Owners for the hire~~

295	~~of the Vessel a lump sum in the amount indicated in~~

296	~~Box 22 which shall be payable not later than every thirty~~

297	~~(30) running days in advance, the first lump sum being~~

298	~~payable on the date and hour of the Vessel’s delivery to~~

299	~~the Charterers. Hire shall be paid continuously~~

300	~~throughout the Charter Period.~~

301	~~(c) Payment of hire shall be made in cash without~~

302	~~discount in the currency and in the manner indicated in~~

303	~~Box 25 and at the place mentioned in Box 26.~~

304	~~(d) Final payment of hire, if for a period of less than~~

305	~~thirty (30) running days, shall be calculated proportionally~~

306	~~according to the number of days and hours remaining~~

307	~~before redelivery and advance payment to be effected~~

308	~~accordingly.~~

309	~~(e) Should the Vessel be lost or missing, hire shall~~

310	~~cease from the date and time when she was lost or last~~

311	~~heard of. The date upon which the Vessel is to be treated~~

312	~~as lost or missing shall be ten (10) days after the Vessel~~

313	~~was last reported or when the Vessel is posted as~~

314	~~missing by Lloyd’s, whichever occurs first. Any hire paid~~

315	~~in advance to be adjusted accordingly.~~

316	~~(f) Any delay in payment of hire shall entitle the~~

317	~~Owners to interest at the rate per annum as agreed~~

318	~~in Box 24. If Box 24 has not been filled in, the three months~~

319	~~Interbank offered rate in London (LIBOR or its successor)~~

320	~~for the currency stated in Box 25, as quoted by the British~~

321	~~Bankers’ Association (BBA) on the date when the hire~~

~~322~~	~~fell due, increased by 2 per cent., shall apply.~~

323	~~(g) Payment of interest due under sub clause 11(f)~~

324	~~shall be made within seven (7) running days of the date~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II

BARECON 2001 Standard Bareboat Charter

325	~~of the Owners’ invoice specifying the amount payable~~

326	~~or, in the absence of an invoice, at the time of the next~~

327	~~hire payment date.~~

328	12. Mortgage See Clause 35 (Quiet ~~e~~Enjoyment)

329	~~(only to apply if Box 28 has been appropriately filled in)~~

330	~~*) (a) The Owners warrant that they have not effected~~

331	~~any mortgage(s) of the Vessel and that they shall not~~

332	~~effect any mortgage(s) without the prior consent of the~~

333	~~Charterers, which shall not be unreasonably withheld.~~

334	~~*) (b) The Vessel chartered under this Charter is financed~~

335	~~by a mortgage according to the Financial Instrument.~~

336	~~The Charterers undertake to comply, and provide such~~

337	~~information and documents to enable the Owners to~~

338	~~comply, with all such instructions or directions in regard~~

339	~~to the employment, insurances, operation, repairs and~~

340	~~maintenance of the Vessel as laid down in the Financial~~

341	~~Instrument or as may be directed from time to time during~~

342	~~the currency of the Charter by the mortgagee(s) in~~

343	~~conformity with the Financial Instrument. The Charterers~~

344	~~confirm that, for this purpose, they have acquainted~~

345	~~themselves with all relevant terms, conditions and~~

346	~~provisions of the Financial Instrument and agree to~~

347	~~acknowledge this in writing in any form that may be~~

348	~~required by the mortgagee(s). The Owners warrant that~~

349	~~they have not effected any mortgage(s) other than stated~~

350	~~in Box 28 and that they shall not agree to any~~

351	~~amendment of the mortgage(s) referred to in Box 28 or~~

352	~~effect any other mortgage(s) without the prior consent~~

353	~~of the Charterers, which shall not be unreasonably~~

354	~~withheld.~~

355	~~*) (Optional, Clauses 12(a) and 12(b) are alternatives;~~

356	~~indicate alternative agreed in Box 28).~~

357	13. Insurance and Repairs See also Clause 38 (Insurance)

358	(a) Subject and without prejudice to Clause 38 (Insurance), ~~D~~during the Charter Period the Vessel shall be kept

359	insured by the Charterers at their expense against hull
360	and machinery,marine and war (including blocking and trapping) and Protection and Indemnity risks and freight, demurrage and defence risks

361	(and any risks against which it is compulsory to insure

362	for the operation of the Vessel, including but not limited to maintaining

363	financial security in accordance with sub-clause

364	10(a)(iii)) ~~in such form as the Owners shall in writing~~

365	~~approve, which approval shall not be un reasonably~~

366

~~withheld~~. During the Charter Period, the Charterers shall procure (at Charterers’ expense) that there are in place innocent Owners’ interest insurance, Owner’s additional perils (pollution) insurance and if applicable Mortgagees’ interest insurance and Mortgagees’ additional perils (pollution) insurance. Such insurances as specified in this Clause 13 shall be arranged by the

367	Charterers to protect the interests of both the Owners

368	and the Charterers and the ~~mortgagee~~Mortgagee(s) (if any).~~, and~~

369	The Charterers shall be at liberty to protect under such

370	insurances the interests of any managers they may

371	appoint. Insurance policies shall cover the Owners and

372	the Charterers and the Mortgagees (if any) according to their respective interests.
373	Subject to the provisions of the Financial Instruments (if any~~), if~~ and the agreed loss payable clauses,

374	~~any,~~ and the approval of the Owners and the insurers,
375	the Charterers shall effect all insured repairs and shall

376	undertake settlement and reimbursement from the

377	insurers of all costs in connection with such repairs as

378	well as insured charges, expenses and liabilities to the

379	extent of coverage under the insurances herein provided

380	for.

381	The Charterers also to remain responsible for and to

382	effect repairs and settlement of costs and expenses

383	incurred thereby in respect of all other repairs not

384	covered by the insurances and/or not exceeding any

385	possible franchise(s) or deductibles provided for in the

386	insurances.

387	All time used for repairs under the provisions of sub-

388	clause 13(a) ~~and for repairs of latent defects according~~

389	~~to Clause 3(c) above~~, including any deviation, shall be

390	for the Charterers’ account.

391	(b) ~~If the conditions of the above insurances permit~~

392	~~additional insurance to be placed by the parties, such~~

393	~~cover shall be limited to the amount for each party set~~

394	~~out in Box 30 and Box 31, respectively~~. The ~~Owners or~~

395	~~the~~ Charterers ~~as the case may be~~ shall immediately

396	furnish the ~~other party~~ Owners with particulars of any additional

397	insurance effected, including copies of any cover notes

398	or policies and the written consent of the insurers of

399	any such required insurance in any case where the

400	consent of such insurers is necessary.

401	(c) The Charterers shall upon the request of the

402	Owners, provide information and promptly execute such

403	documents as may be required to enable the Owners to

404	comply with the insurance provisions of ~~the~~each Financial

405	Instrument (if any).

406	(d) Subject to the provisions of the Financial Instru-
407	ments, if any, and Clauses 38 (Insurance) and ~~Clause~~ 40 (Termination, ~~r~~Redelivery and ~~t~~Total ~~l~~Loss) should the Vessel become ~~an actual,~~

408	~~constructive, compromised or agreed t~~ a Total ~~l~~Loss ~~under~~

409	~~the insurances required under sub clause 13(a)~~, all

410	insurance payments for such loss shall be paid to the

411	Owners (or if applicable, their financiers) in accordance with the agreed loss payable clauses ~~who shall distribute the moneys between the~~

412	~~Owners and the Charterers according to their respective~~

413	~~interests~~. The Charterers undertake to notify the Owners

414	and the ~~mortgagee~~Mortgagee(s), if any, of any occurrences in

415	consequence of which the Vessel is likely to become a

416	~~t~~Total ~~l~~Loss ~~as defined in this Clause~~.

417	(e) The Owners shall upon the request of the

418	Charterers and subject to the Owners’ approval of such request, promptly execute such documents as may

419	be required to enable the Charterers to abandon the

420	Vessel to insurers and claim a constructive total loss.

421	(f) For the purpose of insurance coverage against hull

422	and machinery and war risks under the provisions of

423	sub-clause 13(a), the value of the Vessel is the sum

424	indicated in ~~Box 29~~Clause 38 (Insurance).

425	14. Insurance, Repairs and Classification - intentionally omitted

426	~~(Optional, only to apply if expressly agreed and stated~~

427	~~in Box 29, in which event Clause 13 shall be considered~~

428	~~deleted).~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II

BARECON 2001 Standard Bareboat Charter

429 ~~(a) During the Charter Period the Vessel shall be kept~~

430	~~insured by the Owners at their expense against hull and~~

431	~~machinery and war risks under the form of policy or~~

432	~~policies attached hereto. The Owners and/or insurers~~

433	~~shall not have any right of recovery or subrogation~~

434	~~against the Charterers on account of loss of or any~~

435	~~damage to the Vessel or her machinery or appurt~~

436	~~enances covered by such insurance, or on account of~~

437	~~payments made to discharge claims against or liabilities~~

438 ~~of the Vessel or the Owners covered by such insurance.~~

439 ~~Insurance policies shall cover the Owners and the~~

440	~~Charterers according to their respective interests.~~

441	~~(b) During the Charter Period the Vessel shall be kept~~

442	~~insured by the Charterers at their expense against~~

443	~~Protection and Indemnity risks (and any risks against~~

444 ~~which it is compulsory to insure for the operation of the~~

445	~~Vessel, including maintaining financial security in~~

446	~~accordance with sub clause 10(a)(iii)) in such form as~~

447	~~the Owners shall in writing approve which approval shall~~

448	~~not be unreasonably withheld.~~

449 ~~(c) In the event that any act or negligence of the~~

450 ~~Charterers shall vitiate any of the insurance herein~~

451 ~~provided, the Charterers shall pay to the Owners all~~

452 ~~losses and indemnify the Owners against all claims and~~

453	~~demands which would otherwise have been covered by~~

454	~~such insurance.~~

455 ~~(d) The Charterers shall, subject to the approval of the~~

456	~~Owners or Owners’ Underwriters, effect all insured~~

457	~~repairs, and the Charterers shall undertake settlement~~

458	~~of all miscellaneous expenses in connection with such~~

459	~~repairs as well as all insured charges, expenses and~~

460 ~~liabilities, to the extent of coverage under the insurances~~

461	~~provided for under the provisions of sub clause 14(a).~~

462	~~The Charterers to be secured reimbursement through~~

463	~~the Owners’ Underwriters for such expenditures upon~~

464	~~presentation of accounts.~~

465 ~~(e) The Charterers to remain responsible for and to~~

466	~~effect repairs and settlement of costs and expenses~~

467	~~incurred thereby in respect of all other repairs not~~

468	~~covered by the insurances and/or not exceeding any~~

469	~~possible franchise(s) or deductibles provided for in the~~

470	~~insurances.~~

471 ~~(f) All time used for repairs under the provisions of~~

472	~~sub clauses 14(d) and 14(e) and for repairs of latent~~

473	~~defects according to Clause 3 above, including any~~

474	~~deviation, shall be for the Charterers’ account and shall~~

475	~~form part of the Charter Period.~~

476	~~The Owners shall not be responsible for any expenses~~

477	~~as are incident to the use and operation of the Vessel~~

478	~~for such time as may be required to make such repairs.~~

479 ~~(g) If the conditions of the above insurances permit~~

480	~~additional insurance to be placed by the parties such~~

481	~~cover shall be limited to the amount for each party set~~

482	~~out in Box 30 and Box 31, respectively. The Owners or~~

483	~~the Charterers as the case may be shall immediately~~

484	~~furnish the other party with particulars of any additional~~

485	~~insurance effected, including copies of any cover notes~~

486 ~~or policies and the written consent of the insurers of~~

487	~~any such required insurance in any case where the~~

488	~~consent of such insurers is necessary.~~

489 ~~(h) Should the Vessel become an actual, constructive,~~

490 ~~compromised or agreed total loss under the insurances~~

491	~~required under sub clause 14(a), all insurance payments~~

492	~~for such loss shall be paid to the Owners, who shall~~

493	~~distribute the moneys between themselves and the~~

494	~~Charterers according to their respective interests.~~

495	~~(i) If the Vessel becomes an actual, constructive,~~

496	~~compromised or agreed total loss under the insurances~~

497	~~arranged by the Owners in accordance with sub clause~~

498	~~14(a), this Charter shall terminate as of the date of such~~

499	~~loss.~~

500	~~(j) The Charterers shall upon the request of the~~

501	~~Owners, promptly execute such documents as may be~~

502	~~required to enable the Owners to abandon the Vessel~~

503	~~to the insurers and claim a constructive total loss.~~

504	~~(k) For the purpose of insurance coverage against hull~~

505	~~and machinery and war risks under the provisions of~~

506	~~sub clause 14(a), the value of the Vessel is the sum~~

507	~~indicated in Box 29.~~

508	~~(l) Notwithstanding anything contained in sub clause~~

509	~~10(a), it is agreed that under the provisions of Clause~~

510	~~14, if applicable, the Owners shall keep the Vessel’s~~

511	~~Class fully up to date with the Classification Society~~

512	~~indicated in Box 10 and maintain all other necessary~~

513	~~certificates in force at all times.~~

514	15. Redelivery See Clause 40 (Termination, ~~r~~Redelivery and ~~t~~Total ~~l~~Loss)

515	~~At the expiration of the Charter Period the Vessel shall~~

516	~~be redelivered by the Charterers to the Owners at a~~

517	~~safe and ice free port or place as indicated in Box 16, in~~

518	~~such ready safe berth as the Owners may direct. The~~

519	~~Charterers shall give the Owners not less than thirty~~
520	~~(30) running days’ preliminary notice of expected date,~~

521	~~range of ports of redelivery or port or place of redelivery~~

522	~~and not less than fourteen (14) running days’ definite~~

523	~~notice of expected date and port or place of redelivery.~~

524	~~Any changes thereafter in the Vessel’s position shall be~~

525	~~notified immediately to the Owners.~~

526	~~The Charterers warrant that they will not permit the~~

527	~~Vessel to commence a voyage (including any preceding~~

528	~~ballast voyage) which cannot reasonably be expected~~

529	~~to be completed in time to allow redelivery of the Vessel~~

530	~~within the Charter Period. Notwithstanding the above,~~

531	~~should the Charterers fail to redeliver the Vessel within~~

532	~~The Charter Period, the Charterers shall pay the daily~~

533	~~equivalent to the rate of hire stated in Box 22 plus 10~~

534	~~per cent. or to the market rate, whichever is the higher,~~

535	~~for the number of days by which the Charter Period is~~

536	~~exceeded. All other terms, conditions and provisions of~~

537	~~this Charter shall continue to apply.~~

538	~~Subject to the provisions of Clause 10, the Vessel shall~~

539	~~be redelivered to the Owners in the same or as good~~

540	~~structure, state, condition and class as that in which she~~

541	~~was delivered, fair wear and tear not affecting class~~

542	~~excepted.~~

543	~~The Vessel upon redelivery shall have her survey cycles~~

544	~~up to date and trading and class certificates valid for at~~

545	~~least the number of months agreed in Box 17.~~

546	16. Non-Lien

547	Other than Permitted Security Interests, ~~T~~the Charterers will not suffer, nor permit to be continued,

548	any lien or encumbrance incurred by them or their

549	agents, which might have priority over the title and

550	interest of the Owners in the Vessel. The Charterers

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First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II

BARECON 2001 Standard Bareboat Charter

551	further agree to fasten to the Vessel in a conspicuous

552	place and to keep so fastened during the Charter Period

553	a notice reading as follows:

554	“This Vessel is the property of (name of Owners). It is

555	under charter to (name of Charterers) and by the terms

556	of the Charter Party neither the Charterers nor the

557	Master have any right, power or authority to create, incur

558	or permit to be imposed on the Vessel any lien

559	whatsoever.”

or a notice in such form as required by any Mortgagee(s).

560	17. Indemnity See Clauses 37.34, 38.15, 38.16, 40.5, 41.2 and 50

561	~~(a) The Charterers shall indemnify the Owners against~~

562	~~any loss, damage or expense incurred by the Owners~~

563	~~arising out of or in relation to the operation of the Vessel~~

564	~~by the Charterers, and against any lien of whatsoever~~

565	~~nature arising out of an event occurring during the~~

566	~~Charter Period. If the Vessel be arrested or otherwise~~

567	~~detained by reason of claims or liens arising out of her~~

568	~~operation hereunder by the Charterers, the Charterers~~

569	~~shall at their own expense take all reasonable steps to~~

570	~~secure that within a reasonable time the Vessel is~~

571	~~released, including the provision of bail.~~

572	~~Without prejudice to the generality of the foregoing, the~~

573	~~Charterers agree to indemnify the Owners against all~~

574	~~consequences or liabilities arising from the Master,~~

575	~~officers or agents signing Bills of Lading or other~~

576	~~documents.~~

577	~~(b) If the Vessel be arrested or otherwise detained by~~

578	~~reason of a claim or claims against the Owners, the~~

579	~~Owners shall at their own expense take all reasonable~~

580	~~steps to secure that within a reasonable time the Vessel~~

581	~~is released, including the provision of bail.~~

582	~~In such circumstances the Owners shall indemnify the~~

583	~~Charterers against any loss, damage or expense~~

584	~~incurred by the Charterers (including hire paid under~~

585	~~this Charter) as a direct consequence of such arrest or~~

586	~~detention.~~

587	18. Lien

588	The Owners to have a lien upon all cargoes, sub-hires

589	and sub-freights belonging or due to the Charterers or

590	any sub-charterers and any Bill of Lading freight for all

591	claims under this Charter~~, and the Charterers to have a~~

592	~~lien on the Vessel for all moneys~~ paid ~~in advance and~~

593	~~not earned~~.

594	19. Salvage

595	All salvage and towage performed by the Vessel shall

596	be for the Charterers’ benefit and the cost of repairing

597	damage occasioned thereby shall be borne by the

598	Charterers.

599	20. Wreck Removal

600	In the event of the Vessel becoming a wreck or

601	obstruction to navigation the Charterers shall indemnify

602	the Owners against any sums whatsoever which the

603	Owners shall become liable to pay and shall pay in

604	consequence of the Vessel becoming a wreck or

605	obstruction to navigation.

606	21. General Average

607	The Owners shall not contribute to General Average.

608	22. Assignment~~, Sub Charter and Sale~~ See Clause 56.1

(Assignment or transfer by the Charterers)

609	~~(a) The Charterers shall not assign this Charter nor~~

610	~~sub charter the Vessel on a bareboat basis except with~~

611	~~the prior consent in writing of the Owners, which shall~~

612	~~not be unreasonably withheld, and subject to such terms~~

613	~~and conditions as the Owners shall approve.~~

614	~~(b) The Owners shall not sell the Vessel during the~~

615	~~currency of this Charter except with the prior written~~

616	~~consent of the Charterers, which shall not be unreason~~

617	~~ably withheld, and subject to the buyer accepting an~~

618	~~assignment of this Charter.~~

619	23. Contracts of Carriage

620	*) (a) The Charterers are to procure that all documents

621	issued during the Charter Period evidencing the terms

622	and conditions agreed in respect of carriage of goods

623	shall contain a paramount clause incorporating any

624	legislation relating to carrier’s liability for cargo

625	compulsorily applicable in the trade; if no such legislation

626	exists, the documents shall incorporate the Hague-Visby

627	Rules. The documents shall also contain the New Jason

628	Clause and the Both-to-Blame Collision Clause.

629	~~*) (b) The Charterers are to procure that all passenger~~

630	~~tickets issued during the Charter Period for the carriage~~

631	~~of passengers and their luggage under this Charter shall~~

632	~~contain a paramount clause incorporating any legislation~~

633	~~relating to carrier’s liability for passengers and their~~

634	~~luggage compulsorily applicable in the trade; if no such~~

635	~~legislation exists, the passenger tickets shall incorporate~~

636	~~the Athens Convention Relating to the Carriage of~~

637	~~Passengers and their Luggage by Sea, 1974, and any~~

638	~~protocol thereto.~~

639	~~*) Delete as applicable.~~
640	24. ~~Bank~~Corporate Guarantee

641	~~(Optional, only to apply if Box 27 filled in)~~

642	The Charterers undertake to furnish~~,~~ on or about the date of this Charter ~~before delivery of~~
643	~~the Vessel, a first class bank~~ a corporate guarantee from the Guarantor ~~or bond in the~~

644	~~sum and at the place as indicated in Box 27~~ as guarantee, and on or about the date of this Charter the other Security Documents (as the case may be) as security, in each case

645	for full performance of their obligations under this

646	Charter.

647	25. Requisition/Acquisition

648	(a) Subject to the provisions of the Financial Instruments (if any) and the General Assignment, ~~I~~in the
event	of the Requisition for Hire of the Vessel

649	by any governmental or other competent authority

650	(hereinafter referred to as “Requisition for Hire”)

651	irrespective of the date during the Charter Period when

652	“Requisition for Hire” may occur and irrespective of the

653	length thereof and whether or not it be for an indefinite

654	or a limited period of time, and irrespective of whether it

655	may or will remain in force for the remainder of the

656	Charter Period, this Charter shall not be deemed thereby

657	or thereupon to be frustrated or otherwise terminated

658	and the Charterers shall continue to pay the stipulated

659	hire in the manner provided by this Charter until the time

660	when the Charter would have terminated pursuant to

661	any of the provisions hereof always provided however
662

that if all Charterhire and any other amounts due under this Charter has been paid by the Charterers, subject always to the terms of the Trust Deed, in the event of “Requisition for Hire” any Requisition

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II

BARECON 2001 Standard Bareboat Charter

663	Hire or compensation is received or receivable by the

664	Owners, the same -shall be payable to the Charterers during the

665	remainder of the Charter Period or the period of the

666	“Requisition for Hire” whichever be the shorter.

667	~~(b) In the event of the Owners being deprived of their~~

668	~~ownership in the Vessel by any Compulsory Acquisition~~

669	~~of the Vessel or requisition for title by any governmental~~

670	~~or other competent authority (hereinafter referred to as~~

671	~~“Compulsory Acquisition”), then, irrespective of the date~~

672	~~during the Charter Period when “Compulsory Acqui-~~

673	~~sition” may occur, this Charter shall be deemed~~

674	~~terminated as of the date of such “Compulsory~~

675	~~Acquisition”. In such event Charter Hire to be considered~~

676	~~as earned and to be paid up to the date and time of~~

677	~~such “Compulsory Acquisition”.~~

678	26. War

679	(a) Subject to the provisions of the Financial Instruments (if any), ~~F~~for the purpose of this Clause, the words “War

680	Risks” shall include any war (whether actual or

681	threatened), act of war, civil war, hostilities, revolution,

682	rebellion, civil commotion, warlike operations, the laying

683	of mines (whether actual or reported), acts of piracy,

684	acts of terrorists, acts of hostility or malicious damage,

685	blockades (whether imposed against all vessels or

686	imposed selectively against vessels of certain flags or

687	ownership, or against certain cargoes or crews or

688	otherwise howsoever), by any person, body, terrorist or

689	political group, or the Government of any state

690	whatsoever, which may be dangerous or are likely to be

691	or to become dangerous to the Vessel, her cargo, crew

692	or other persons on board the Vessel.

693

(b) Without first obtaining the consent of the insurers to such employment and complying with the terms of Clause 38 (Insurance) and such other requirements as to extra insurance premiums or any other requirements as may be prescribed by the insurers, t~~T~~he Vessel~~, unless the written consent of the~~

694	~~Owners be first obtained,~~ shall not continue to or go

695	through any port, place, area or zone (whether of land

696	or sea), or any waterway or canal, where it reasonably

697	appears that the Vessel, her cargo, crew or other

698	persons on board the Vessel, in the reasonable

699	judgement of the Owners, may be, or are likely to be,

700	exposed to War Risks. Should the Vessel be within any

701	such place as aforesaid, which only becomes danger-

702	ous, or is likely to be or to become dangerous, after her

703	entry into it, the Owners shall have the right to require

704	the Vessel to leave such area.

705	(c) The Vessel shall not load contraband cargo, or to

706	pass through any blockade, whether such blockade be

707	imposed on all vessels, or is imposed selectively in any

708	way whatsoever against vessels of certain flags or

709	ownership, or against certain cargoes or crews or

710	otherwise howsoever, or to proceed to an area where

711	she shall be subject, or is likely to be subject to

712	a belligerent’s right of search and/or confiscation.

713	(~~d) If the insurers of the war risks insurance, when~~

714	~~Clause 14 is applicable, should require payment of~~

715	~~premiums and/or calls because, pursuant to the~~

716	~~Charterers’ orders, the Vessel is within, or is due to enter~~
717	~~and remain within, any area or areas which are specified~~

718	~~by such insurers as being subject to additional premiums~~

719	~~because of War Risks, then such premiums and/or calls~~

720	~~shall be reimbursed by the Charterers to the Owners at~~

721	~~the same time as the next payment of hire is due.~~

722	(e) The Charterers shall have the liberty:

723	(i) to comply with all orders, directions, recommend-

724	ations or advice as to departure, arrival, routes,

725	sailing in convoy, ports of call, stoppages,

726	destinations, discharge of cargo, delivery, or in any

727	other way whatsoever, which are given by the

728	Government of the Nation under whose flag the

729	Vessel sails, or any other Government, body or

730	group whatsoever acting with the power to compel

731	compliance with their orders or directions;

732	(ii) to comply with the orders, directions or recom-

733	mendations of any war risks underwriters who have

734	the authority to give the same under the terms of

735	the war risks insurance;

736	(iii) to comply with the terms of any resolution of the

737	Security Council of the United Nations, any

738	directives of the European Community, the effective

739	orders of any other Supranational body which has

740	the right to issue and give the same, and with

741	national laws aimed at enforcing the same to which

742	the Owners are subject, and to obey the orders

743	and directions of those who are charged with their

744	enforcement.

745	(f) In the event of outbreak of war ~~(whether there be a~~

746	~~declaration of war or not) (i) between any two or more~~

747	~~of the following countries: the United States of America;~~

748	~~Russia; the United Kingdom; France; and the People’s~~

749	~~Republic of China, (ii) between any two or more of the~~
750	~~countries stated in Box 36, both the Owners and the~~

751	~~Charterers shall have the right to cancel this Charter,~~

752	~~whereupon the Charterers shall redeliver the Vessel to~~

753	~~the Owners in accordance with Clause 15, if the Vessel~~

754	~~has cargo on board after discharge thereof at~~

755	~~destination, or if debarred under this Clause from~~

756	~~reaching or entering it at a near, open and safe port as~~

757	~~directed by the Owners, or if the Vessel has no cargo~~

758	~~on board, at the port at which the Vessel then is or if at~~

759	~~sea at a near, open and safe port as directed by the~~

760	~~Owners. In all cases~~ hire shall continue to be paid in

761	accordance with Clause 11 and ~~except as aforesaid~~ all

762	other provisions of this Charter shall apply until

763	~~redelivery~~the end of the Charter Period.

764	27. Commission - intentionally omitted

765	~~The Owners to pay a commission at the rate indicated~~

766	~~in Box 33 to the Brokers named in Box 33 on any hire~~

767	~~paid under the Charter. If no rate is indicated in Box 33,~~

768	~~the commission to be paid by the Owners shall cover~~

769	~~the actual expenses of the Brokers and a reasonable~~

770	~~fee for their work.~~

771	~~If the full hire is not paid owing to breach of the Charter~~

772	~~by either of the parties the party liable therefor shall~~

773	~~indemnify the Brokers against their loss of commission.~~

774	~~Should the parties agree to cancel the Charter, the~~

775	~~Owners shall indemnify the Brokers against any loss of~~

776	~~commission but in such case the commission shall not~~

777	~~exceed the brokerage on one year’s hire.~~

778	28. Termination See Clauses 40 (Termination,

~~r~~Redelivery and ~~t~~Total ~~l~~Loss) and 44 (Termination

~~e~~Events)

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II

BARECON 2001 Standard Bareboat Charter

779	~~(a) Charterers’ Default~~

780	~~The Owners shall be entitled to withdraw the Vessel from~~

781	~~the service of the Charterers and terminate the Charter~~

782	~~with immediate effect by written notice to the Charterers if:~~

783	~~(i) the Charterers fail to pay hire in accordance with~~

784	~~Clause 11. However, where there is a failure to~~

785	~~make punctual payment of hire due to oversight,~~

786	~~negligence, errors or omissions on the part of the~~

787	~~Charterers or their bankers, the Owners shall give~~

788	~~the Charterers written notice of the number of clear~~

789	~~banking days stated in Box 34 (as recognised at~~

790	~~the agreed place of payment) in which to rectify~~

791	~~the failure, and when so rectified within such~~

792	~~number of days following the Owners’ notice, the~~

793	~~payment shall stand as regular and punctual.~~

794	~~Failure by the Charterers to pay hire within the~~

795	~~number of days stated in Box 34 of their receiving~~

796	~~the Owners’ notice as provided herein, shall entitle~~

797	~~the Owners to withdraw the Vessel from the service~~

798	~~of the Charterers and terminate the Charter without~~

799	~~further notice;~~

800	~~(ii) the Charterers fail to comply with the requirements of:~~

801	~~(1) Clause 6 (Trading Restrictions)~~

802	~~(2) Clause 13(a) (Insurance and Repairs)~~

803	~~provided that the Owners shall have the option, by~~

804	~~written notice to the Charterers, to give the~~

805	~~Charterers a specified number of days grace within~~

806	~~which to rectify the failure without prejudice to the~~

807	~~Owners’ right to withdraw and terminate under this~~

808	~~Clause if the Charterers fail to comply with such~~

809	~~notice;~~

810	~~(iii) the Charterers fail to rectify any failure to comply~~

811	~~with the requirements of sub clause 10(a)(i)~~

812	~~(Maintenance and Repairs) as soon as practically~~

813	~~possible after the Owners have requested them in~~

814	~~writing so to do and in any event so that the Vessel’s~~

815	~~insurance cover is not prejudiced.~~

816	~~(b) Owners’ Default~~

817	~~If the Owners shall by any act or omission be in breach~~

818	~~of their obligations under this Charter to the extent that~~

819	~~the Charterers are deprived of the use of the Vessel~~

820	~~and such breach continues for a period of fourteen (14)~~

821	~~running days after written notice thereof has been given~~

822	~~by the Charterers to the Owners, the Charterers shall~~

823	~~be entitled to terminate this Charter with immediate effect~~

824	~~by written notice to the Owners.~~

825	~~(c) Loss of Vessel~~

826	~~This Charter shall be deemed to be terminated if the~~

827	~~Vessel becomes a total loss or is declared as a~~

828	~~constructive or compromised or arranged total loss. For~~

829	~~the purpose of this sub clause, the Vessel shall not be~~

830	~~deemed to be lost unless she has either become an~~

831	~~actual total loss or agreement has been reached with~~

832	~~her underwriters in respect of her constructive,~~

833	~~compromised or arranged total loss or if such agreement~~

834	~~with her underwriters is not reached it is adjudged by a~~

835	~~competent tribunal that a constructive loss of the Vessel~~

836	~~has occurred.~~

837	~~(d) Either party shall be entitled to terminate this~~

838	~~Charter with immediate effect by written notice to the~~
839	~~other party in the event of an order being made or~~

840	~~resolution passed for the winding up, dissolution,~~

841 ~~liquidation or bankruptcy of the other party (otherwise~~

842 ~~than for the purpose of reconstruction or amalgamation)~~

843 ~~or if a receiver is appointed, or if it suspends payment,~~

844 ~~ceases to carry on business or makes any special~~

845 ~~arrangement or composition with its creditors.~~

846 ~~(e) The termination of this Charter shall be without~~

847 ~~prejudice to all rights accrued due between the parties~~

848 ~~prior to the date of termination and to any claim that~~

849 ~~either party might have.~~

850 29. Repossession

851	In the event ~~of~~ the Owners have made a request for redelivery of the Vessel ~~termination of this Charter~~ in

852 accordance with the applicable provisions of Clause ~~28~~40.3,

853	the Owners shall in addition have the right to repossess the Vessel

854 from the Charterers at her current or next port of call, or

855 at a port or place convenient to them without hindrance

856 or interference by the Charterers, courts or local

857 authorities. Pending physical repossession of the Vessel

858	in accordance with this Clause 29 and/or Clause 40 (Termination, ~~r~~Redelivery and tTotal lLoss), the Charterers shall

859 hold the Vessel as gratuitous bailee only to the Owners and the Charterers shall procure that the master and crew follow the orders and directions of the Owners. .

860 ~~The Owners shall arrange for an authorised represent~~

861 ~~ative to board the Vessel as soon as reasonably~~

862 ~~practicable following the termination of the Charter. The~~

863 ~~Vessel shall be deemed to be repossessed by the~~

864 ~~Owners from the Charterers upon the boarding of the~~

865 ~~Vessel by the Owners’ representative.~~ All arrangements

866 and expenses relating to the settling of wages,

867 disembarkation and repatriation of the Charterers’

868	Master, officers and crew shall be the sole responsibility

869 of the Charterers.

870 30. Dispute Resolution

871	*) (a) This ~~Contract~~ Charter and any non-contractual obligations airsing out of or in connection with it shall be governed by and construed

872 in accordance with English law and any dispute arising

873	out of or in connection with this ~~Contract~~ Charter shall be referred

874	to arbitration in London in accordance with the Arbitration

875	Act 1996 or any statutory modification or re-enactment

876	thereof save to the extent necessary to give effect to

877	the provisions of this Clause.

878	The arbitration shall be conducted in accordance with

879	the London Maritime Arbitrators Association (LMAA)

880	Terms current at the time when the arbitration proceed-

881	ings are commenced.

882	The reference shall be to three arbitrators. A party

883	wishing to refer a dispute to arbitration shall appoint its

884	arbitrator and send notice of such appointment in writing

885	to the other party requiring the other party to appoint its

886	own arbitrator within 14 calendar days of that notice and

887	stating that it will appoint its arbitrator as sole arbitrator

888	unless the other party appoints its own arbitrator and

889	gives notice that it has done so within the 14 days

890	specified. If the other party does not appoint its own

891	arbitrator and give notice that it has done so within the

892	14 days specified, the party referring a dispute to

893	arbitration may, without the requirement of any further

894	prior notice to the other party, appoint its arbitrator as

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II

BARECON 2001 Standard Bareboat Charter

895	sole arbitrator and shall advise the other party

896	accordingly. The award of a sole arbitrator shall be

897	binding on both parties as if he had been appointed by

898	agreement.

899	Nothing herein shall prevent the parties agreeing in

900	writing to vary these provisions to provide for the

901	appointment of a sole arbitrator.

902	In cases where neither the claim nor any counterclaim

903	exceeds the sum of US$50100,000 (or such other sum as

904	the parties may agree) the arbitration shall be conducted

905	in accordance with the LMAA Small Claims Procedure

906	current at the time when the arbitration proceedings are

907	commenced. The language or any arbitration proceedings shall be English.

908	~~*) (b) This Contract shall be governed by and construed~~

909	~~in accordance with Title 9 of the United States Code~~

910	~~and the Maritime Law of the United States and any~~

911	~~dispute arising out of or in connection with this Contract~~

912	~~shall be referred to three persons at New York, one to~~

913	~~be appointed by each of the parties hereto, and the third~~

914	~~by the two so chosen; their decision or that of any two~~

915	~~of them shall be final, and for the purposes of enforcing~~

916	~~any award, judgement may be entered on an award by~~

917	~~any court of competent jurisdiction. The proceedings~~

918	~~shall be conducted in accordance with the rules of the~~

919	~~Society of Maritime Arbitrators, Inc.~~

920	~~In cases where neither the claim nor any counterclaim~~

921	~~exceeds the sum of US$50,000 (or such other sum as~~

922	~~the parties may agree) the arbitration shall be conducted~~

923	~~in accordance with the Shortened Arbitration Procedure~~

924	~~of the Society of Maritime Arbitrators, Inc. current at~~

925	~~the time when the arbitration proceedings are commenced.~~

926	~~*) (c) This Contract shall be governed by and construed~~

927	~~in accordance with the laws of the place mutually agreed~~

928	~~by the parties and any dispute arising out of or in~~

929	~~connection with this Contract shall be referred to~~

930	~~arbitration at a mutually agreed place, subject to the~~

931	~~procedures applicable there.~~

932	~~(d) Notwithstanding (a), (b) or (c) above, the parties~~

933	~~may agree at any time to refer to mediation any~~

934	~~difference and/or dispute arising out of or in connection~~

935	~~with this Contract.~~

936	~~In the case of a dispute in respect of which arbitration~~

937	~~has been commenced under (a), (b) or (c) above, the~~

938	~~following shall apply:~~

939	~~(i) Either party may at any time and from time to time~~

940	~~elect to refer the dispute or part of the dispute to~~

941	~~mediation by service on the other party of a written~~

942	~~notice (the “Mediation Notice”) calling on the other~~

943	~~party to agree to mediation.~~

944	~~(ii) The other party shall thereupon within 14 calendar~~
945	~~days of receipt of the Mediation Notice confirm that~~

946	~~they agree to mediation, in which case the parties~~

947	~~shall thereafter agree a mediator within a further~~

948	~~14 calendar days, failing which on the application~~

949	~~of either party a mediator will be appointed promptly~~

950	~~by the Arbitration Tribunal (“the Tribunal”) or such~~

951	~~person as the Tribunal may designate for that~~

952	~~purpose. The mediation shall be conducted in such~~

953	~~place and in accordance with such procedure and~~

954	~~on such terms as the parties may agree or, in the~~

955	~~event of disagreement, as may be set by the~~

956	~~mediator.~~

957	~~(iii) If the other party does not agree to mediate, that~~

958	~~fact may be brought to the attention of the Tribunal~~

959	~~and may be taken into account by the Tribunal when~~

960	~~allocating the costs of the arbitration as between~~

961	~~the parties.~~

962	~~(iv) The mediation shall not affect the right of either~~

963	~~party to seek such relief or take such steps as it~~

964	~~considers necessary to protect its interest.~~

965	~~(v) Either party may advise the Tribunal that they have~~

966	~~agreed to mediation. The arbitration procedure shall~~

967	~~continue during the conduct of the mediation but~~

968	~~the Tribunal may take the mediation timetable into~~

969	~~account when setting the timetable for steps in the~~

970	~~arbitration.~~

971	~~(vi) Unless otherwise agreed or specified in the~~

972	~~mediation terms, each party shall bear its own costs~~

973	~~incurred in the mediation and the parties shall share~~

974	~~equally the mediator’s costs and expenses.~~

975	~~(vii) The mediation process shall be without prejudice~~

976	~~and confidential and no information or documents~~

977	~~disclosed during it shall be revealed to the Tribunal~~

978	~~except to the extent that they are disclosable under~~

979	~~the law and procedure governing the arbitration.~~

980	~~(Note: The parties should be aware that the mediation~~

981	~~process may not necessarily interrupt time limits.)~~

982	~~(e) If Box 35 in Part I is not appropriately filled in, sub clause~~

983	~~30(a) of this Clause shall apply. Sub clause 30(d) shall~~

984	~~apply in all cases.~~

985	~~*) Sub clauses 30(a), 30(b) and 30(c) are alternatives;~~

986	~~indicate alternative agreed in Box 35.~~

987	31. Notices See Clause 43 (Notices)

988	~~(a) Any notice to be given by either party to the other~~

989	~~party shall be in writing and may be sent by fax, telex,~~

990	~~registered or recorded mail or by personal service.~~

991	~~(b) The address of the Parties for service of such~~

992	~~communication shall be as stated in Boxes 3 and 4~~

993	~~respectively.~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART III

PROVISIONS TO APPLY FOR NEWBUILDING VESSELS ONLY

(Optional, only to apply if expressly agreed and stated in Box 37)

1.	~~Specifications and Building Contract~~

2	~~(a) The Vessel shall be constructed in accordance with~~

3	~~the Building Contract (hereafter called “the Building~~

4	~~Contract”) as annexed to this Charter, made between the~~

5	~~Builders and the Owners and in accordance with the~~

6	~~specifications and plans annexed thereto, such Building~~

7	~~Contract, specifications and plans having been counter~~

8	~~signed as approved by the Charterers.~~

9	~~(b) No change shall be made in the Building Contract or~~

10	~~in the specifications or plans of the Vessel as approved by~~

11	~~the Charterers as aforesaid, without the Charterers’~~

12	~~consent.~~

13	~~(c) The Charterers shall have the right to send their~~

14	~~representative to the Builders’ Yard to inspect the Vessel~~

15	~~during the course of her construction to satisfy themselves~~

16	~~that construction is in accordance with such approved~~

17	~~specifications and plans as referred to under sub clause~~

18	~~(a) of this Clause.~~

19	~~(d) The Vessel shall be built in accordance with the~~

20	~~Building Contract and shall be of the description set out~~

21	~~therein. Subject to the provisions of sub clause 2(c)(ii)~~

22	~~hereunder, the Charterers shall be bound to accept the~~

23	~~Vessel from the Owners, completed and constructed in~~

24	~~accordance with the Building Contract, on the date of~~

25	~~delivery by the Builders. The Charterers undertake that~~

26	~~having accepted the Vessel they will not thereafter raise~~

27	~~any claims against the Owners in respect of the Vessel’s~~

28	~~performance or specification or defects, if any.~~

29	~~Nevertheless, in respect of any repairs, replacements or~~

30	~~defects which appear within the first 12 months from~~

31	~~delivery by the Builders, the Owners shall endeavour to~~

32	~~compel the Builders to repair, replace or remedy any defects~~

33	~~or to recover from the Builders any expenditure incurred in~~

34	~~carrying out such repairs, replacements or remedies.~~

35	~~However, the Owners’ liability to the Charterers shall be~~

36	~~limited to the extent the Owners have a valid claim against~~

37	~~the Builders under the guarantee clause of the Building~~

38	~~Contract (a copy whereof has been supplied to the~~

39	~~Charterers). The Charterers shall be bound to accept such~~

40	~~sums as the Owners are reasonably able to recover under~~

41	~~this Clause and shall make no further claim on the Owners~~

42	~~for the difference between the amount(s) so recovered and~~

43	~~the actual expenditure on repairs, replacement or~~

44	~~remedying defects or for any loss of time incurred.~~

45	~~Any liquidated damages for physical defects or deficiencies~~

46	~~shall accrue to the account of the party stated in Box 41(a)~~

47	~~or if not filled in shall be shared equally between the parties.~~

48	~~The costs of pursuing a claim or claims against the Builders~~

49	~~under this Clause (including any liability to the Builders)~~

50	~~shall be borne by the party stated in Box 41(b) or if not~~

51	~~filled in shall be shared equally between the parties.~~

52	~~2. Time and Place of Delivery~~

53	~~(a) Subject to the Vessel having completed her~~

54	~~acceptance trials including trials of cargo equipment in~~

55	~~accordance with the Building Contract and specifications~~

56	~~to the satisfaction of the Charterers, the Owners shall give~~

57	~~and the Charterers shall take delivery of the Vessel afloat~~

58	~~when ready for delivery and properly documented at the~~

59	~~Builders’ Yard or some other safe and readily accessible~~

60	~~dock, wharf or place as may be agreed between the parties~~

61	~~hereto and the Builders. Under the Building Contract the~~
62	~~Builders have estimated that the Vessel will be ready for~~

63	~~delivery to the Owners as therein provided but the delivery~~

64	~~date for the purpose of this Charter shall be the date when~~

65	~~the Vessel is in fact ready for delivery by the Builders after~~

66	~~completion of trials whether that be before or after as~~

67	~~indicated in the Building Contract. The Charterers shall not~~

68	~~be entitled to refuse acceptance of delivery of the Vessel~~

69	~~and upon and after such acceptance, subject to Clause~~

70	~~1(d), the Charterers shall not be entitled to make any claim~~

71	~~against the Owners in respect of any conditions,~~

72	~~representations or warranties, whether express or implied,~~

73	~~as to the seaworthiness of the Vessel or in respect of delay~~

74	~~in delivery.~~

75	~~(b) If for any reason other than a default by the Owners~~

76	~~under the Building Contract, the Builders become entitled~~

77	~~under that Contract not to deliver the Vessel to the Owners,~~

78	~~the Owners shall upon giving to the Charterers written~~

79	~~notice of Builders becoming so entitled, be excused from~~

80	~~giving delivery of the Vessel to the Charterers and upon~~

81	~~receipt of such notice by the Charterers this Charter shall~~

82	~~cease to have effect.~~

83	~~(c) If for any reason the Owners become entitled under~~

84	~~the Building Contract to reject the Vessel the Owners shall,~~

85	~~before exercising such right of rejection, consult the~~

86	~~Charterers and thereupon~~

87	~~(i) if the Charterers do not wish to take delivery of the Vessel~~

88	~~they shall inform the Owners within seven (7) running days~~

89	~~by notice in writing and upon receipt by the Owners of such~~

90	~~notice this Charter shall cease to have effect; or~~

91	~~(ii) if the Charterers wish to take delivery of the Vessel~~

92	~~they may by notice in writing within seven (7) running days~~

93	~~require the Owners to negotiate with the Builders as to the~~

94	~~terms on which delivery should be taken and/or refrain from~~

95	~~exercising their right to rejection and upon receipt of such~~

96	~~notice the Owners shall commence such negotiations and/~~

97	~~or take delivery of the Vessel from the Builders and deliver~~

98	~~her to the Charterers;~~

99	~~(iii) in no circumstances shall the Charterers be entitled to~~

100	~~reject the Vessel unless the Owners are able to reject the~~

101	~~Vessel from the Builders;~~

102	~~(iv) if this Charter terminates under sub clause (b) or (c) of~~

103	~~this Clause, the Owners shall thereafter not be liable to the~~

104	~~Charterers for any claim under or arising out of this Charter~~

105	~~or its termination.~~

106	~~(d) Any liquidated damages for delay in delivery under the~~

107	~~Building Contract and any costs incurred in pursuing a claim~~

108	~~therefor shall accrue to the account of the party stated in~~

109	~~Box 41(c) or if not filled in shall be shared equally between~~

110	~~the parties.~~

111	~~3. Guarantee Works~~

112	~~If not otherwise agreed, the Owners authorise the~~

113	~~Charterers to arrange for the guarantee works to be~~

114	~~performed in accordance with the building contract terms,~~

115	~~and hire to continue during the period of guarantee works.~~

116	~~The Charterers have to advise the Owners about the~~

117	~~performance to the extent the Owners may request.~~

118	~~4. Name of Vessel~~

119	~~The name of the Vessel shall be mutually agreed between~~

120	~~the Owners and the Charterers and the Vessel shall be~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART III

PROVISIONS TO APPLY FOR NEWBUILDING VESSELS ONLY

(Optional, only to apply if expressly agreed and stated in Box 37)

~~121   painted in the colours, display the funnel insignia and fly~~

~~122   the house flag as required by the Charterers.~~

~~123   5. Survey on Redelivery~~

~~124   The Owners and the Charterers shall appoint surveyors~~

~~125   for the purpose of determining and agreeing in writing the~~

~~126   condition of the Vessel at the time of re delivery.~~

~~127   Without prejudice to Clause 15 (Part II), the Charterers~~

~~128   shall bear all survey expenses and all other costs, if any,~~

~~129   including the cost of docking and undocking, if required,~~

~~130   as well as all repair costs incurred. The Charterers shall~~

~~131   also bear all loss of time spent in connection with any~~

~~132   docking and undocking as well as repairs, which shall be~~

~~133   paid at the rate of hire per day or pro rata.~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART IV

HIRE/PURCHASE AGREEMENT

(Optional, only to apply if expressly agreed and stated in Box 42)

1	~~On expiration of this Charter and provided the Charterers~~

2	~~have fulfilled their obligations according to Part I and II~~

3	~~as well as Part III, if applicable, it is agreed, that on~~

4	~~payment of the final payment of hire as per Clause 11~~

5	~~the Charterers have purchased the Vessel with~~

6	~~everything belonging to her and the Vessel is fully paid~~

7	~~for.~~

8	~~In the following paragraphs the Owners are referred to~~

9	~~as the Sellers and the Charterers as the Buyers.~~

10	~~The Vessel shall be delivered by the Sellers and taken~~

11	~~over by the Buyers on expiration of the Charter.~~

12	~~The Sellers guarantee that the Vessel, at the time of~~

13	~~delivery, is free from all encumbrances and maritime~~

14	~~liens or any debts whatsoever other than those arising~~

15	~~from anything done or not done by the Buyers or any~~

16	~~existing mortgage agreed not to be paid off by the time~~

17	~~of delivery. Should any claims, which have been incurred~~

18	~~prior to the time of delivery be made against the Vessel,~~

19	~~the Sellers hereby undertake to indemnify the Buyers~~

20	~~against all consequences of such claims to the extent it~~

21	~~can be proved that the Sellers are responsible for such~~

22	~~claims. Any taxes, notarial, consular and other charges~~

23	~~and expenses connected with the purchase and~~

24	~~registration under Buyers’ flag, shall be for Buyers’~~

25	~~account. Any taxes, consular and other charges and~~

26	~~expenses connected with closing of the Sellers’ register,~~
27	~~shall be for Sellers’ account.~~

28	~~In exchange for payment of the last month’s hire~~

29	~~instalment the Sellers shall furnish the Buyers with a~~

30	~~Bill of Sale duly attested and legalized, together with a~~

31	~~certificate setting out the registered encumbrances, if~~

32	~~any. On delivery of the Vessel the Sellers shall provide~~

33	~~for deletion of the Vessel from the Ship’s Register and~~

34	~~deliver a certificate of deletion to the Buyers.~~

35	~~The Sellers shall, at the time of delivery, hand to the~~

36	~~Buyers all classification certificates (for hull, engines,~~

37	~~anchors, chains, etc.), as well as all plans which may~~

38	~~be in Sellers’ possession.~~

39	~~The Wireless Installation and Nautical Instruments,~~

40	~~unless on hire, shall be included in the sale without any~~

41	~~extra payment.~~

42	~~The Vessel with everything belonging to her shall be at~~

43	~~Sellers’ risk and expense until she is delivered to the~~

44	~~Buyers, subject to the conditions of this Contract and~~

45	~~the Vessel with everything belonging to her shall be~~

46	~~delivered and taken over as she is at the time of delivery,~~

47	~~after which the Sellers shall have no responsibility for~~

48	~~possible faults or deficiencies of any description.~~

49	~~The Buyers undertake to pay for the repatriation of the~~

50	~~Master, officers and other personnel if appointed by the~~

51	~~Sellers to the port where the Vessel entered the Bareboat~~

52	~~Charter as per Clause 3 (Part II) or to pay the equivalent~~

53	~~cost for their journey to any other place.~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART V

PROVISIONS TO APPLY FOR VESSELS REGISTERED IN A BAREBOAT CHARTER REGISTRY

(Optional, only to apply if expressly agreed and stated in Box 43)

1	~~1. Definitions~~

2	~~For the purpose of this PART V, the following terms shall~~

3	~~have the meanings hereby assigned to them:~~

4	~~“The Bareboat Charter Registry” shall mean the registry~~

5	~~of the State whose flag the Vessel will fly and in which~~

6	~~the Charterers are registered as the bareboat charterers~~

7	~~during the period of the Bareboat Charter.~~

8	~~“The Underlying Registry” shall mean the registry of the~~

9	~~state in which the Owners of the Vessel are registered~~

10	~~as Owners and to which jurisdiction and control of the~~

11	~~Vessel will revert upon termination of the Bareboat~~

12	~~Charter Registration.~~

13	~~2. Mortgage~~

14	~~The Vessel chartered under this Charter is financed by~~

15	~~a mortgage and the provisions of Clause 12(b) (Part II)~~

16	~~shall apply.~~

17	~~3. Termination of Charter by Default~~

18	~~If the Vessel chartered under this Charter is registered~~

19	~~in a Bareboat Charter Registry as stated in Box 44, and~~

20	~~if the Owners shall default in the payment of any amounts~~

21	~~due under the mortgage(s) specified in Box 28, the~~

22	~~Charterers shall, if so required by the mortgagee, direct~~

23	~~the Owners to re register the Vessel in the Underlying~~

24	~~Registry as shown in Box 45.~~

25	~~In the event of the Vessel being deleted from the~~

26	~~Bareboat Charter Registry as stated in Box 44, due to a~~

27	~~default by the Owners in the payment of any amounts~~

28	~~due under the mortgage(s), the Charterers shall have~~

29	~~the right to terminate this Charter forthwith and without~~

30	~~prejudice to any other claim they may have against the~~

31	~~Owners under this Charter.~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

EXECUTION VERSION

ADDITIONAL CLAUSES TO BARECON 2001

DATED 12 June 2020

CLAUSE 32 — CHARTER PERIOD

32.1	For the avoidance of doubt, notwithstanding the fact that the Charter Period shall commence on the Commencement Date, this Charter shall be:

(a)	in full force and effect; and

(b)	valid, binding and enforceable against the parties hereto,

with	effect from the date of this Charter until the end of the Charter Period (subject to the terms of this Charter).

32.2	The charter period shall, subject to the terms of this Charter, continue for a period of eighty-four (84) months from the Commencement Date.

CLAUSE 33 — CANCELLATION

33.1	If:

(a)	a Termination Event occurs prior to the delivery of the Vessel by the Charterers as sellers to Owners as buyers under the MOA;

(b)

it becomes unlawful for the Owners (as buyers) to perform or comply with any or all of their obligations under the MOA or any of the obligations of the Owners under the MOA are not or cease to be legal, valid, binding and enforceable; and/or

(c)

the MOA expires, is cancelled, terminated, rescinded or suspended or otherwise ceases to remain in full force and effect for any reason and/or the Vessel is not delivered on or prior to the Cancelling Date, then this Charter shall immediately terminate and be cancelled, provided that any provision hereof expressed to survive such termination or cancellation shall so do in accordance with its terms) without the need for either of the Owners or the Charterers to take any action whatsoever, provided that the Owners shall be entitled to retain all fees or amounts paid by the Charterers pursuant to Clause 41.1 and Clause 41.2 (and without prejudice to Clause 41.1 or Clause 41.2, if such fees or amounts have not been paid but are due and payable, the Charterers shall forthwith pay such fees or amounts to the Owners) and such payment thereof and the payment of all other amounts payable under this Charter which have fallen due on or prior to the date on which this Charter may be terminated pursuant to this Clause 33.1 but which remain unpaid is acknowledged by the Charterers to be proportionate as to amount, having regard to the legitimate interest of the Owners, in protecting against the Owners’ risk of the Charterers failing to perform its obligations under this Charter.

CLAUSE 34 — DELIVERY OF VESSEL

34.1

(a)	This Charter is part of a transaction involving the sale, purchase and charter back of the Vessel and constitutes one of the Leasing Documents.

(b)	The obligation of the Owners to charter the Vessel to the Charterers hereunder is subject to and conditional upon:

(i)

the delivery of the Vessel by the Charterers as sellers to the Owners as buyers in accordance with the terms of the MOA with such Delivery occurring on or before the Cancelling Date (and, for the purposes of this Charter, the Vessel shall be deemed delivered to the Charterers simultaneously with delivery of the Vessel to the Owners pursuant to the MOA);

(ii)	no Potential Termination Event or Termination Event has occurred and is continuing at the relevant time;

(iii)	the representations and warranties contained in Clause 45 being true and correct on the date of this Charter and on the Delivery Date;

(iv)	the Owners having received from the Charterers:

(A)	on or prior to the submission of a Payment Notice (as defined in the MOA) under the MOA, the documents or evidence set out in Part A of Schedule II in form and substance satisfactory to them;

(B)	on or prior to Delivery, the documents or evidence set out in Part B of Schedule II in form and substance satisfactory to them; and

(C)	after Delivery, the documents or evidence set out in Part C of Schedule II in form and substance satisfactory to them within the time periods set out thereunder;

and if any of the documents listed in sub-paragraph (iv) above are not in the English language then they shall be accompanied by a certified English translation.

34.2

The conditions precedent and conditions subsequent specified in 34.134.1(b) are inserted for the sole benefit of the Owners and may be waived or deferred in whole or in part and with or without conditions by the Owners.

34.3

On delivery to and acceptance by the Owners (in their capacity as buyers) of the Vessel under the MOA from the Charterers (in their capacity as sellers) and subject to the provisions of this Clause 34, the Vessel shall be deemed to have been delivered to, and accepted without reservation by, the Charterers under this Charter and the Charterers shall become and be entitled to the possession and use of the Vessel on and subject to the terms and conditions of this Charter.

34.4

On Delivery, as evidence of the commencement of the Charter Period the Charterers shall sign and deliver to the Owners the Acceptance Certificate. Without prejudice to this Clause 34.4, the Charterers shall be deemed to have accepted the Vessel under this Charter and the commencement of the Charter Period having started, on Delivery even if for whatever reason, the Acceptance Certificate is not signed and/or the Charterers do not take actual possession of the Vessel at that time.

34.5

The Charterers shall not be entitled for any reason whatsoever to refuse to accept delivery of the Vessel under this Charter once the Vessel has been delivered to and accepted by the Owners under the MOA from the Charterers as sellers, and the Owners shall not be liable for any losses, costs or expenses whatsoever or howsoever arising including, without limitation, any loss of profit or any loss or otherwise:

(a)	resulting directly or indirectly from any defect or alleged defect in the Vessel or any failure of the Vessel; or

(b)	arising from any delay in the commencement of the Charter Period or any failure of the Charter Period to commence.

34.6

The Owners will not and shall not be obliged to deliver the Vessel to the Charterers with any bunkers and unused lubricating oils and greases (whether in storage tanks and unopened drums or otherwise) except such items (including bunkers, lubricating oils, unbroached provisions, paints, ropes and other consumable stores) as are on the Vessel on Delivery under the MOA (and without any liability for the quality, quantity or fitness of the same accruing to Owners).

34.7	The Charterers shall, following the Owners’ delivery of items on board the Vessel on Delivery pursuant to Clause 34.6, keep all such items on board the Vessel for the Charterers’ own use.

CLAUSE 35 — QUIET ENJOYMENT

35.1

Provided that no Potential Termination Event or Termination Event has occurred, the Owners hereby agree not to disturb or interfere (or instruct another party to disturb or interfere) with the Charterers’ lawful use, possession and quiet enjoyment of the Vessel during the Charter Period.

35.2	Subject to Clause 35.1 above, the Charterers acknowledge that, at any time during the Charter Period:

(a)

the Owners are entitled to enter into certain funding arrangements with their financier(s), (the “Mortgagee”), in order to finance in part or in full the Purchase Price, which funding arrangements may be secured, inter alia, by the relevant Financial Instruments;

(b)	the Owners may do any of the following as security for the funding arrangements referred to in paragraph (a) above, in each case, without the prior consent of the Charterers:

(i)	execute a ship mortgage over the Vessel or any other Financial Instrument in favour of a Mortgagee;

(ii)	assign their rights and interests to, in or in connection with this Charter and any other Leasing Document in favour of that Mortgagee;

(iii)	assign their rights and interests to, in or in connection with the Insurances, the Earnings and the Requisition Compensation of the Vessel in favour of that Mortgagee; and

(iv)	enter into any other document or arrangement which is necessary to give effect to such financing arrangements; and

(c)

the Charterers undertake to comply, and provide such information and documents reasonably required to enable the Owners to comply, with all such instructions or directions in regard to the employment, insurances, operation, repairs and maintenance of the Vessel as laid down in any Financial Instrument or as may be directed from to time during the currency of this Charter by the Mortgagee in conformity with any Financial Instrument. The Charterers further agree and acknowledge all relevant terms, conditions and provisions of each Financial Instrument (if any) and agree to acknowledge this in writing in any form that may be reasonably required by the Mortgagee.

(d)

The Owners shall use commercially reasonable endeavours to procure that their financier(s) enter into a quiet enjoyment agreement with the Charterers on such terms as may be agreed between the Owners, the Mortgagee and the Charterers.

CLAUSE 36 — CHARTERHIRE, ADVANCE CHARTERHIRE AND DEPOSIT

36.1

In consideration of the Owners agreeing to charter the Vessel to the Charterers under this Charter at the request of the Charterers, the Charterers hereby irrevocably and unconditionally agree to pay to the Owners, the Charterhire, the Advance Charterhire, the Deposit and the Purchase Obligation Price or, as the case may be, the Purchase Option Price in accordance with the terms of this Charter.

36.2	The Charterers shall pay to the Owners on the Commencement Date:

(a)	the Advance Charterhire; and

(b)	the Deposit,

and the Charterers shall be deemed to have paid such amounts to the Owners on Delivery upon the Owners setting off (i) a portion equal to the Advance Charterhire and (ii) a portion equal to the Deposit, of the Purchase Price payable by the Owners under the MOA against the Charterers’ obligation to pay the Advance Charterhire and the Deposit respectively under this Charter.

36.3

Subject to the terms of this Clause 36, the Charterers shall pay the Charterhire quarterly in arrears in twenty-eight (28) consecutive instalments to the Owners under this Charter with the first instalment of the Charterhire payable on the date falling three (3) months after the Commencement Date, each subsequent instalment of Charterhire (other than the last instalment of Charterhire) shall be paid at 3-monthly intervals thereafter and the final instalment of the Charterhire payable on the date eighty-four (84) months after the Commencement Date.

36.4

The Vessel shall not at any time be deemed off-hire and the Charterers’ obligation to pay all Charterhire, the Advance Charterhire, the Deposit and other amounts payable under the Leasing Documents shall be absolute and unconditional under any and all circumstances and shall not be affected by any circumstances of any nature whatsoever including but not limited to:

(a)

any set-off (other than the Advance Charterhire and the Deposit which shall be set-off pursuant to Clause 36.2 or, as the case may be, 48.1), counterclaim, recoupment, defence, claim or other right which the Charterers may at any time have against the Owners or any other person for any reason whatsoever including, without limitation, any act, omission or breach on the part of the Owners under this Charter or any other agreement at any time existing between the Owners and the Charterers;

(b)

any change, extension, indulgence or other act or omission in respect of any indebtedness or obligation of the Charterers, or any sale, exchange, release or surrender of, or other dealing in, any security for any such indebtedness or obligation;

(c)	any title defect or encumbrance or any dispossession of the Vessel by title paramount or otherwise;

(d)	any defect in the seaworthiness, condition, value, design, merchantability, operation or fitness for use of the Vessel or the ineligibility of the Vessel for any particular trade;

(e)	the Total Loss or any damage to or forfeiture or court marshall’s or other sale of the Vessel;

(f)

any libel, attachment, levy, detention, sequestration or taking into custody of the Vessel or any restriction or prevention of or interference with or interruption or cessation in, the use or possession thereof by the Charterers;

(g)	any insolvency, bankruptcy, reorganization, arrangement, readjustment, dissolution, liquidation or similar proceedings by or against the Charterers;

(h)

any invalidity, unenforceability, lack of due authorization or other defects, or any failure or delay in performing or complying with any of the terms and provisions of this Charter or the other Leasing Documents by any party to this Charter or any other person;

(i)	any enforcement or attempted enforcement by the Owners of their rights under this Charter or any of the Leasing Documents executed or to be executed pursuant to this Charter;

(j)

any loss of use of the Vessel due to deficiency or default or strike of officers or crew, fire, breakdown, damage, accident, defective cargo or any other cause which would or might but for this provision have the effect of terminating or in any way affecting any obligation of the Charterers under this Charter; or

(k)

any prevention, delay, deviation or disruption in the use of the Vessel resulting from the wide outbreak of any viruses (including the 2019 novel coronavirus), including but not limited to those caused by:

(i)	closure of ports;

(ii)	prohibitions or restrictions against the Vessel calling at or passing through certain ports;

(iii)	restriction in the movement of personnel and/or shortage of labour affecting the operation of the Vessel or the operation of the ports (including stevedoring operations);

(iv)	quarantine regulations affecting the Vessel, its cargo, the crew members or relevant port personnel;

(v)	fumigation or cleaning of the Vessel; or

(vi)

any claims raised by any sub-charterer or manager of the Vessel that a force majeure event or termination event (or any other analogous event howsoever called) has occurred under the relevant charter agreement or management agreement (as the case may be) of the Vessel as a result of the outbreak of such viruses.

36.5	Time of payment of the Charterhire, the Advance Charterhire, the Deposit and other payments by the Charterers shall be of the essence of this Charter and the other Leasing Documents.

36.6

All payments of the Charterhire, the Advance Charterhire, the Deposit and any other amounts payable under the Leasing Documents shall be made in Dollars and shall be received by the Owners in same day available funds and by not later than 5.00p.m. (Beijing time) on the due date thereof.

36.7	All Charterhire and any moneys payable hereunder shall be payable by the Charterers to the Owners to such account as the Owners may notify the Charterers in writing.

36.8	Payment of the Charterhire, the Advance Charterhire, the Deposit and any other amounts payable to the Owners under the Leasing Documents shall be at the Charterers’ risk until receipt by the Owners.

36.9

All stamp duty, value added tax, withholding or other taxes (excluding taxes levied on the overall income of the Owners) and import and export duties and all other similar types of charges which may be levied or assessed on or in connection with:

(a)	the operation of this Charter in respect of the hire and all other payments to be made pursuant to this Charter and the remittance thereof to the Owners; and

(b)	the import, export, purchase, delivery and re-delivery of the Vessel,

shall be borne by the Charterers. The Charterers shall pay, if applicable, value added tax and other similar tax levied on any Charterhire, the Advance Charterhire, the Deposit and any other payments payable under this Charter by addition to, and at the time of payment of, such amounts.

36.10

If the Charterers fail to make any payment due under this Charter on the due date, they shall pay interest on such late payment at the default rate of 2% plus the Interest Rate per annum from the date on which such payment became due until the date of payment thereof.

36.11

All interest (including default interest) and any other payments under this Charter which are of an annual or periodic nature shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed and a 360 day year.

36.12	Any payment which is due to be made on a day which is not a Business Day, shall be made on the preceding Business Day in the same calendar month.

CLAUSE 37 — POSSESSION OF VESSEL

37.1

The Charterers shall not, without the prior written consent of the Owners, assign, mortgage or pledge the Vessel or any interest therein, its Earnings, Insurances and Requisition Compensation and/or any of its rights and interests under any Approved Sub-charter, and shall not permit the creation of any Security Interest thereon other than the Permitted Security Interests.

37.2

The Charterers shall promptly notify each Approved Sub-charterer or such other party as the Owners may request, in writing that the Vessel is the property of the Owners and the Charterers shall use commercially reasonable endeavours to provide the Owners with a copy of such written acknowledgement in such form and substance satisfactory to the Owners evidencing that such party has received such written notification.

37.3

If the Vessel is arrested, seized, impounded, forfeited, detained or taken out of their possession or control (whether or not pursuant to any distress, execution or other legal process), the Charterers shall procure the immediate release of the Vessel (whether by providing bail or procuring the provision of security or otherwise do such lawful things as the circumstances may require) and shall immediately notify the Owners of such event and shall indemnify the Owners against all documented losses, costs or charges incurred by the Owners by reason thereof in retaking possession or otherwise in re-acquiring the Vessel. Without prejudice to the generality of the foregoing, the Charterers agree to indemnify the Owners against all consequences or liabilities arising from the master, officers or agents signing bills of lading or other documents.

37.4

The Charterers shall pay and discharge or cause that any sub-charterer of the Vessel shall promptly pay and discharge all obligations and liabilities whatsoever which have given or may give rise to liens on or claims enforceable against the Vessel and take all steps to prevent an arrest (threatened or otherwise) of the Vessel.

Clause 38 — INSURANCE

38.1	The Charterers shall procure that insurances are effected:

(a)	in Dollars;

(b)

in the case of fire and usual hull and machinery, marine risks and war risks (including blocking and trapping), on an agreed value basis in an amount equal to the higher from time to time of: (i) taking into account increased value insurance in a proportion of cover of up to 30%, 120% of the then Outstanding Principal Balance and (ii) the then applicable Market Value;

(c)

in the case of oil pollution liability risks for the Vessel, for an aggregate amount equal to the highest level of cover from time to time available under protection and indemnity club entry and in the international marine insurance market and for an amount of not less than $1,000,000,000;

(d)	in relation to protection and indemnity risks in respect of the full tonnage of the Vessel;

(e)

through approved brokers and with first class international insurers and/or underwriters acceptable to the Owners (acting reasonably) and their financiers (if any) (including having a Standard & Poor’s rating of BBB+ or above, a Moody’s rating of A or above or an AM Best rating of A- or above) or, in the case of war risks and protection and indemnity risks, in a war risks and protection and indemnity risks associations acceptable to the Owners (acting reasonably) and their financiers (if any) (including being a member of the International Group of Protection and Indemnity Clubs);

(f)	on no less favourable terms which the Charterers may be under an obligation (if any) to maintain under the terms of any Approved Sub-charter; and

(g)	otherwise in form and substance and on terms satisfactory to the Owners and their financiers (if any).

38.2	In addition to the terms set out in Clause 13(a), the Charterers shall procure that the obligatory insurances shall:

(a)

subject always to paragraph (ii), name the Charterers, the Approved Manager and the Owners (if so required by the Owners) as the only named assureds unless the interest of every other named assured or co-assured is limited:

(ii)	in respect of any obligatory insurances for hull and machinery and war risks;

(1)	to any provable out-of-pocket expenses that they have incurred and which form part of any recoverable claim on underwriters; and

(2)	to any third party liability claims where cover for such claims is provided by the policy (and then only in respect of discharge of any claims made against them); and

(iii)

in respect of any obligatory insurances for protection and indemnity risks, to any recoveries they are entitled to make by way of reimbursement following discharge of any third party liability claims made specifically against them, and every other named assured or co-assured has undertaken in writing to the Owners or their financiers in such form as they may require, that any deductible shall be apportioned between the Charterers and every other named assured or co-assured in proportion to the gross claims made by or paid to each of them and that they shall do all things necessary and provide all documents, evidence and information to enable the Owners and their financiers (if any) in accordance with the terms of the loss payable clause, to collect or recover any moneys which at any time become payable in respect of the obligatory insurances;

(b)	whenever the Owners or a financier of the Owners requires:

(i)

in respect of fire and other usual marine risks and war risks, name (or be amended to name) the same as additional named assured for their rights and interests, warranted no operational interest and with full waiver of rights of subrogation against such financiers, but without such financiers thereby being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance;

(ii)

in relation to protection and indemnity risks, name (or be amended to name) the same as additional insured or co-assured for their rights and interests to the extent permissible under the relevant protection and indemnity club rules; and

(iii)

name the Owners’ financiers (as applicable) and the Owners (as applicable) as the first ranking loss payee and the second ranking loss payee respectively (and in the absence of any financiers, the Owners as first ranking loss payee) in accordance with the terms of the relevant loss payable clauses approved by the Owners’ financiers and the Owners (such approval not to be unreasonably withheld) with such directions for payment in accordance with the terms of such relevant loss payable clause, as the Owners and their financiers (if any) may specify;

(c)

provide that all payments by or on behalf of the insurers under the obligatory insurances to the Owners and/or their financiers (as applicable) shall be made without set-off, counterclaim or deductions or condition whatsoever;

(d)	provide that such obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Owners or their financiers (if any);

(e)	provide that the Owners and/or their financiers (if any) may make proof of loss if the Charterers fail to do so; and

(f)

provide that if any obligatory insurance is cancelled, or if any substantial change is made in the coverage which adversely affects the interest of the Owners, or if any obligatory insurance is allowed to lapse for non-payment of premium, such cancellation, change or lapse shall not be effective with respect to the Owners and/or their financiers (if any) for fourteen (14) days (or seven (7) days in the case of war risks), or such other period as may be agreed by the Owners and/or their financiers (if any), after receipt by the Owners and/or their financiers (if any) of prior written notice from the insurers of such cancellation, change or lapse.

38.3	The Charterers shall:

(a)

at least fourteen (14) days prior to Delivery (or such shorter period agreed by the parties), notify in writing the Owners (copied to their financiers (if any)) of the terms and conditions of all Insurances;

(b)

at least fourteen (14) days before the expiry of any obligatory insurance (which for these purposes and also for the purposes of paragraphs (c) and (d) below includes any cover placed pursuant to Clause 38.15), notify the Owners (copied to their financiers (if any)) of the brokers (or other insurers) and any protection and indemnity or war risks association through or with whom the Charterers propose to renew that obligatory insurance and of the proposed terms of renewal and obtain the Owners’ approval (such approval not to be unreasonably withheld and in any event, having regard to the requirements on insurance cover referred to under this Charter);

(c)

at least seven (7) days before the expiry of any obligatory insurance, procure that such obligatory insurance is renewed or to be renewed on its expiry date in accordance with the provisions of this Charter;

(d)

procure that the approved brokers and/or the war risks and protection and indemnity associations with which such a renewal is effected shall promptly after the renewal or the effective date of the new insurance and protection and indemnity cover notify the Owners (copied to their financiers (if any)) in writing of the terms and conditions of the renewal; and

(e)

as soon as practicable after the expiry of any obligatory insurance, deliver to the Owners a letter of undertaking as required by this Charter in respect of such Insurances for the Vessel as renewed pursuant to this Clause 38.3 together with copies of the relevant policies or cover notes or entry certificates duly endorsed with the interest of the Owners and/or their financiers (if any).

38.4

The Charterers shall ensure that all insurance companies and/or underwriters, and/or (if any) insurance brokers provide the Owners with all copies of policies, cover notes and certificates of entry (or originals where so requested by the Owners following the occurrence of a Termination Event or Potential Termination Event) relating to the obligatory insurances which they are to effect or renew and of a letter or letters or undertaking in a form required by the Owners and/or their financiers (if any) (which the Charterers shall procure the relevant insurance companies, underwriters and/or insurance brokers to provide upon renewal or receipt of the insurance companies, underwriters and/or insurance brokers or an executed notice of assignment), and such letter or letters of undertaking shall include undertakings by the insurance companies and/or underwriters that:

(a)	they will have endorsed on each policy, immediately upon issue, a loss payable clause and a notice of assignment complying with the provisions of this Charter and the Financial Instruments;

(b)	they will hold the benefit of such policies and such insurances, to the order of the Owners and/or their financiers (if any) and/or such other party in accordance with the said loss payable clause;

(c)	they will advise the Owners and their financiers (if any) promptly of any material change to the terms of the obligatory insurances of which they are aware;

(d)

(i) they will indicate in the letters of undertaking that they will immediately notify the Owners and their financiers (if any) when any cancellation, charge or lapse of the relevant obligatory insurance occur and (ii) following a written application from the Owners and/or their financiers (if any) not later than one (1) month before the expiry of the obligatory insurances they will notify the Owners and their financiers (if any) not less than fourteen (14) days before the expiry of the obligatory insurances, in the event of their not having received notice of renewal instructions from the Charterers and, in the event of their receiving instructions to renew, they will promptly notify the Owners and their financiers (if any) of the terms of the instructions; and

(e)

if any of the obligatory insurances form part of any fleet cover, the Charterers shall procure that the insurance broker(s), or leading insurer, as the case may be, undertakes to the Owners and their financiers (if any) that such insurance broker or insurer will not set off against any sum recoverable in respect of a claim relating to the Vessel under such obligatory insurances any premiums due in respect of any other vessel under any fleet cover of which the Vessel forms a part or any premium due for other insurances, they waive any lien on the policies, or any sums received under them, which they might have in respect of such premiums, and they will not cancel such obligatory insurances by reason of non-payment of such premiums or other amounts, and will arrange for a separate policy to be issued in respect of the Vessel forthwith upon being so requested by the Owners and/or their financiers (if any) and where practicable.

38.5	The Charterers shall ensure that any protection and indemnity and/or war risks associations in which the Vessel is entered provides the Owners and their financiers (if any) with:

(a)	a copy of the certificate of entry for the Vessel as soon as such certificate of entry is issued;

(b)	a letter or letters of undertaking in such form as may be required by the Owners and their financiers (if any) or in such association’s standard form; and

(c)	a copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to the Vessel.

38.6	The Charterers shall ensure that all policies relating to obligatory insurances are deposited with the approved brokers through which the insurances are effected or renewed.

38.7	The Charterers shall procure that all premiums or other sums payable in respect of the obligatory insurances are punctually paid and produce all relevant receipts when so required by the Owners.

38.8	The Charterers shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.

38.9

The Charterers shall neither do nor omit to do (nor permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part; and, in particular:

(a)

the Charterers shall procure that all necessary action is taken and all requirements are complied with which may from time to time be applicable to the obligatory insurances, and (without limiting the obligations contained in this Clause 38) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Owners have not given their prior approval (unless such exclusions or qualifications are made in accordance with the rules of a protection and indemnity association which is a member of the International Group of protection and indemnity associations) (such approval not to be unreasonably withheld);

(b)

the Charterers shall not make or permit any changes relating to the classification or classification society or manager or operator of the Vessel unless such changes have first been approved by the underwriters of the obligatory insurances or the Owners (such approval not to be unreasonably withheld, and subject always to the Owners receiving credit approval on such changes);

(c)

the Charterers shall procure that all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which the Vessel is entered to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation) are made and the Charterers shall promptly provide the Owners with copies of such declarations and a copy of the certificate of financial responsibility; and

(d)

the Charterers shall not employ the Vessel, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

38.10

The Charterers shall not make or agree to any material alteration to the terms of any obligatory insurance nor waive any right relating to any obligatory insurance which would or would potentially have an adverse effect on the rights of the Owners under the Leasing Documents, in each case without the prior written consent (such consent not to be unreasonably withheld) of the Owners and their financiers (if any), and for the purposes of this Clause 38.10, “material” alterations shall include, without limitation, any change to the identity of the beneficiaries under such insurances or scope of cover, reduction to the insured amount, limitation on the scope of the cover and any other amendment which would cause a breach under the terms of this Charter, any Approved Sub-charter or any other Leasing Document.

38.11

The Charterers shall not settle, compromise or abandon any claim under any obligatory insurance for a Total Loss or for a Major Casualty, and shall do all things necessary and provide all documents, evidence and information to enable the Owners to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.

38.12	The Charterers shall provide the Owners, promptly upon the Owners’ written request, copies of:

(a)	all communications between the Charterers and:

(i)	the approved brokers; and

(ii)	the approved protection and indemnity and/or war risks associations; and

(iii)	the approved international insurers and/or underwriters, which relate directly or indirectly to:

(A)	the Charterers’ obligations relating to the obligatory insurances including, without limitation, all requisite declarations and payments of additional premiums or calls; and

(B)

any credit arrangements made between the Charterers and any of the persons referred to in paragraphs (i) or (ii) relating wholly or partly to the effecting or maintenance of the obligatory insurances; and any communication with all parties involved in case of a claim under any of the Vessel’s insurances.

38.13	The Charterers shall promptly provide the Owners (or any persons which they may designate) with any information which the Owners or their financiers (if any) may request for the purpose of:

(a)	obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or

(b)	effecting, maintaining or renewing any such insurances as are referred to in Clause 13(a) or this Clause 38 or dealing with or considering any matters relating to any such insurances.

38.14

If one or more of the obligatory insurances are not effected and maintained with first class international insurers or are effected with an insurance or captive subsidiary of the Owners or the Charterers, then the Charterers shall procure, at their own expense, that the relevant insurers maintain in full force and effect facultative reinsurances with reinsurers and through brokers, in each case, of recognised standing and acceptable in all respects to the Owners and their financiers (if any). Any reinsurance policy shall include, if and when permitted by law, a cut-through clause in a form acceptable to the Owners. The Charterers shall procure that underwriters of the primary insurances assign each reinsurance to the relevant financiers in full, if required.

38.15

The Charterers shall upon demand fully indemnify the Owners in respect of all premiums and other expenses which are incurred by (i) the Owners in connection with or with a view to effecting, maintaining or renewing an innocent owners’ interest insurance, mortgagee’s interest insurance and a lessor’s/mortgagee’s additional perils (pollution) insurance that is taken out in respect of the Vessel and/or (ii) the financier(s) of the Owners (if any) in connection with or with a view to effecting, maintaining or renewing a mortgagee’s interest insurance and a mortgagee’s additional perils (pollution) insurance that is taken out in respect of the Vessel, in each case, with the Charterers’ insurance brokers as approved by the Owners (in their sole discretion) and provided that the Charterers shall provide the Owners, as soon as these are dispatched, with copies of all communications between the Charterers and such insurance brokers. In each case, the amount of the cover under the insurances referred to this Clause 38.15 shall be equal to at least the higher from time to time of (i) 120% of the then prevailing Outstanding Principal Balance; (ii) the Market Value.

38.16

The Charterers shall be solely responsible for and indemnify the Owners in respect of all loss or damage to the Vessel (insofar as the Owners shall not be reimbursed by the proceeds of any insurance in respect thereof) however caused occurring at any time or times before physical possession thereof is retaken by the Owners, reasonable wear and tear to the Vessel only excepted.

38.17	The Charterers shall:

(a)	reimburse the Owners any expenses incurred by the Owners in obtaining the reports described in Clause 38.13; and

(b)	procure that there is delivered to the brokers, insurers, underwriters, associations described in Clause 38.1(e) such information in relation to the Insurances as they may require.

38.18

The Charterers shall keep the Vessel insured at their expense against such other risks which the Owners consider reasonable for a prudent shipowner or operator to insure against at the relevant time (as notified by the Owners) and which are, at that time, generally insured against by owners or operators of vessels similar to the Vessel.

38.19

The Charterers shall, in the event that the Approved Manager makes a claim under any obligatory insurances taken out in connection with this Clause 38 but is unable to or otherwise fails to pay in full any deductible in connection with such claim (in an amount as apportioned between the Charterers and every other assured in proportion to the gross claims made by or paid to each of them), pay such shortfall in deductible payable on behalf of the Approved Manager.

CLAUSE 39 — WARRANTIES RELATING TO VESSEL

39.1

It is expressly agreed and acknowledged that the Owners are not the manufacturer or original supplier of the Vessel which has been purchased by the Owners from the Charterers as sellers pursuant to the MOA for the purpose of then chartering the Vessel to the Charterers hereunder and that no condition, term, warranty or representation of any kind is or has been given to the Charterers by or on behalf of the Owners in respect of the Vessel (or any part thereof).

39.2

All conditions, terms or warranties express or implied by the law relating to the specifications, quality, description, merchantability or fitness for any purpose of the Vessel (or any part thereof) or otherwise are hereby expressly excluded.

39.3

The Charterers agree and acknowledge that the Owners shall not be liable for any claim, loss, damage, expense or other liability of any kind or nature caused directly or indirectly by the Vessel or by any inadequacy thereof or the use or performance thereof or any repairs thereto or servicing thereof and the Charterers shall not by reason thereof be released from any liability to pay any Charterhire, the Advance Charterhire, the Deposit or other payment due under this Charter or the other Leasing Documents.

CLAUSE 40 — TERMINATION, REDELIVERY AND TOTAL LOSS

40.1

If the Termination Purchase Price becomes payable in accordance with Clause 44.2 or 44A.1 or 44A.3, the same shall be payable in consideration of the purchase and transfer of the legal and beneficial title of the Vessel pursuant to Clause 40.4 and it is agreed by the Parties that payment of the Termination Purchase Price is deemed to be proportionate as to amount, having regard to the legitimate interest of the Owners, in protecting against the Owners’ risk of the Charterers failing to perform its obligations under this Charter.

40.2

Upon the full and irrevocable receipt by the Owners of the Termination Purchase Price pursuant to Clause 40.1 on the Termination Date, this Charter shall terminate and the title in the Vessel shall be transferred to the Charterers on the Termination Date pursuant to Clause 40.4.

40.3	If the Charterers fail to make full payment of the Termination Purchase Price on the Termination Date:

(a)	(i) Clauses 36.10 and 36.11 shall apply; and

(ii)

the Charterers’ right to possess and operate the Vessel shall cease on the Termination Date and (without in any way affecting the Charterers’ obligation to pay the Termination Purchase Price) the Charterers shall, upon the Owners’ request (at Owners’ sole discretion), be obliged to immediately (and at the Charterers’ own cost) redeliver the Vessel to the Owners on the Termination Date (or such other date as the Owners may require) at such ready and safe port as the Owners may require.

(b)

Without prejudice to any rights which the Owners may have in the capacity as owner of the Vessel, the Owners shall concurrently with their right to require redelivery of the Vessel pursuant to Clause 40.3(a)(ii) or Clause 44.2(b), be entitled to:

(i)

sell the Vessel on terms they deem fit and/or to otherwise operate the Vessel on such terms as they may require and may create whatsoever interests thereon and the relevant proceeds shall be applied in reduction of the Termination Purchase Price and otherwise in accordance with the Trust Deed; or

(ii)

if the Owners elect not to sell the Vessel within three (3) months after Termination Date, the Owners may, at its sole discretion, assess the Market Value (the “Termination Value”) of the Vessel promptly thereafter and, apply notionally the amount of such Market Value against the Termination Purchase Price, in which case if:

(A)	the amount of the Termination Value is in excess of the aggregate amounts due to the Owners under this Charter and the Trust Deed, such excess will be paid to the Charterers;

(B)

the amount of the Termination Value is not sufficient to discharge in full the aggregate amounts due to the Owners under this Charter following such application the Charterers shall continue to be liable for the shortfall and interest shall continue to accrue on such shortfall in accordance with Clause 36.10 and 36.11.

For the avoidance of doubt once the Owners have applied the Termination Value in accordance with this Clause 40.3(b)(ii) the Owners’ obligation to transfer the title of the Vessel pursuant to Clause 40.4 shall be fully released and discharged and the Owners may use or sell the Vessel as they deem fit without any necessity to account to Charterers.

(c)

If the Owners intend to sell the Vessel in accordance with Clause 40.3(b), then unless the applicable Termination Event (or one of the applicable Termination Events) that led to such right of sale arising is a Termination Event described in Clause 44.1(a), the Owners shall notify the Charterers in writing of the potential sale and the potential sale price of the Vessel (the “Proposed Owners’ Sale Price”). The Charterers (or their nominee) may, within five (5) days of such written notification from the Owners, purchase the Vessel by paying an amount to the Owners which is the higher of (I) the Proposed Owners’ Sale Price and (II) the Termination Purchase Price. If the Charterers notify the Owners that they do not intend to purchase the Vessel or the Charterers do not respond to the Owners within such five (5) days’ period and/or such purchase is not completed within such five (5) days’ period (or such longer period as the Owners may in their absolute discretion determine), the Owners may continue to proceed to sell the Vessel on such terms as the Owners may deem fit.

(d)

All amounts received by or payable to the Owners under this Clause 40.3 shall be held on trust for the Owners and the Other Owners, and shall be applied in accordance with the provisions of the Trust Deed.

40.4

Immediately upon receipt by the Owners of irrevocable payment of the Termination Purchase Price in full pursuant to the terms of this Charter, the Owners shall (save in the event of Total Loss or where ownership has already been or agreed to be transferred pursuant to Clause 40.3) transfer the legal and beneficial ownership of the Vessel on an “as is where is” basis (and, for the avoidance of doubt but without prejudice to Clause 49.1(b)), and otherwise in accordance with the terms and conditions set out at Clause 49.1(a) and (b)), to the Charterers (or their nominee) and shall (at the cost of the Charterers) execute a bill of sale and a protocol of delivery and acceptance evidencing the same and the Vessel shall be deemed to have to be delivered to the Charterers (or their nominee) on the date and time set out in such protocol of delivery and acceptance (and to the extent required for such purposes, the Vessel shall be deemed first to have been redelivered to the Owners).

40.5

The Charterers hereby undertake to indemnify the Owners against any claims incurred in relation to the Vessel as a result of the Charterers’ action or performance prior to such transfer of ownership. Any taxes, notarial, consular and other costs, charges and expenses connected with closing of the Owners’ register shall be for the Charterers’ account.

40.6

If the Charterers are required to redeliver the Vessel to the Owners pursuant to Clause 40.3(a)(ii) or following a direction of the Owners under Clause 44.2(b), the Charterers shall ensure that the Vessel shall, at the time of redelivery to the Owners (at Charterers’ cost and expense):

(a)	be in compliance with its Insurances;

(b)

be in an equivalent classification as she was as at the Commencement Date without any overdue recommendation or condition, and with valid, unextended certificates for not less than six (6) months and free of average damage affecting the Vessel’s classification and in the same or as good structure, state, condition and classification as that in which she was deemed on the Commencement Date, fair wear and tear not affecting the Vessel’s classification excepted;

(c)

have passed her 5-year and if applicable, 10-year special surveys, and subsequent second intermediate surveys and drydock at the Charterers’ time and expense without any overdue condition or outstanding issue and to the satisfaction of the Classification Society and with all the Vessel’s classification, trading, national and international certificates that the Vessel had when she was delivered under this Charter and the log book and whatsoever necessary relating to the operation of the Vessel, valid and un-extended without overdue conditions or recommendation falling due;

(d)	have her survey cycles up to date and trading and classification certificate valid for at least six (6) months;

(e)

be redelivered to the Owners together with all spare parts and spare equipment as were on board at the time of Delivery (but only to the extent they have not already been used in the operation of the Vessel), and any such spare parts and spare equipment on board at the time of re-delivery shall be taken over by the Owners free of charge;

(f)	be free of any Security Interest (save for the Security Interests granted pursuant to the Financial Instruments) and free of any cargo;

(g)

be redelivered to the Owners together with all material information generated during the Charter Period in respect of the use, possession, operation, navigation, utilization of lubricating oil and the physical condition of the Vessel, whether or not such information is contained in the Charterers’ equipment, computer or property;

(h)	be free of any charter (unless the Owners wish to retain the continuance of any then existing charter);

(i)	be free of officers and crew (unless otherwise agreed by the Owners); and

(j)	shall have had her underwater parts treated with ample anti-fouling to last for the ensuing period up to the next scheduled dry docking of the Vessel.

40.7

The Owners shall, at the time of the redelivery of the Vessel, take over all bunkers, lubricating oil, unbroached provisions, paints, ropes and other consumable stores in the Vessel at no cost to the Owners. The Owners reserve all rights to recover from the Charterers any costs, expenses and/or liabilities incurred or suffered by them (including without limitation, the costs of any docking and/or repairs which may be required to restore the Vessel to the structure, state, condition and class as that in which the Vessel was delivered (fair wear and tear not affecting class excepted, but without any overdue recommendations or conditions as to class)) as a result of the Vessel not being redelivered in accordance with the terms of this Charter.

40.8	If the Vessel, for any reason, becomes a Total Loss after Delivery, the Charterers shall pay the Termination Purchase Price to the Owners on the earlier of:

(a)	the date falling ninety (90) days after such Total Loss has occurred; and

(b)	the date of receipt by the Owners and/or their financiers (if any), in accordance with the terms of the relevant loss payable clause, of the proceeds of insurance relating to such Total Loss,

provided that it is hereby agreed that any insurance proceeds in respect of the Vessel received by the Owners and/or their financiers (if any) shall be applied in or towards discharging the Charterers’ obligation to pay the Termination Purchase Price and any interest accrued thereon (and such application shall be deemed satisfaction of the Charterers’ obligation to pay the Termination Purchase Price to the extent so satisfied) and in the event that the insurance proceeds received from the insurers exceed the Termination Purchase Price due (and any interest accrued thereon), the excess shall be firstly paid towards satisfying any amounts outstanding and owing by the Charterers or any of their Affiliates under any Other Charter and thereafter paid to the Charterers.

For the avoidance of doubt, in the event that the Vessel becomes a Total Loss:

(A)

payment of the Charterhire and all other sums payable under the Leasing Documents during such period shall continue to be made by the Charterers in accordance with the terms thereof unless and until the Owners receive in full the Termination Purchase Price;

(B)

should insurance proceeds be received by the Owners from the insurers, the Charterers’ obligations to pay the Termination Purchase Price shall be accordingly reduced by an amount corresponding to such insurance proceeds but in the event that such insurance proceeds are less than the amount of the Termination Purchase Price together with any interest accrued thereon, the Charterers remain obliged to pay to the Owners the balance so that the full amount of the Termination Purchase Price due together with any interest accrued thereon is received by the Owners; and

(C)

the obligation of the Charterers to pay the Termination Purchase Price shall remain unaffected and exist regardless of whether any of the insurers have agreed or refused to meet or have disputed in good faith, the claim for Total Loss.

40.9	The Owners shall have no obligation to supply to the Charterers with a replacement vessel following the occurrence of a Total Loss.

CLAUSE 41 — FEES AND EXPENSES

41.1

In consideration of the Owners entering into this Charter, the Charterers shall pay to the Owners or their nominee a non-refundable handling fee at such time and in such amount to be set out in a Fee Letter.

41.2	Without prejudice to any other rights of the Owners under this Agreement, the Charterers shall promptly pay to the Owners on written demand on a full indemnity basis:

(a)

all costs, charges and expenses incurred by the Owners in collecting any Charterhire, the Advance Charterhire, the Deposit or other payments not paid on the due date under this Charter, in remedying any other failure of the Charterers to observe the terms and conditions of this Charter and in enforcing the Owners’ rights under any Leasing Document; and

(b)

all costs and expenses (including, but not limited to, legal costs) reasonably incurred by the Owners in the negotiation and execution of all documentation in relation to this Charter and the other Leasing Documents including, but not limited to, all costs incurred by the Owners and all legal costs, expenses and other disbursements incurred by the Owners’ legal counsels in connection with the same.

CLAUSE 42 - NO WAIVER OF RIGHTS

42.1

No neglect, delay, act, omission or indulgence on the part of either party in enforcing the terms and conditions of this Charter shall prejudice the strict rights of that party or be construed as a waiver thereof nor shall any single or partial exercise of any right of either party preclude any other or further exercise thereof.

42.2	No right or remedy conferred upon either party by this Charter shall be exclusive of any other right or remedy provided for herein or by law and all such rights and remedies shall be cumulative.

CLAUSE 43 - NOTICES

43.1

Any notice, certificate, demand or other communication to be served, given made or sent under or in relation to this Charter shall be in English and in writing and (without prejudice to any other valid method or giving making or sending the same) shall be deemed sufficiently given or made or sent if sent by registered post, fax or by email to the following respective addresses:

(A)	to the Owners:	c/o AVIC INTERNATIONAL LEASING CO., LTD.
18/F, CATIC Tower,
212 Jiang Ning Road,
Shanghai 200041,
The People’s Republic of China
Attention: Emily Chen
Email: chenzhengrong@chinaleasing.net
Fax: +86 21 5289 5389

(B)	to the Charterers:	c/o NAVIOS TANKERS MANAGEMENT INC.
85 Akti Miaouli, 18535, Piraeus, Greece
Attention: Vasiliki Papaefthymiou
Email: vpapaefthymiou@navios.com
Fax: +30 210 41 72 070

or, if a party hereto changes its address or fax number, to such other address or fax number as that party may notify to the other.

CLAUSE 44 — TERMINATION EVENTS

44.1	The Owners and the Charterers hereby agree that any of the following events shall constitute a Termination Event:

(a)

any of the Relevant Persons (other than a Non-Subsidiary Manager) fails to make any payment within five (5) days of its due date under this Charter or any other Leasing Document to which they are a party; or

(b)

the Charterers breach or omit to observe or perform any of their undertakings in Clauses 46.1 (m), (n), (o), (p), (q), or (y) or the Guarantor breaches or omits to observe or perform its financial covenants contained in clause 11.20 (financial covenants) of the Guarantee; or

(c)

the Charterers fail to obtain and/or maintain the Insurances required under Clause 38 in accordance with the provisions thereof or any insurer in respect of such Insurances cancels the Insurances or disclaims liability with respect thereto; or

(d)

any of the Relevant Persons commits any other breach of, or omits to observe or perform, any of their other obligations or undertakings in this Charter or any Leasing Document (other than a breach referred to in paragraph (a), (b) and/or above) unless such breach or omission is, in the reasonable opinion of the Owners, remediable and such Relevant Person remedies such breach or omission to the satisfaction of the Owners within fourteen (14) Business Days (or in the case of Clause 46.1 (I), ten (10) Business Days) of the earlier of (i) notice thereof from the Owner or (ii) upon such Relevant Person becoming aware of the same; or

(e)

any representation or warranty made by any Relevant Person (other than a Non-Subsidiary Manager) in or pursuant to any Leasing Document proves to be untrue or misleading in any material way when made; or

(f)	any of the following occurs in relation to any Financial Indebtedness of a Relevant Person (other than a Non-Subsidiary Manager):

(i)	any Financial Indebtedness of such Relevant Person is not paid when due or, if so payable, on demand after any applicable grace period has expired; or

(ii)

any Financial Indebtedness of such Relevant Person becomes due and payable, or capable of being declared due and payable, prior to its stated maturity date as a consequence of any event of default and not as a consequence of the exercise of any voluntary right of prepayment; or

(iii)

a lease, hire purchase agreement or charter creating any Financial Indebtedness of such Relevant Person is terminated by the lessor or owner as a consequence of any termination event or event of default (howsoever defined); or

(iv)

any overdraft, loan, note issuance, acceptance credit, letter of credit, guarantee, foreign exchange or other facility, or any swap or other derivative contract or transaction, relating to any Financial Indebtedness of such Relevant Person ceases to be available or becomes capable of being terminated or declared due and payable or cash cover is required or becomes capable of being required, as a result of any termination event or event of default (howsoever defined), provided that no Termination Event will occur under this Clause 44.1(f) in respect of such Relevant Person if (1) the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (i) to (iv) above is less than (A) in the case of such Relevant Person (other than the Charterers or the Guarantor), $1,000,000 (or its equivalent in any other currency) in aggregate and (B) in the case of the Guarantor, less than $10,000,000 (or its equivalent in any other currency) in aggregate and (2) such event has, in the opinion of the Owners, arisen solely and directly from a claim which is frivolous or vexatious and such claim is discharged, stayed or dismissed within fourteen (14) days of commencement; or

any of the following occurs in relation to a Relevant Person (other than a Non-Subsidiary Manager):

(i)	such Relevant Person becomes, in the reasonable opinion of the Owners, unable to pay their debts as they fall due; or

(ii)	the value of the assets of such Relevant Person is less than their liabilities;

(iii)

any assets of the Charterers, any assets of the Guarantor exceeding the value of $10,000,000 (or its equivalent in any other currency) in aggregate, or any assets of such other Relevant Person exceeding $1,000,000 (or its equivalent in any other currency) are subject to any form of execution, attachment, arrest, sequestration or distress which is not discharged within thirty (30) days (or such longer period agreed by the Owners); or

(iv)

any administrative or other receiver is appointed over all or a substantial part of the assets of such Relevant Person unless as part of a solvent reorganisation which has been approved by the Owners; or

(v)

such Relevant Person makes any formal declaration of bankruptcy or any formal statement to the effect that they are insolvent or likely to become insolvent, or a winding up or administration order is made in relation to such Relevant Person, or the members or directors of such Relevant Person pass a resolution to the effect that they should be wound up, placed in administration or cease to carry on business; or

(vi)

a petition is presented in any Relevant Jurisdiction for the winding up or administration, or the appointment of a provisional liquidator, of such Relevant Person unless the petition is being contested in good faith and on substantial grounds and is dismissed or withdrawn within thirty (30) days of the presentation of the petition; or

(vii)

such Relevant Person petitions a court, or presents any proposal for, any form of judicial or non-judicial suspension or deferral of payments, reorganisation of their debt (or certain of their debt) or arrangement with all or a substantial proportion (by number or value) of their creditors or of any class of them or any such suspension or deferral of payments, reorganisation or arrangement is effected by court order, contract or otherwise; or

(viii)

any meeting of the members or directors of such Relevant Person is summoned for the purpose of considering a resolution or proposal or resolving or proposing to authorise or take any action of a type described in paragraphs (iv) to (vii); or

(ix)

in a country other than England and Wales, any event occurs or any procedure is commenced which, in the opinion of the Owners, is similar to any of the foregoing referred to in (ii) to (vii) above inclusive; or

(x)	any expropriation, attachment, sequestration, distress or execution (or any analogous process in any jurisdiction) affects any asset or assets of such Relevant Person; or

(h)	a Relevant Person (other than a Non-Subsidiary Manager) suspends or ceases (or threatens to suspend or cease) carrying on all or a material part of its business; or

(i)

any consent, approval, authorisation, license or permit necessary to enable any Relevant Person to operate or charter the Vessel to enable them to comply with any provision of any Leasing Document or to ensure that the obligations of such Relevant Person are legal, valid, binding or enforceable is not granted, expires without being renewed, is revoked or becomes liable to revocation or any condition of such a consent, approval, authorisation, license or permit is not fulfilled; or

(j)	any event or circumstance occurs which has or is likely to have a Material Adverse Effect; or

(k)	the Vessel is subject to any form of execution, attachment, arrest, sequestration or distress which is not discharged within thirty (30) days (or such longer period as the Owners may agree); or

(I)

this Charter or any Leasing Document or any Security Interest created by a Leasing Document is cancelled, terminated, rescinded or suspended or otherwise ceases to remain in full force and effect for any reason or no longer constitutes valid, binding and enforceable obligations of any party to that document for any reason whatsoever; or

(m)	any Relevant Person rescinds or purports to rescind or repudiates or purports to repudiate a Leasing Document; or

(n)	it is or has become:

(i)

unlawful or prohibited, whether as a result of the introduction of a new law, an amendment to an existing law or a change in the manner in which an existing law is or will be interpreted or applied; or

(ii)	contrary to, or inconsistent with, any regulation,

for any Relevant Person to maintain or give effect to any of its obligations under this Charter or any of the other Leasing Documents to which it is a party in the manner it is contemplated under such Leasing Document or any of the obligations of such Relevant Person under any Leasing Document to which it is a party are not or cease to be legal, valid, binding and enforceable; or

(o)	the Security Interest constituted by any Security Document is in any way imperilled or in jeopardy; or

(p)	DELETED; or

(q)

there is a merger, amalgamation, demerger or corporation reconstructions of a Relevant Person (other than a Non-Subsidiary Manager or where, in the case of the Guarantor, the Guarantor remains the surviving legal entity following the occurrence of such event) or a change of control or legal or beneficial ownership of the Charterers from that set out in Clause 45.1(a) and (b) without the Owners’ prior written consent; or

(r)	there is a change in control of the Guarantor from that set out in Clause 45.1(c) without the Owners’ prior written consent; or

(s)

save with the prior written consent of the Owners, the Guarantor is de-listed from the New York Stock Exchange or the trading of its shares on the New York Stock Exchange is suspended for any reason for a period of exceeding twenty (20) consecutive days; or

(t)	any Termination Event (as defined in any Other Charter or any Associated Charter) occurs under such Other Charter or Associated Charter.

44.2

At any time after the occurrence of a Termination Event which is continuing, the Owners may in its absolute discretion, issue a written notice to the Charterers advising the Charterers of the Owners’ intention to terminate this Charter on the date specified in such notice (the “Termination Date”) and requiring the Charterers to:

(a)	pay to the Owners the Termination Purchase Price on the Termination Date, whereupon the Charterers shall be obliged to pay the Termination Purchase Price on such date; or

(b)

redeliver the Vessel to the Owners (or their nominee) on the Termination Date at such safe and ready port as the Owners may require whereupon the Charterers shall be obliged to redeliver the Vessel at such specified time and place, and it is hereby agreed that:

(i)	the Charterers shall be obliged to continue to pay Charterhire up to and including the Termination Date in each of the above cases; and

(ii)

if the Charterers fail to move the Vessel forthwith to such location as the Owners may direct pursuant to this Clause or Clause 40.3, the Owners (or their agents and representatives) may, to the extent permitted by applicable law and without prejudice to any of the obligations of the Charterers hereunder, take possession of the Vessel and for this purpose, the Owners (or their agents and representatives) may enter any premises belonging to or in the occupation or under the control of the Charterers, the Guarantor or any of its Affiliates, to board the Vessel and cause the Vessel to be redelivered to the Owners by any lawful means.

44.3

For the avoidance of doubt, notwithstanding any action taken by the Owners following a Termination Event, the Charterers shall remain liable for the outstanding obligations on their part to be performed under this Charter.

44.4

Without limiting the generality of the foregoing or any other rights of the Owners, upon the occurrence of a Termination Event, the Owners shall have the sole and exclusive right and power to (i) settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to or pertaining to the Vessel and this Charter, (ii) make proof of loss, appear in and prosecute any action arising from any policy or policies of insurance maintained pursuant to this Charter, and settle, adjust or compromise any claims for loss, damage or destruction under, or take any other action in respect of, any such policy or policies and (iii) change or appoint a new manager for the Vessel other than the Approved Manager and the appointment of the Approved Manager may be terminated immediately without any recourse to the Owners.

44.5

Each Termination Event shall either be a breach of condition by the Charterers where it involves a breach of this Charter or any of the other Leasing Document by the Charterers or shall otherwise be an agreed terminating event, the occurrence of which gives rise to a right of the Owners to terminate the leasing of the Vessel under this Charter and to exercise its rights under this clause.

CLAUSE 44A — MANDATORY SALE

44A.1

Subject to Clause 44A.2, if it becomes unlawful in any applicable jurisdiction for the Owners to perform any of their obligations as contemplated by this Charter, the Owners shall notify the Charterers of this event and the Charterers shall be required to pay the Termination Purchase Price to the Owners on the next Payment Date following such notice by the Owners or, if earlier, the date specified by the Owners in the notice delivered to the Charterers (being no earlier than the last day of any applicable grace period permitted by law),and this Charter shall terminate in accordance with the procedures set out in Clause 40.

44A.2

If the Termination Purchase Price becomes payable under or pursuant to Clause 44A.1, the Owners shall, in consultation with the Charterers for a period not less thirty (30) days from the occurrence of the circumstances resulting in the Termination Purchase Price becoming payable under or pursuant to Clause 44A.1, take all reasonable steps to mitigate any such circumstances, provided that (i) this Clause 44A.2 does not in any way limit the obligations of any Relevant Person under any Leasing Documents; and (ii) the Owners are not obliged to take any steps under this Clause 44A.2 if, in the opinion of the Owners, to do so might be prejudicial to the Owners.

44A.3	If it is or has become:

(i)	unlawful or prohibited, whether as a result of the introduction of a new law, an amendment to an existing law or a change in the manner in which an existing law is or will be applied; or

(ii)	contrary to, or inconsistent with, any regulation,

for any Relevant Person to maintain or give effect to any of its obligations under this Charter or any of the other Leasing Documents to which it is a party in the manner it is contemplated under such Leasing Document or any of the obligations of such Relevant Person under any Leasing Document to which it is a party are not or cease to be legal, valid, binding and enforceable, the Charterers shall be required to pay the Termination Purchase Price to the Owners on the next Payment Date following such occurrence or, if earlier, a date specified by the Owners (being no earlier than the last day of any applicable grace period permitted by law), and this Charter shall terminate in accordance with the procedures set out in Clause 40.

CLAUSE 45 — REPRESENTATIONS AND WARRANTIES

45.1	The Charterers represent and warrant to the Owners as of the date of this Charter and on each day thereafter until the last day of the Charter Period, as follows:

(a)	the Charterers are wholly legally owned by the Shareholder and the Shareholder is wholly legally owned by the Guarantor;

(b)	the Charterers are wholly beneficially owned by the Guarantor;

(c)

Mrs Angeliki Frangou either directly or indirectly (through entities owned and controlled by her or trusts or foundations of which she is the beneficiary) and/or Navios Maritime Holdings Inc. is the ultimate beneficial owner of, or has ultimate control of the voting rights attaching to, 20 per cent. of all the issued shares in the Guarantor;

(d)	each of the Relevant Persons is duly incorporated and validly existing under the laws of its jurisdiction of its incorporation;

(e)	each of the Relevant Persons has the corporate capacity, and has taken all corporate actions and obtained all consents, approvals, authorisations, licenses or permits necessary for it:

(i)	to execute each of the Leasing Documents and any Approved Sub-charter to which it is a party; and

(ii)	to comply with and perform its obligations under each of the Leasing Documents and any Approved Sub-charter to which it is a party;

(f)

all consents, approvals, authorisations, licenses or permits referred to in Clause 45.1(e) required or desirable to (i) enable each Relevant Person lawfully to enter into, exercise their rights and comply with its obligations in the Leasing Documents and any Approved Sub-charter to which such Relevant Person is a party to and (ii) to make the Leasing Documents and any Approved Sub-charter to which such Relevant Person is a party to admissible in evidence in such Relevant Person’s Relevant Jurisdictions, have been obtained or effected and are in full force and effect;

(g)	all the consents, approvals, authorisations, licenses or permits referred to in Clause 45.1(e) remain in force and nothing has occurred which makes any of them liable to revocation;

(h)

each of the Leasing Documents to which a Relevant Person is a party constitutes such Relevant Person’s legal, valid and binding obligations enforceable against such party in accordance with its respective terms and any relevant insolvency laws affecting creditors’ rights generally;

(i)

no third party has any Security Interest, other than the Permitted Security Interests, or any other interest, right or claim over, in or in relation to the Vessel, this Charter or any moneys payable hereunder and/or any of the other Leasing Documents;

(j)

all payments which a Relevant Person is liable to make under any Leasing Document to which such Relevant Person is a party may be made by such party without deduction or withholding for or on account of any tax payable under the laws of the jurisdiction of incorporation;

(k)

no legal or administrative action involving a Relevant Person (including without limitation, in relation to any Environmental Claim) has been commenced or taken, which if adversely determined, would have or which is likely to have a Material Adverse Effect;

(I)

each of the Relevant Persons has paid all taxes applicable to, or imposed on or in relation to it, its business or if applicable, the Vessel, except for those being contested in good faith and for which adequate reserves have been made;

(m)

the choice of governing law as stated in each Leasing Document to which a Relevant Person is a party and the agreement by such party to refer disputes to the relevant courts or tribunals as stated in such Leasing Document are valid and binding against such Relevant Person;

(n)

no Relevant Person nor any of their assets are entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgment, execution or other enforcement);

(o)

the obligations of each Relevant Person under each Leasing Document to which it is a party, are the direct, general and unconditional obligations of such Relevant Person and, rank at least pari passu with all other present and future unsecured and unsubordinated creditors of such Relevant Person save for any obligation which is mandatorily preferred by law and not by virtue of any contract;

(p)	each Leasing Document creates (or, once entered into, will create) the Security Interest which it is expressed to create with the ranking and priority it is expressed to have;

(q)	no Relevant Person is a US Tax Obligor, and no Relevant Person has established a place of business in the United Kingdom or the United States of America;

(r)

no Relevant Person nor any of their respective directors, officers, employees or agents is a Restricted Person and to the best of the Charterers’ knowledge and belief (having made all due and careful enquiry), no Approved Sub-charterer nor any of its directors, officers, employees or agents is a Restricted Person;

(s)

each Relevant Person and their respective directors, officers, employees and agents, and to the best of the Charterers’ knowledge and belief (having made all due and careful enquiry), the Approved Sub-charterer and its directors, officers, employees and agents, is in compliance with all Sanctions laws;

(t)

each Relevant Person and their respective directors, officers, employees and agents, and to the best of the Charterers’ knowledge and belief (having made all due and careful enquiry), the Approved Sub-charterer and its directors, officers, employees and agents have not (i) been or are currently being investigated on compliance with Sanctions, (ii) received notice or are aware of any claim, action, suit or proceeding against any of them with respect to Sanctions and (iii) taken any action to evade the application of Sanctions;

(u)

the Vessel is not employed, operated or managed in any manner which (i) is contrary to any Sanctions and in particular, the Vessel is not used by or to benefit any party which is a target of Sanctions or trade to any area or country where trading the Vessel to such area or country would constitute a breach of any Sanctions or published boycotts imposed by any of the United Nations, the European Union, the United States of America, the United Kingdom or the People’s Republic of China; or (ii) would trigger the operation of any sanctions limitation or exclusion clause in any insurance documentation;

(v)

each Relevant Person and to the best of the Charterers’ knowledge and belief (having made all due and careful enquiry) the Approved Sub-charterer, is not in breach of any laws or regulations relating to the Vessel and its ownership, employment, operation, management and registration, including the ISM Code, the ISPS Code, all Environmental Laws, the laws of the Vessel’s registry and in particular, all Anti-Money Laundering Laws, Anti-Terrorism Financing Laws and/or Business Ethics Laws and each of the Relevant Persons has instituted and maintained systems, controls, policies and procedures designed to:

(i)	prevent and detect incidences of bribery and corruption, money laundering and terrorism financing; and

(ii)	promote and achieve compliance with Anti-Money Laundering Laws, Anti-Terrorism Financing Laws and Business Ethics Laws;

(w)

no Relevant Person nor any of their assets, in each case, has any right to immunity from set off, legal proceedings, attachment prior to judgment or other attachment or execution of judgment on the grounds of sovereign immunity or otherwise;

(x)

no Relevant Persons is insolvent or in liquidation or administration or subject to any other formal or informal insolvency procedure, and no receiver, administrative receiver, administrator, liquidator, trustee or analogous officer has been appointed in respect of the Relevant Persons or all or material part of their assets;

(y)	that in respect of any Approved Sub-charter:

(i)	the copy of such Approved Sub-charter provided to the Owners is a true and complete copy;

(ii)

in the case of an Approved Sub-charter being a bareboat charter and/or contains a restriction on Vessel sale or on assignment, the relevant Approved Sub-charterer is fully aware of the content of and the transactions contemplated under this Charter and the Leasing Documents and consents to the same;

(z)	no Termination Event or Potential Termination Event has occurred or might reasonably be expected to result from the entry into and performance of this Charter or any other Leasing Document;

(aa)

the Charterers have not entered into any other investments, any sale or leaseback agreements, any off-balance sheet transaction or incur any other liability or obligation (including without limitation, any Financial Indebtedness of any obligations under a guarantee) except:

(i)	liabilities and obligations under the Leasing Documents to which they are or, as the case may be, will be a party; or

(ii)	liabilities or obligations reasonably incurred in the normal course of its business of trading, operating and chartering, maintaining and repairing the Vessel;

(bb)	apart from the listing of the shares of the Guarantor on the New York Stock Exchange, none of the shares of a Relevant Person are listed on any stock exchange for listed shares;

(cc)

any factual information provided by the Charterers (or on their behalf) to the Owners was true and accurate in all material respects as at the date it was provided or as the date at which such information was stated; and

(dd)	the entry by each Relevant Person into any Leasing Document does not in any way cause any breach, and is in all respects permitted, under the terms of any document which it is entered into.

CLAUSE 46 — CHARTERERS’ UNDERTAKINGS

46.1	The Charterers undertake that they shall comply or procure compliance with the following undertakings commencing from the date of this Charter and up to the last day of the Charter Period:

(a)	there shall be sent to the Owners:

(i)

as soon as possible, but in no event later than 90 days after the end of each financial half-year, the consolidated semi-annual accounts of the Guarantor certified as to their correctness by an officer of the Guarantor;

(ii)	as soon as possible, but in no event later than 180 days after the end of each financial year of the Guarantor, the audited consolidated annual financial reports of the Guarantor;

(b)

they will provide to the Owners, promptly at the Owners’ request, copies of all notices and minutes relating to any of their extraordinary shareholders’ meeting which are despatched to the Charterers’ or the Guarantor’s respective shareholders or any class of them save that publicly disclosed notices and minutes not concerning the Vessel or the Leasing Documents need not be provided to the Owners under this Clause;

(c)	they will provide to the Owners, promptly at the Owners’ requests, copies of all notices and notices of meetings which are despatched to the Charterers’ or Guarantors’ other creditors (if any);

(d)

they will provide or will procure that each other Relevant Person provides the Owners with details of any legal, arbitral or administrative action involving such Relevant Person (provided that in the case where such Relevant Person is the Guarantor, such claim under such legal, arbitral or administrative action either (1) exceeds the sum of US$10,000,000 (or its equivalent in any other currency) or (2) which if adversely determined against the Guarantor, would or is likely to have a Material Adverse Effect) or the Vessel as soon as such action is instituted or it becomes apparent to such Relevant Person that it is likely to be instituted and is likely to have a material adverse effect on the ability of a Relevant Person to perform their obligations under each Leasing Document to which it is a party;

(e)

they will, and will procure that each other Relevant Person obtains and promptly renews or procure the obtainment or renewal of and provide copies of, from time to time, any necessary consents, approvals, authorisations, licenses or permits or any regulatory body or authority for the transactions contemplated under each Leasing Document to which it is a party (including without limitation to sell, charter and operate the Vessel);

(f)

they will not, and will procure that each other Relevant Person will not, create, assume or permit to exist any Security Interest of any kind upon any Leasing Document to which such Relevant Person is a party, and if applicable, the Vessel, in each case other than the Permitted Security Interests;

(g)	they will at their own cost, and will procure that each other Relevant Person will:

(i)

do all that such Relevant Person reasonably can to ensure that any Leasing Document to which such Relevant Person is a party validly creates the obligations and the Security Interests which such Relevant Person purports to create; and

(ii)

without limiting the generality of paragraph (i), promptly register, file, record or enrol any Leasing Document to which such Relevant Person is a party with any court or authority in all Relevant Jurisdictions, pay any stamp duty, registration or similar tax in all Relevant Jurisdictions in respect of any Leasing Document to which such Relevant Person is a party, give any notice or take any other step which, is or has become necessary or desirable for any such Leasing Document to be valid, enforceable or admissible in evidence or to ensure or protect the priority of any Security Interest which such Relevant Person creates;

(h)	they will, and will procure that each other Relevant Person (other than a Non-Subsidiary Manager), notify the Owners immediately of the occurrence of:

(i)

any damage and/or alteration caused to the Vessel by any reason whatsoever which results, or may be expected to result, in repairs on the Vessel which exceed $1,000,000 (or its equivalent in any other currency);

(ii)	any material safety incidents taking place on board the Vessel;

(iii)	any casualty or occurrence as a result of which the Vessel has become or is, by the passing of time or otherwise, likely to become, a Major Casualty;

(iv)	any Environmental Claim which is made against the Charterers, Approved Sub-charterer or the Approved Manager in connection with the Vessel or any Environmental Incident;

(v)	any arrest or detention of the Vessel, any exercise or purported exercise of any lien on that Vessel or its Earnings or any requisition of that Vessel for hire; and

(vi)	any Potential Termination Event or Termination Event,

and will keep the Owners fully up-to-date with all developments and the Charterers will, if so requested by the Owners, provide any such certificate signed by an officer, confirming that there exists no Potential Termination Event or Termination Event;

(i)	they will, and will procure that each other Relevant Person will, as soon as practicable after receiving the request, provide the Owners with any additional financial or other information relating:

(i)	to themselves and/or the Vessel (including, but not limited to the condition and location of the Vessel); or

(ii)	to any other matter relevant to, or to any provision of any Leasing Document to which it is a party,

which may be reasonably requested by the Owners (or their financiers (if any)) at any time;

(j)

without prejudice to Clause 46.1(m), comply, or procure compliance, and will procure that each other Relevant Person will comply or procure compliance, with all laws or regulations relating to the Vessel and its ownership, employment, operation, management and registration, including the ISM Code, the ISPS Code, all Environmental Laws and the laws of the Vessel’s registry;

(k)	the Vessel shall be classed with the Classification Society and shall be free of all overdue recommendations and requirements;

(I)	they will ensure and procure that:

(i)	the Market Value of the Vessel shall be ascertained from time to time in the following circumstances:

(aa)

upon the occurrence of a Potential Termination Event or a Termination Event which is continuing, at any time at the request of the Owners (including, without limitation, for the purposes set out in Clause 40.3(b)(ii)(B)); and

(bb)	in the absence of a Potential Termination Event or Termination Event:

(i)

at least once every calendar year, with such report to be dated no more than thirty (30) calendar days prior to every anniversary of the Commencement Date occurring within the Charter Period or on such other date as the Owners may request; and

(ii)

at any time at the request of the Owners if the Owners have determined (in their sole discretion) that the aggregate of the Market Value of the Vessel and the Deposit falls below an amount equal to the Minimum Amount; and

(ii)	the Charterers shall pay the amount of the fees and expenses incurred by the Owners in connection with any matter arising out of this paragraph (I);

(m)

they shall comply, shall procure that each other Relevant Person complies with all laws and regulations in respect of Sanctions, and in particular, they shall effect and maintain a sanctions compliance policy to ensure compliance with all such laws and regulations implemented from time to time which inter alia implements the recommendations of the Sanctions Advisory;

(n)

the Vessel shall not be employed, operated or managed in any manner which (i) is contrary to any Sanctions and in particular, the Vessel shall not be used by or to benefit any party which is a target of Sanctions and/or is a Restricted Person or trade to any area or country where trading the Vessel to such area or country would constitute or reasonably be expected to constitute a breach of any Sanctions or published boycotts imposed by any of the United Nations, the European Union, the United States of America, the United Kingdom or the People’s Republic of China, (ii) would result or reasonably be expected to result in any Relevant Person or the Owners becoming a Restricted Person or (iii) would trigger the operation of any sanctions limitation or exclusion clause in any insurance documentation;

(o)

they shall, and shall procure that each other Relevant Person shall, and shall use all reasonable endeavours to procure that the Approved Sub-charterer shall, promptly notify the Owners of any non-compliance, by any Relevant Person, the Approved Sub-charterer or their respective officers, directors, employees, consultants, agents or intermediaries, with all laws and regulations relating to Sanctions, Anti-Money Laundering Laws, Anti-Terrorism Financing Laws and/or Business Ethics Laws (including but not limited to notifying the Owners in writing immediately upon being aware that any Relevant Person, the Approved Sub-charterer or its shareholders, directors, officers or employees is a Restricted Person or has otherwise become a target of Sanctions) as well as provide all information (once available) in relation to its business and operations which may be relevant for the purposes of ascertaining whether any of the aforesaid parties are in compliance with such laws;

(p)

they shall, and shall procure that each other Relevant Person shall, and shall use all reasonable endeavours to procure that the Approved Sub-charterer shall, (in each case above, including procuring or as the case may be, using all reasonable endeavours to procure the respective officers, directors, employees, consultants, agents and/or intermediaries of the relevant entity to do the same) shall:

(i)	comply with all Anti-Money Laundering Laws, Anti-Terrorism Financing Laws and Business Ethics Laws;

(ii)	maintain systems, controls, policies and procedures designed to promote and achieve ongoing compliance with Anti-Money Laundering Laws, Anti-Terrorism Financing Laws and Business Ethics Laws; and

(iii)

in respect of the Charterers, not use, or permit or authorize any person to directly or indirectly use, the Purchase Price for any purpose that would breach any Anti-Money Laundering Laws, Anti-Terrorism Financing Laws or Business Ethics Laws;

(q)

in respect of the Charterers, not lend, invest, contribute or otherwise make available the Purchase Price to or for any other person in a manner which would result in a violation of Anti-Money Laundering Laws, Anti-Terrorism Financing Laws or Business Ethics Laws;

(r)

they shall not appoint or permit to be appointed any manager of the Vessel unless it is the Approved Manager appointed on terms acceptable to the Owners and their financiers (if any) and such Approved Manager has (prior to accepting its appointment) entered into a Manager’s Undertaking;

(s)	they shall ensure that all Earnings and any other amounts received by them in connection with the Vessel are paid into the Earnings Account;

(t)	the aggregate of the Market Value of the Vessel and the Deposit falls below an amount (the “Minimum Amount”) equal to:

(i)	during the period commencing from the Commencement Date up to and including the second anniversary of the Commencement Date, 120% of the Outstanding Principal Balance; and

(ii)

during the period commencing from the date falling after the second anniversary of the Commencement Date up to the last day of the Charter Period, an amount equal to 120% of the Purchase Option Price (but excluding the amounts referred to under limbs (b) to (e) of such defined term and without deducting the Deposit) applicable to the immediately preceding anniversary date of the Commencement Date prevailing at the relevant time, the Charterers shall, upon request, promptly and in any event not later than the date falling five (5) Business Days after the Owners notify them of such circumstance, (A) prepay such part of the Charterhire Principal Balance in an amount equal to such shortfall of the Minimum Amount whereupon such prepayment shall be applied towards payment of (I) the instalments of Charterhire A (or part thereof) payable hereunder in inverse chronological order or (II) in the event of the valid exercise by the Charterers of a Purchase Option (and always without prejudice to Clause 47.4), the relevant portion of the applicable Purchase Option Price or (B) (at Owners’ option) the Charterers may provide additional security which has a net realizable amount (in Owners’ opinion) in an amount at least equal to the applicable shortfall;

(u)

upon request, they will provide or they will procure to be provided to the Owners the report(s) of the survey(s) conducted pursuant to Clause 7 of this Charter in form and substance satisfactory to the Owners;

(v)

they shall not sub-charter the Vessel on a bareboat basis without the prior written consent of the Owners (and if such consent is given on the basis that any sub-charterer shall assign its insurance interest to the Owners) and they shall not otherwise permit the sub-chartering of the Vessel for a period exceeding twelve (12) months (including extensions or options for extensions thereto) other than under an Approved Sub-charter provided that as a condition precedent to the execution of any Approved Sub-charter, the Charterers assign all their rights and interests under such Approved Sub-charter and shall use commercially reasonable endeavours to procure such Approved Sub-charterer gives a written acknowledgment of such assignment in form and substance acceptable to the Owners and provide such documents as the Owners may reasonably require regarding the due execution of such Approved Sub-charter;

(w)

in respect of an Approved Sub-charter which contains an option to extend the charter period, they shall notify the Owners as soon as they become aware that the relevant Approved Sub-charterer does not intend to, or has not by the date falling 20 days prior to the date on which such Approved Sub-charter will expire, exercise the relevant option to extend the same;

(x)

they shall not make or pay any dividend or other distribution (in cash or in kind) in respect of its share capital following the occurrence of a Potential Termination Event or Termination Event or which would result in a Potential Termination Event or Termination Event;

(y)	the Vessel shall be registered under the Flag State at all times;

(z)

they shall not enter into any other investments, any sale or leaseback agreements, any off-balance sheet transaction or incur any other liability or obligation (including without limitation, any Financial Indebtedness of any obligations under a guarantee) except:

(i)	liabilities and obligations under the Leasing Documents to which it is or, as the case may be, will be a party; or

(ii)	liabilities or obligations reasonably incurred in the normal course of its business of trading, operating and chartering, maintaining and repairing the Vessel; and

(aa)	any transaction entered into with their Affiliates shall be on arm’s length basis and in good faith.

CLAUSE 47 PURCHASE OPTION

47.1

The Charterers shall have the option, at any time on or after the second anniversary of the Commencement Date, to purchase the Vessel on any Payment Date (the “Purchase Option Date”) specified in a notice (the “Purchase Option Notice”) at the applicable Purchase Option Price, subject always to giving the Owners no less than sixty (60) days’ prior written notice.

47.2

A Purchase Option Notice shall be signed by a duly authorised officer or attorney of the Charterers and, once delivered to the Owners, is irrevocable and the Charterers shall be bound to pay to the Owners the Purchase Option Price on the Purchase Option Date.

47.3	Only one Purchase Option Notice may be served throughout the duration of the Charter Period.

47.4

Upon the Owners’ receipt in full of the Purchase Option Price, the Owners shall transfer the legal and beneficial ownership of the Vessel on an “as is where is” basis (and otherwise in accordance with the terms and conditions set out at Clauses 49.1(a) and 49.1(b)) to the Charterers or their nominees and shall execute a bill of sale and a protocol of delivery and acceptance evidencing the same and any other document strictly necessary to transfer the title of the Vessel to the Charterers (and to the extent required for such purposes the Vessel shall be deemed first to have been redelivered to the Owners).

CLAUSE 48 — PURCHASE OBLIGATION

48.1

Subject to the other provisions of this Charter, in consideration of the Owners entering into this Charter, on the last day of the natural expiration of the Charter Period, provided all moneys owing and payable under this Charter have been fully and irrevocably paid to the Owners:

(a)	subject to the Owners’ right to make the Election as described in this Clause 48.1, the Owners shall pay an amount equal to the Deposit to the Charterers; and

(b)

the Charterers shall on the last day of the natural expiration of the Charter Period, be obliged to purchase from the Owners all of the Owners’ beneficial and legal right, title and interest in the Vessel and all belonging to her and the Owners and the Charterers shall perform their obligations referred to in Clause 49 and the Charterer shall pay the Purchase Obligation Price on the Purchase Obligation Date in relation thereto (unless the Owners agree otherwise in writing and upon such terms and conditions as the Owners may deem fit in their absolute discretion), and the Charterers shall be permitted to set off an amount equal to the Purchase Obligation Price payable by the Charterers to the Owners against the Owners’ obligation to pay the Deposit to the Charterers whereupon such set-off shall be deemed to satisfy the Charterers’ obligation to pay the Purchase Obligation Price to the Owners, provided that the Owners may alternatively elect (the “Election”) to set off their obligation to pay the Deposit (after the Charterers have set off an amount equal to the Purchase Obligation Price therefrom) from the Balloon Charterhire Amount payable on the last Payment Date if the Owners provide the Charterers with 3 Business Days’ written notice of such Election prior to the last Payment Date.

CLAUSE 49 — SALE OF THE VESSEL BY PURCHASE OPTION OR PURCHASE OBLIGATION

49.1

On the Purchase Option Date or the Purchase Obligation Date, all legal and beneficial interest and title in the Vessel shall be transferred to the Charterers by the Owners upon receipt by the Owners of the Purchase Option Price or the Purchase Obligation Price (as the case may be) on an “as is where is” basis and on the following terms and conditions:

(a)

the Charterers expressly agree and acknowledge that no condition, warranty or representation of any kind is or has been given by or on behalf of the Owners in respect of the Vessel or any part thereof, and accordingly the Charterers confirm that they have not, in entering into this Charter, relied on any condition, warranty or representation by the Owners or any person on the Owners’ behalf, express or implied, whether arising by law or otherwise in relation to the Vessel or any part thereof, including, without limitation, warranties or representations as to the description, suitability, quality, merchantability, fitness for any purpose, value, state, condition, appearance, safety, durability, design or operation of any kind or nature of the Vessel or any part thereof, and the benefit of any such condition, warranty or representation by the Owners is hereby irrevocably and unconditionally waived by the Charterers to the extent permissible under applicable law, the Charterers hereby also waive any rights which they may have in tort in respect of any of the matters referred to under this Clause and irrevocably agree that (i) the Owners shall have no greater liability in tort in respect of any such matter than they would have in contract after taking account of all of the foregoing exclusions; (ii) no third party making any representation or warranty relating to the Vessel or any part thereof is the agent of the Owners nor has any such third party authority to bind the Owners thereby and (iii) notwithstanding anything contained above, nothing contained herein is intended to obviate, remove or waive any rights or warranties or other claims relating thereto which the Charterers (or their nominee) or the Owners may have against the manufacturer or supplier of the Vessel or any third party;

(b)

the Vessel shall be free from any registered mortgages or any other liens, encumbrances or debts created or permitted to exist by the Owners (save for those mortgages, liens, encumbrances or debts created under the Leasing Documents);

(c)

the Purchase Option Price or the Purchase Obligation Price (as the case may be) shall be paid by (or on behalf of) the Charterers to the Owners on respectively the Purchase Option Date or the Purchase Obligation Date, together with unpaid amounts of Charterhire and other moneys owing by or accrued or due from the Charterers under this Charter on or prior to the Purchase Option Date or Purchase Obligation Date (as the case may be) which remain unpaid; and

(d)

upon the Purchase Option Price or the Purchase Obligation Price (as the case may be) and all other moneys payable under this Charter being fully and irrevocably paid to the Owners on, and in accordance with, the terms set forth in this Charter (except in the case of Total Loss) the Owners agree (at the cost of the Charterers) to enter into (i) a bill of sale and (ii) a protocol of delivery and acceptance, and the Vessel shall accordingly be deemed delivered to the Charterers on the date and time set out in such protocol of delivery and acceptance (and to the extent required for such purposes the Vessel shall be deemed first to have been redelivered to the Owners).

CLAUSE 50 INDEMNITIES

50.1

The Charterers shall pay such amounts to the Owners, on the Owners’ demand, in respect of all documented claims, expenses, liabilities, losses, fees (including, but not limited to, any legal fees, FME fees, Owner registration fees or vessel registration, and tonnage fees) suffered or incurred by or imposed on the Owners arising directly or indirectly from this Charter and any Leasing Document or in connection with delivery, possession, performance, control, registration, payment of tonnage tax or other registration fees or fees associated with maintaining (or subject to this Charter, changing) the relevant registry of the Vessel, repair, survey, insurance, maintenance, manufacture, purchase, ownership and operation of the Vessel by the Owners and the costs related to the prevention or release of liens or detention of or requisition, use, operation or redelivery, repossession, sale or disposal of the Vessel or any part of it, enforcement of the Owners’ rights under any Leasing Document, and whether prior to, during or after termination of the leasing of this Charter and whether or not the Vessel is in the possession or the control of the Charterers or otherwise. Without prejudice to its generality, this Clause covers any documented claims, expenses, liabilities and losses which arise, or are asserted, under or in connection with any law relating to safety at sea, the ISM Code, the ISPS Code, the MARPOL Protocol, any Environmental Law, any Sanctions, Anti-Money Laundering Laws, Anti-Terrorism Financing Laws or Business Ethics Laws.

50.2

Without prejudice to the above Clause 50.1, if any sum (a “Sum”) due from a Relevant Person under the Leasing Documents, or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(a)	making or filing a claim or proof against that Relevant Person; or

(b)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

the Charterers shall, as an independent obligation, on demand, indemnify the Owners against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

50.3

The obligations of the Charterers under Clause 50 and in respect of any Security Interest created pursuant to the Security Documents will not be affected or discharged by an act, omission, matter or thing which would reduce, release or prejudice any of its obligations under Clause 50 or in respect of any Security Interest created pursuant to the Security Documents (without limitation and whether or not known to it or any Relevant Person) including:

(a)	any time, waiver or consent granted to, or composition with, any Relevant Person or other person;

(b)	the release of any other Relevant Person or any other person under the terms of any composition or arrangement with any creditor of the Guarantor or any of its affiliates;

(c)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect or delay in perfecting, or refusal or neglect to take up or enforce, or delay in taking or enforcing any rights against, or security over assets of, any Relevant Person or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of a Relevant Person or any other person;

(e)	any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Leasing Document or any other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Security Document or any other document or security; or

(g)	any insolvency or similar proceedings.

50.4

Notwithstanding anything to the contrary under the Leasing Documents (but subject and without prejudice to Clause 33) and without prejudice to any right to damages or other claim which the Charterers may have at any time against the Owners under this Charter, the indemnities provided by the Charterers in favour of the Owners shall continue in full force and effect after the Charter Period notwithstanding any breach of the terms of this Charter or such Leasing Document or termination or cancellation of this Charter or such Leasing Document pursuant to the terms hereof or thereof or termination of this Charter or such Leasing Document by the Owners.

50.5

In consideration of the Charterers requesting the Other Owners to charter the Other Vessels to the Other Charterers under the Other Charters, the Charterers hereby irrevocably and unconditionally undertake to pay immediately on demand (as primary obligor) from the Owners or, as the case may be, the Other Owners (or any of them, as the case may be) such amounts in respect of all claims, expenses, liabilities, losses, fees of every kind and nature and all other moneys due, owing and/or payable to the Other Owners under or in connection with the Other Charters, and to indemnify and hold the Other Owners harmless against all such moneys, costs, fees and expenses incurred or suffered or outstanding under the Other Charters.

50.6

All rights which the Charterers have at any time (whether in respect of this Charter or any other transaction) against the Other Charterers, the Associated Charterers or the Guarantor or any of them shall be fully subordinated to the rights of the Owners under the Leasing Documents and until the end of this Charter and unless the Owners otherwise direct, the Charterers shall not exercise any rights which it may have (whether in respect of this Charter or any other transaction) by reason of performance by it of its obligations under the Leasing Documents or by reason of any amount becoming payable, or liability arising, under this Clause:

(a)	to be indemnified by the Other Charterers, the Associated Charterers or the Guarantor or any of them;

(b)	to claim any contribution from any third party providing security for, or any other guarantor of, the Other Charterers’ or the Guarantor’s obligations under the Leasing Documents;

(c)

to take any benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Other Charterers or the Guarantor or any of them under the Leasing Documents or of any other guarantee or security taken pursuant to, or in connection with, the Leasing Documents by any of the aforesaid parties;

(d)

to bring legal or other proceedings for an order requiring any of the Other Charterers or the Guarantor or any of them to make any payment, or perform any obligation, in respect of any Leasing Document;

(e)	to exercise any right of set-off against any of the Other Charterers, the Associated Charterers or the Guarantor or any of them; and/or

(f)	to claim or prove as a creditor of any of the Other Charterers, the Associated Charterers or the Guarantor or any of them,

and if the Charterers receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Owners or the Other Owners by the Other Charterers or the Guarantor or any of them under or in connection with the Leasing Documents to be repaid in full on trust for the Owners or the Other Owners and shall promptly pay or transfer the same to the Owners or the Other Owners as may be directed by the Owners.

50.7

The Charterers hereby irrevocably agree to indemnify and hold harmless the Owners against any claim, expense, liability or loss reasonably incurred by the Owners (and which is notified to the Charterers) in liquidating or employing deposits from their financiers or third parties to fund the acquisition of the Vessel pursuant to the MOA, on or prior to the Commencement Date.

50.8

Notwithstanding anything to the contrary herein (but subject and without prejudice to Clause 33 (Cancellation)) and without prejudice to any right to damages or other claim which the Charterers may have at any time against the Owners under this Charter, the indemnities provided by the Charterers in favour of the Owners shall continue in full force and effect after the Charter Period notwithstanding any breach of the terms of this Charter or termination of this Charter pursuant to the terms hereof or termination of this Charter by the Owners.

CLAUSE 51 — NO SET-OFF OR TAX DEDUCTION

51.1

All payments of Charterhire, the Advance Charterhire, the Deposit, the Purchase Obligation Price or the Purchase Option Price and any other payment made by the Charterers under a Leasing Document shall be paid punctually:

(a)

without any form of set-off (other than the Advance Charterhire and the Deposit which shall be set-off pursuant to Clause 36.2 or, as the case may be, Clause 48.1), cross-claim or condition and in the case of Charterhire, the Advance Charterhire or the Deposit, without previous demand unless otherwise agreed with the Owners; and

(b)	free and clear of any tax deduction or withholding unless required by law.

51.2	Without prejudice to Clause 51.1, if the Charterers are required by law to make a tax deduction from any payment:

(a)	the Owners shall notify the Charterers as soon as they become aware of the requirement; and

(b)

the amount due in respect of the payment shall be increased by the amount necessary to ensure that the Owners receive and retain (free from any liability relating to the tax deduction) a net amount which, after the tax deduction, is equal to the full amount which they would otherwise have received.

51.3	In this Clause “tax deduction” means any deduction or withholding for or on account of any present or future tax, other than a FATCA Deduction.

CLAUSE 52 — INCREASED COSTS

52.1	This Clause 52 applies if the Owners notify the Charterers that they consider that as a result of:

(a)

the introduction or alteration after the date of this Charter of a law or an alteration after the date of this Charter in the manner in which a law is interpreted or applied (disregarding any effect which relates to the application to payments under this Charter of a tax on the Owners’ overall net income); or

(b)

complying with any regulation (including any which relates to capital adequacy or liquidity controls or which affects the manner in which the Owners allocates capital resources to their obligations under this Charter) which is introduced, or altered, or the interpretation or application of which is altered, after the date of this Charter, the Owners (or a parent company of them) has incurred or will incur an increased cost.

52.2	In this Clause 52, “increased cost” means, in relation to the Owners:

(a)

an additional or increased cost incurred as a result of, or in connection with, the Owners having entered into, or being a party to, this Charter, of funding the acquisition of the Vessel pursuant to the MOA or performing their obligations under this Charter;

(b)	a reduction in the amount of any payment to the Owners under this Charter or in the effective return which such a payment represents to the Owners on their capital;

(c)	an additional or increased cost of funding the acquisition of the Vessel pursuant to the MOA; or

(d)	a liability to make a payment, or a return foregone, which is calculated by reference to any amounts received or receivable by the Owners under this Charter,

(e)

and for the purposes of this Clause 52.2 the Owners may in good faith allocate or spread costs and/or losses among their assets and liabilities (or any class of their assets and liabilities) on such basis as they consider appropriate.

52.3

Subject to the terms of Clause 52.1, the Charterers shall pay to the Owners, on the Owners’ demand, the amounts which the Owners from time to time notify the Charterers to be necessary to compensate the Owners for the increased cost.

CLAUSE 53 — CONFIDENTIALITY

53.1

The Parties agree to keep the terms and conditions of this Charter and any other Leasing Documents (the “Confidential Information”) strictly confidential, provided that a Party may disclose Confidential Information in the following cases:

(a)	it is already known to the public or becomes available to the public other than through the act or omission of the disclosing Party;

(b)

it is required to be disclosed under the applicable laws of any Relevant Jurisdiction, by a governmental order, decree, regulation or rule, by an order of a court, tribunal or listing exchange of the Relevant Jurisdiction (including but not limited to an order by the US Securities and Exchange Commission or the New York Stock Exchange), provided that the disclosing Party shall give written notice of such required disclosure to the other Party prior to the disclosure;

(c)	in filings with a court or arbitral body in proceedings in which the Confidential Information is relevant and in discovery arising out of such proceedings;

(d)

to (or through) whom a Party assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Leasing Document (as permitted by the terms thereof), provided that such person receiving Confidential Information shall undertake that it would not disclose Confidential Information to any other party save for circumstances arising which are similar to those described under this Clause or such other circumstances as may be permitted by all Parties;

(e)	to any of the following persons on a need to know basis:

(i)	a shareholder or an Affiliate of either Party or a party referred to in either paragraph (d) or (e) (including the employees, officers and directors thereof);

(ii)	professional advisers retained by a disclosing party; or

(iii)	persons advising on, providing or considering the provision of financing to the disclosing party or an Affiliate,

provided that the disclosing party shall exercise due diligence to ensure that no such person shall disclose Confidential Information to any other party save for circumstances arising which are similar to those described under this Clause or such other circumstances as may be permitted by all Parties; or

(f)	with the prior written consent of all Parties.

CLAUSE 54 — PARTIAL INVALIDITY

If, at any time, any provision of a Leasing Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions under the law of that jurisdiction nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

CLAUSE 55 — SETTLEMENT OR DISCHARGE CONDITIONAL

55.1

Any settlement or discharge under any Leasing Document between the Owners and any Relevant Person or any other person shall be conditional upon no security or payment to the Owners by any Relevant Person or any other person being set aside, adjusted or ordered to be repaid, whether under any insolvency law or otherwise.

55.2

If the Owners consider that an amount paid or discharged by, or on behalf of, a Relevant Person in purported payment or discharge of an obligation of that Relevant Person to the Owners under the Leasing Documents is capable of being avoided or otherwise set aside on the liquidation or administration of that Relevant Person or otherwise, then that amount shall not be considered to have been unconditionally and irrevocably paid or discharged for the purposes of the Leasing Documents.

CLAUSE 56 — CHANGES TO THE PARTIES

56.1	Assignment or transfer by the Charterers

The Charterers shall not assign their rights or transfer by novation any of their rights and obligations under the Leasing Documents except with the prior consent in writing of the Owners (such consent not to be unreasonably withheld if such assignment or transfer is to an Affiliate of the Charterers).

56.2 Transfer by the Owners

(a)

The Owners may change the registered ownership of the Vessel and/or transfer by assignment or novation (or otherwise) any of its rights and obligations under the Leasing Documents at any time to an affiliate or another lessor or financial institution or trust, fund, leasing company or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets or to any other party at any time.

(b)

Any such change in the registered ownership of the Vessel and/or transfer by novation shall be notified by the Owners to the Charterers in advance but shall not require the Charterers’ prior approval provided that notwithstanding such change, this Charter would continue on identical terms (save for logical, consequential or mutually agreed amendments), and the Charterers hereby agree that they shall be liable to the aforesaid new owner of the Vessel for its performance of all obligations pursuant to this Charter after change of the registered ownership of the Vessel from the Owners to such new owner and shall procure that the Guarantor shall execute a guarantee in favour of the new owners for the inter alia, obligations of the Charterers under this Charter, in substantially in the same form as the Guarantee (or such other form as the Guarantor and the new owners may agree).

56.3

The Charterers agree and undertake to enter into any such usual documents as the Owners shall require to complete or perfect the assignment, novation or transfer of the Vessel (with the benefit and burden of this Charter) pursuant to Clause 56.2, at no cost to the Charterers.

CLAUSE 57 — MISCELLANEOUS

57.1

The Charterers waive any rights of sovereign immunity which they or any of their assets may enjoy in any jurisdiction and subjects itself to civil and commercial law with respect to their obligations under this Charter.

57.2

No term of this Charter is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not party to this Charter, save that the Other Owners may rely on the rights conferred on them under Clause 50.5.

57.3

This Charter and each Leasing Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Charter or that Leasing Document, as the case may be.

57.4

These additional clauses shall be read together with the BARECON 2001, and shall constitute a single instrument. In the case of any conflict between the provisions of these additional terms and the BARECON 2001, these additional terms shall prevail.

CLAUSE 58 —FATCA

58.1	Defined terms. For the purposes of this Clause 58, the following terms shall have the following meanings:

“Code” means the United States Internal Revenue Code of 1986, as amended.

“FATCA” means:

(a)	sections 1471 to 1474 of the Code or any associated regulations or other official guidance;

(b)

any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; or

(c)	any agreement pursuant to the implementation of paragraphs (a) or (b) above with the IRS, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Deduction” means a deduction or withholding from a payment under this Charter or the Leasing Documents required by or under FATCA.

“FATCA Exempt Party” means a Relevant Party that is entitled under FATCA to receive payments free from any FATCA Deduction.

“FATCA FFI” means a foreign financial institution as defined in section 1471(d)(4) of the Code which, if a Relevant Party is not a FATCA Exempt Party, could be required to make a FATCA Deduction.

“FATCA Non-Exempt Party” means any Relevant Party who is not a FATCA Exempt Party.

“IRS” means the United States Internal Revenue Service or any successor taxing authority or agency of the United States government.

“Relevant Party” means any party to a Leasing Document.

58.2 FATCA Information.

(a)	Subject to paragraph (c) below, each Relevant Party shall, on the date of this Charter, and thereafter within ten (10) Business Days of a reasonable request by another Relevant Party:

(i)	confirm to that other party whether it is a FATCA Exempt Party or is not a FATCA Exempt Party; and

(ii)

supply to the requesting party (with a copy to all other Relevant Parties) such other form or forms (including IRS Form W-8 or Form W-9 or any successor or substitute form, as applicable) and any other documentation and other information relating to its status under FATCA (including its applicable “pass thru percentage” or other information required under FATCA or other official guidance including intergovernmental agreements) as the requesting party reasonably requests for the purpose of the requesting party’s compliance with FATCA .

(b)

If a Relevant Party confirms to any other Relevant Party that it is a FATCA Exempt Party or provides an IRS Form W-8 or W-9 showing that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that party shall so notify all other Relevant Parties reasonably promptly.

(c)

Nothing in this clause shall oblige any Relevant Party to do anything which would or, in its reasonable opinion, might constitute a breach of any law or regulation, any policy of that party, any fiduciary duty or any duty of confidentiality, or to disclose any confidential information (including, without limitation, its tax returns and calculations); provided, however, that nothing in this paragraph shall excuse any Relevant Party from providing a true, complete and correct IRS Form W-8 or W-9 (or any successor or substitute form where applicable). Any information provided on such IRS Form W-8 or W-9 (or any successor or substitute forms) shall not be treated as confidential information of such party for purposes of this paragraph.

(d)

If a Relevant Party fails to confirm its status or to supply forms, documentation or other information requested in accordance with the provisions of this Charter or the provided information is insufficient under FATCA, then:

(i)

if that party failed to confirm whether it is (and/or remains) a FATCA Exempt Party then such party shall be treated for the purposes of this Charter and the Leasing Documents as if it is a FATCA Non-Exempt Party; and

(ii)

if that party failed to confirm its applicable passthru percentage then such party shall be treated for the purposes of this Charter and the Leasing Documents (and payments made thereunder) as if its applicable passthru percentage is 100%, until (in each case) such time as the party in question provides sufficient confirmation, forms, documentation or other information to establish the relevant facts.

58.3 FATCA Deduction and gross-up by Relevant Party

(a)

If the representation made by the Charterers under Clause 45.1(q) proves to be untrue or misleading such that the Charterers are required to make a FATCA Deduction, the Charterers shall make the FATCA Deduction and any payment required in connection with that FATCA Deduction within the time allowed and in the minimum amount required by FATCA.

(b)

If the Charterers are required to make a FATCA Deduction then the Charterers shall increase the payment due from them to the Owners to an amount which (after making any FATCA Deduction) leaves an amount equal to the payment which would have been due if no FATCA Deduction had been required.

(c)

The Charterers shall promptly upon becoming aware that they must make a FATCA Deduction (or that there is any change in the rate or basis of a FATCA Deduction) notify the Owners accordingly. Within thirty (30) days of the Charterers making either a FATCA Deduction or any payment required in connection with that FATCA Deduction, the Charterers shall deliver to the Owners evidence reasonably satisfactory to the Owners that the FATCA Deduction has been made or (as applicable) any appropriate payment paid to the relevant governmental or taxation authority.

58.4 FATCA Deduction by Owners

The Owners may make any FATCA Deduction they are required by FATCA to make, and any payment required in connection with that FATCA Deduction, and the Owners shall not be required to increase any payment in respect of which they make such a FATCA Deduction or otherwise compensate the recipient for that FATCA Deduction.

58.5 FATCA Mitigation

Notwithstanding any other provision to this Charter, if a FATCA Deduction is or will be required to be made by any party under Clause 58.3 in respect of a payment to the Owners as a result of the Owners not being a FATCA Exempt Party, the Owners shall have the right to transfer their interest in the Vessel (and this Charter) to any person nominated by the Owners and all costs in relation to such transfer shall be for the account of the Charterers.

CLAUSE 59—DEFINITIONS

59.1	In this Charter the following terms shall have the meanings ascribed to them below:

“Acceptance Certificate” means a certificate substantially in the form set out in Schedule I (Acceptance Certificate) to be signed by the Charterers at Delivery.

“Account Bank” means Hamburg Commercial Bank AG acting through its office at Gerhart-Hauptmann-Platz 50, 20095 Hamburg, Germany.

“Account Security” means the document creating security over the Earnings Account executed by the Charterers in favour of the Owners, in the agreed form.

“Advance Charterhire” means the amount equal to the Purchase Price less the Finance Amount.

“Affiliate” means in relation to any person, a subsidiary of that person or a Holding Company of that person or any other subsidiary of that Holding Company.

“Anti-Money Laundering Laws” means all applicable financial record-keeping and reporting requirements, anti-money laundering statutes (including all applicable rules and regulations thereunder) and all applicable related or similar laws, rules, regulations or guidelines, of all jurisdictions including and without limitation, the United States of America, the European Union and the People’s Republic of China and which in each case are (a) issued, administered or enforced by any governmental agency having jurisdiction over any Relevant Person or the Owners; (b) of any jurisdiction in which any Relevant Person or the Owners conduct business; or (c) to which any Relevant Person or the Owners is subjected or subject to.

“Anti-Terrorism Financing Laws” means all applicable anti-terrorism laws, rules, regulations or guidelines of any jurisdiction, including and not limited to the United States of America or the People’s Republic of China which are: (a) issued, administered or enforced by any governmental agency, having jurisdiction over any Relevant Person or the Owners; (b) of any jurisdiction in which any Relevant Person or the Owners conduct business; or (c) to which any Relevant Person or the Owners are subjected or subject to.

“Approved Manager” means Navios Tankers Management Inc. a corporation incorporated under the laws of the Republic of the Marshall Islands having its registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960, any other Affiliate of the Guarantor engaged in providing shipmanagement services, or any other entity engaged in providing shipmanagement services which is otherwise owned by or on behalf of Angeliki Frangou, or any other ship management company approved in writing by the Owners.

“Approved Sub-charter” means any charter or employment of the Vessel exceeding twelve (12) months (taking into account any optional extension period) which has been approved in writing by the Owners.

“Approved Sub-charterer” means any sub-charterer (approved by the Owners in writing) under any Approved Sub-charter.

“Approved Valuer” means Arrow, Fearnleys, Clarksons, Platou, Maersk Brokers, Simpson Spence Young, Howe Robinson, Breamar or any other independent and reputable shipbroker nominated by the Charterers and approved by the Owners.

“Associated Charters” means each bareboat charterparty entered into between each relevant Associated Owner and each relevant Associated Charterer in respect of any of the Associated Vessels.

“Associated Charterer” means each of Thasos Shipping Corporation, Serifos Shipping Corporation, Syros Shipping Corporation, Skiathos Shipping Corporation, Sifnos Shipping Corporation, Folegandros Shipping Corporation, Kithira Shipping Corporation and Antipsara Shipping Corporation (and “Associated Charterers” mean all of them).

“Associated Owner” means each of Great Thasos Limited, Great Serifos Limited, Great Syros Limited, Great Skiathos Limited, Great Sifnos Limited, Great Folegandros Limited, Great Kithira Limited and Great Antipsara Limited (and “Associated Owners” means all of them).

“Associated Vessel” means each of m.v.s “Nave Equinox”, “Nave Alderamin”, “Nave Capella”, “Nave Titan”, “Nave Andromeda”, “Nave Estella”, “Nave Orbit” and “Nave Velocity” (and “Associated Vessels” means all of them).

“Balloon Charterhire Amount” means an amount equal to the lower of (i) 30% of the Estimated Value; and (ii) 30% of the Initial Market Value as may be reduced by a prepayment made in accordance with Clause 46.1(t).

“Breakfunding Costs” means all breakfunding costs and expenses incurred or payable by the Owners when a repayment or prepayment under the relevant funding arrangement entered into by the Owners for the purpose of financing the Purchase Price does not fall on a Payment Date.

“Business Day” means a day on which banks are open for business in the principal business centres of Beijing and Athens and in respect of a day on which a payment is required to be made or other dealing is due to take place under a Leasing Document in Dollars, also a day on which commercial banks are open in New York City and in respect of a day on which LIBOR is to be determined, also a day on which commercial banks are open in London.

“Business Ethics Law” means any laws, regulations and/or other legally binding requirements or determinations in relation to corruption, fraud, collusion, bid-rigging or anti-trust, human rights violations (including forced labour and human trafficking) which are applicable to any Relevant Person or the Owners or to any jurisdiction where activities are performed and which shall include but not be limited to (i) the United Kingdom Bribery Act 2010 and (ii) the United States Foreign Corrupt Practices Act 1977 and all rules and regulations under each of (i) and (ii).

“Cancelling Date” has the meaning given to that term in the MOA.

“Charterhire” means each of, as the context may require, all of the quarterly instalments of hire payable hereunder comprising in each case:

(a)	a component of Charterhire A; and

(b)	a component of Charterhire B.

“Charterhire A” means in relation to each of the 1st to the 28th Payment Date, an amount equal to one twenty-eighth (1/28) of the difference between the Finance Amount and the Balloon Charterhire Amount on the date of this Charter, provided that:

(a)

in relation to the 1st Payment Date, such payment shall be made together with any additional amount equivalent to the interest payable by the Charterers (in their capacity as sellers) to the Owners (in their capacity as buyers) under clause 19(c) of the MOA; and

(b)	in relation to the 28th Payment Date, such payment shall be made together with an additional amount equivalent to the Balloon Charterhire Amount.

“Charterhire B” means in relation to a Payment Date, the interest component calculated at the applicable Interest Rate for the Term ending on that Payment Date on the Outstanding Principal Balance (as calculated on the Outstanding Principal Balance prior to payment of Charterhire A on such Payment Date).

“Charterhire Principal” means the aggregate amount of Charterhire A payable under this Charter.

“Charterhire Principal Balance” means the Charterhire Principal outstanding under this Charter from time to time, as may be reduced by payments or prepayments by the Charterers to the Owners of Charterhire A under this Charter.

“CISADA” means the United States Comprehensive Iran Sanctions, Accountability and Divestment Act of 2010 as it applies to non-US persons.

“Charter Period” means the period commencing on the Commencement Date and described in Clause 32.2 unless it is either terminated earlier pursuant to the terms of this Charter.

“Classification Society” means ABS or any classification society being a member of the International Association of Classification Societies which is approved by the Owners.

“Commencement Date” means the date on which Delivery takes place.

“Delivery” means the delivery of the legal and beneficial interest in the Vessel from the Owners to the Charterers pursuant to the terms of the MOA.

“Deposit” means an amount equal to 5% of the Finance Amount.

“Dollars” or “$” means the lawful currency for the time being of the United States of America.

“Earnings” means all moneys whatsoever which are now, or later become, payable (actually or contingently) and which arise out of the use or operation of the Vessel, including (but not limited to):

(a)

all freight, hire and passage moneys, compensation payable in the event of requisition of the Vessel for hire, all moneys which are at any time payable under any Insurances in respect of loss of hire, remuneration for salvage and towage services, demurrage and detention moneys and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Vessel; and

(b)

if and whenever the Vessel is employed on terms whereby any moneys falling within paragraph (a) are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to the Vessel;

“Earnings Account” means, an account in the name of the Charterers with Account Bank or such bank as the Owners may approve.

“Election” has the meaning stated in Clause 48.1.

“Environmental Claim” means:

(a)	any claim by any governmental, judicial or regulatory authority which arises out of an Environmental Incident or which relates to any Environmental Law; or

(b)	any claim by any other person which relates to an Environmental Incident,

and for this purpose, “claim” means a claim for damages, compensation, contribution, injury, fines, losses and penalties or any other payment of any kind, including in relation to clean-up and removal, whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset.

“Environmental Incident” means:

(a)

any release, emission, spill or discharge of Environmentally Sensitive Material whether within the Vessel or from the Vessel into any other vessel or into or upon the air, water, land or soils (including the seabed) or surface water; or

(b)

any incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, water, land or soils (including the seabed) or surface water from a vessel other than the Vessel and which involves a collision between the Vessel and such other vessel or some other incident of navigation or operation, in either case, in connection with which the Vessel is actually or reasonably expected to be potentially liable to be arrested, attached, detained or injuncted and/or the Vessel and/or any Relevant Person and/or any operator or manager of the Vessel is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)

any other incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, water, land or soils (including the seabed) or surface water otherwise than from the Vessel and in connection with which the Vessel is actually or reasonably expected to be potentially liable to be arrested and/or where any Relevant Person and/or any operator or manager of the Vessel is at fault or allegedly at fault or otherwise liable to any legal or administrative action.

“Environmental Law” means any present or future law relating to pollution or protection of human health or the environment, to conditions in the workplace, to the carriage, generation, handling, storage, use, release or spillage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material.

“Environmentally Sensitive Material” means and includes all contaminants, oil, oil products, toxic substances and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous.

“Estimated Value” means $25,200,000.

“Fee Letter” means any fee letter dated on or around the date hereof setting out the relevant fee(s) payable by the Charterers to the Owners under Clause 41.1.

“Finance Amount” means an amount equivalent to 78% of the Purchase Price.

“Financial Indebtedness” means, in relation to a person (the “debtor”), a liability of the debtor:

(a)	for principal, interest or any other sum payable in respect of any moneys borrowed or raised by the debtor;

(b)	under any loan stock, bond, note or other security issued by the debtor;

(c)	under any acceptance credit, guarantee or letter of credit facility made available to the debtor;

(d)

under a lease, a deferred purchase consideration arrangement (other than deferred payments for assets or services obtained on normal commercial terms in the ordinary course of business) or any other agreement having the commercial effect of a borrowing or raising of money by the debtor;

(e)

under any foreign exchange transaction, any interest or currency swap or any other kind of derivative transaction entered into by the debtor or, if the agreement under which any such transaction is entered into requires netting of mutual liabilities, the liability of the debtor for the net amount; or

(f)

under a guarantee, indemnity or similar obligation entered into by the debtor in respect of a liability of another person which would fall within paragraphs (a) to (e) if the references to the debtor referred to the other person.

“Financial Instruments” means the mortgage, deed of covenant, the general assignment or such other financial security instruments granted to the Owners’ financiers as security for the obligations of the Owners in relation to the financing of the acquisition of the Vessel.

“Flag State” means the Republic of Liberia or any other flag state approved by the Owners in writing.

“General Assignment” means the general assignment executed or to be executed between the Charterers and the Owners in respect of the Vessel, pursuant to which the Charterers shall, inter alia, assign their rights under the Insurances, Earnings and Requisition Compensation and each Approved Sub-charter in favour of the Owners and in the agreed form.

“Group” means the “Guarantor and each of the Guarantor’s subsidiaries from time to time.

“Guarantor” means Navios Maritime Acquisition Corporation, a corporation incorporated under the laws of the Republic of the Marshall Islands having its registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960.

“Guarantee” means a guarantee executed by the Guarantor in favour of the Owners dated on or around the date of this Charter.

“Holding Company” means, in relation to a person, any other person in relation to which it is a subsidiary.

“Initial Market Value” means, in relation to the Vessel, the arithmetic mean of two (2) valuations, each prepared by an Approved Valuer:

(a)	on a date no earlier than thirty (30) days prior to the Commencement Date;

(b)	without physical inspection of the Vessel;

(c)	on the basis of a sale for prompt delivery for cash on normal arm’s length commercial terms as between a willing and a willing buyer, free of any existing charter or other contract of employment; and

(d)	after deducting the estimated amount of the usual and reasonable expenses which would be incurred in connection with the sale.

“Insurances” means:

(a)

all policies and contracts of insurance, including entries of the Vessel in any protection and indemnity or war risks association, which are effected in respect of the Vessel or otherwise in relation to it whether before, on or after the date of this Charter; and

(b)

all rights and other assets relating to, or derived from, any of the foregoing, including any rights to a return of a premium and any rights in respect of any claim whether or not the relevant policy, contract of insurance or entry has expired on or before the date of this Charter.

“Interest Rate” means, in relation to Charterhire B, the rate of interest determined in accordance with Schedule III.

“ISM Code” means the International Safety Management Code (including the guidelines on its implementation), adopted by the International Maritime Organisation Assembly as Resolutions A.741 (18) and A.788 (19), as the same may be amended or supplemented from time to time (and the terms “safety management system”, “Safety Management Certificate” and “Document of Compliance” have the same meanings as are given to them in the ISM Code).

“ISPS Code” means the International Ship and Port Security Code as adopted by the Conference of Contracting Governments to the Safety of Life at Sea Convention 1974 on 13 December 2002 and incorporated as Chapter XI-2 of the Safety of Life at Sea Convention 1974, as the same may be supplemented or amended from time to time.

“Leasing Documents” means this Charter, the MOA, the Fee Letter, the Security Documents, and the Trust Deed.

“LIBOR” means, in relation to a Term:

(a)	the applicable Screen Rate as of the Specified Time for dollars and for a period equal in length to three (3) months; or

(b)	as otherwise determined pursuant to Schedule III (Interest Rate), and if, in either case, that rate is less than zero, LIBOR shall be deemed to be zero.

“Major Casualty” means any casualty to the Vessel in respect of which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds $1,000,000 (or its equivalent in any other currency).

“Manager’s Undertaking” means, in relation to an Approved Manager, the letter of undertaking from the Approved Manager, inter alia, subordinating the rights of such Approved Manager against the Vessel and the Charterers to the rights of the Owners and their financiers (if any) in an agreed form.

“Margin” means 3.90% per annum.

“Market Value” means, in relation to the Vessel at any relevant time, the arithmetic mean of two (2) valuations, each prepared by an Approved Valuer (one selected by the Owners and one selected by the Charterers (but both at the cost of the Charterers)):

(a)	on a date no earlier than thirty (30) days previously;

(b)	without physical inspection of the Vessel;

(c)	on the basis of a sale for prompt delivery for cash on normal arm’s length commercial terms as between a willing and a willing buyer, free of any existing charter or other contract of employment; and

(d)	after deducting the estimated amount of the usual and reasonable expenses which would be incurred in connection with the sale,

provided that, for the purposes set out in Clause 40.3(b)(ii)(B), if the difference in the two (2) valuations obtained as foresaid is more than ten per cent. (10%) of the lower valuation obtained, a third Approved Valuer shall be elected and appointed by the Owners and the Market Value shall be the arithmetic mean of such three (3) valuations and shall be binding to the Owners and the Charterers.

“MARPOL Protocol” means Annex VI (Regulations for the Prevention of Air Pollution from Ships) to the International Convention for the Prevention of Pollution from Ships 1973 (as amended in 1978 and 1997).

“Material Adverse Effect” means, in the opinion of the Owners, a material adverse effect on:

(a)	the business, operations, property, condition (financial or otherwise) or prospects of the Charterers, the Shareholder, the Guarantor or the Group taken as a whole; or

(b)	the ability of any Relevant Person to perform its obligations under any Leasing Document to which it is a party; or

(c)

the validity or enforceability of, or the effectiveness or ranking of any Security Interests granted pursuant to any of the Leasing Documents or the rights or remedies of the Owners under any of the Leasing Documents.

“Minimum Amount” has the meaning given to that term under Clause 46.1 (t).

“MOA” means the memorandum of agreement entered into by the Charterers as sellers and the Owners as buyers dated on the date of this Charter in relation to the sale and purchase of the Vessel.

“Mortgagee” has the meaning given to that term in Clause 35.2.

“Non-Subsidiary Manager” means an Approved Manager which is not a subsidiary of the Guarantor and not owned by Angeliki Frangou.

“OFAC” means the U.S. Department of Treasury’s Office of Foreign Assets Control.

“Original Financial Statements” means the Guarantor’s audited financial statements for the financial year ended 31 December 2019 and its unaudited consolidated management accounts for the financial year ended 31 December 2019.

“Original Jurisdiction” means, in relation to any Relevant Person, the jurisdiction under whose laws they are respectively incorporated as at the date of this Charter.

“Other Charters” means each bareboat charterparty entered into between each relevant Other Owner and each relevant Other Charterer in respect of any of the Other Vessels.

“Other Charterer” means each of Crete Shipping Corporation, Rhea Shipping Corporation and Skyros Shipping Corporation (and “Other Charterers” mean all of them).

“Other Owner” means each of Great Crete Limited, Great Rhea Limited and Great Skyros Limited (and “Other Owners” means all of them).

“Other Vessel” means each of m.v.s “Nave Cetus”, “Perseus N” and “Nave Sextans” (and “Other Vessels” means all of them).

“Outstanding Principal Balance” means the aggregate of:

(a)	the Charterhire Principal Balance; and

(b)	the Purchase Obligation Price.

“Party” means either party to this Charter.

“Payment Date” means each of the twenty-eight (28) dates upon which Charterhire is to be paid by the Charterers to the Owners pursuant to Clause 36.

“Permitted Security Interests” means:

(a)	Security Interests created by a Leasing Document or a Financial Instrument;

(b)	liens for unpaid master’s and crew’s wages in accordance with the ordinary course of operation of the Vessel or in accordance with usual reputable maritime practice;

(c)	liens for salvage;

(d)	liens for master’s disbursements incurred in the ordinary course of trading;

(e)

any other liens arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of the Vessel provided such liens do not secure amounts more than 30 days overdue;

(f)

any Security Interest created in favour of a plaintiff or defendant in any action of the court or tribunal before whom such action is brought as security for costs and expenses where the Owners are prosecuting or defending such action in good faith by appropriate steps; and

(g)

Security Interests arising by operation of law in respect of taxes which are not overdue or for payment of taxes which are overdue for payment but which are being contested by the Owners or the Charterers in good faith by appropriate steps and in respect of which adequate reserves have been made.

“Potential Termination Event” means, an event or circumstance which, with the giving of any notice, the lapse of time, a determination of the Owners and/or the satisfaction of any other condition, would constitute a Termination Event.

“Purchase Obligation” means the purchase obligation referred to in Clause 48.1.

“Purchase Obligation Date” means the last day of the natural expiration of the Charter Period.

“Purchase Obligation Price” means an amount equal to $100.

“Purchase Price” means the lower of:

(a)	the Estimated Value; and

(b)	the Initial Market Value.

“Purchase	Option” means the early purchase option which the Charterers are entitled to exercise pursuant to Clause 47.

“Purchase	Option Date” has the meaning given to that term in Clause 47.1.

“Purchase	Option Notice” has the meaning given to that term in Clause 47.1.

“Purchase	Option Price” means the aggregate of:

(a)

the Outstanding Principal Balance as at the Purchase Option Date together with a fee calculated at the rate of (i) 2% of such Outstanding Principal Balance if the Purchase Option is exercised before the fourth anniversary of the Commencement Date, (ii) 1% of such Outstanding Principal Balance if the Purchase Option is exercised before the sixth anniversary of the Commencement Date and (iii) zero per cent. (0%) if the Purchase Option is exercised any time thereafter;

(b)	any accrued but unpaid Charterhire B accrued, as at the Purchase Option Date;

(c)	any Breakfunding Costs;

(d)	any legal costs incurred by the Owners in connection with the exercise of the Purchase Option under Clause 47; and

(e)	all other amounts payable under this Charter and the other Leasing Documents together with any applicable interest thereon,

less an amount equal to the Deposit.

“Quotation Day” means in relation to any period for which an Interest Rate is to be determined, two (2) Business Days before the first day of that period.

“Relevant Interbank Market” means the London interbank market.

“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

“Relevant Person” means the Charterers, the Other Charterers, the Guarantor, the Shareholder, a Non-Subsidiary Manager and such other party providing security to the Owners for the Charterers’ obligations under this Charter pursuant to a Security Document or otherwise.

“Relevant Jurisdiction” means, in relation to any Relevant Person:

(a)	its Original Jurisdiction;

(b)	any jurisdiction where any property owned by it and charged under a Leasing Document is situated;

(c)	any jurisdiction where it conducts its business; and

(d)	any jurisdiction whose laws govern the perfection of any of the Leasing Documents entered into by it creating a Security Interest.

“Replacement Benchmark” means a benchmark rate which is:

(a)	formally designated, nominated or recommended as the replacement for a Screen Rate by:

(i)	the administrator of that Screen Rate (provided that the market or economic reality that such benchmark rate measures is the same as that measured by that Screen Rate); or

(ii)	any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Benchmark” will be the replacement under paragraph (ii) above;

(b)	in the opinion of the Owners, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to that Screen Rate; or

(c)	in the opinion of the Owners, an appropriate successor to a Screen Rate.

“Requisition Compensation” includes all compensation or other moneys payable by reason of any act or event such as is referred to in paragraph (b) of the definition of “Total Loss”.

“Restricted Countries” means those countries and territories subject to country-wide or territory-wide Sanctions and/or trade embargoes, and those countries whose government is the target of Sanctions in particular but not limited to those of OFAC, including at the date of this Charter, but without limitation, Cuba, Iran, North Korea, Crimea, Venezuela and Syria and any additional countries based on respective country-wide or territory-wide Sanctions being imposed by OFAC or any of the regulative bodies referred to in the definition of Restricted Persons.

“Restricted Person” means a person, entity or any other parties (i) located, domiciled, resident or incorporated in Restricted Countries, and/or (ii) subject to any sanction administrated by the United Nations, the European Union, Switzerland, the United States, OFAC, the United Nations, the United Kingdom, Her Majesty’s Treasury and the Foreign and Commonwealth Office of the United Kingdom, the People’s Republic of China and/or (iii) owned or controlled by or affiliated with persons, entities or any other parties as referred to in (i) and (ii).

“Sanctions” means any sanctions, embargoes, freezing provisions, prohibitions or other restrictions relating to trading, doing business, investment, exporting, financing or making assets available (or other activities similar to or connected with any of the foregoing) imposed by law or regulation of the United Kingdom, the United States of America (including, without limitation, CISADA and OFAC), the People’s Republic of China or the Council of the European Union.

“Sanctions Advisory” means the Sanctions Advisory forthe Maritime Industry, Energy and Metals Sectors, and Related Communities issued May 14, 2020 by the US Department of the Treasury, Department of State and Coast Guard, as may be amended or supplemented, and any similar future advisory.

“Screen Rate” means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for dollars for the relevant period displayed on page LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Owners may specify another page or service displaying the relevant rate.

“Screen Rate Contingency Period” means twenty (20) days.

“Screen Rate Replacement Event” means, in relation to a Screen Rate:

(a)	the methodology, formula or other means of determining that Screen Rate has, in the opinion of the Owners, materially changed;

( )

(i)

(A)	the administrator of that Screen Rate or its supervisor publicly announces that such administrator is insolvent; or

(B)

information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Screen Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Screen Rate;

(ii)

the administrator of that Screen Rate publicly announces that it has ceased or will cease, to provide that Screen Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Screen Rate;

(iii)	the supervisor of the administrator of that Screen Rate publicly announces that such Screen Rate has been or will be permanently or indefinitely discontinued; or

(iv)	the administrator of that Screen Rate or its supervisor announces that that Screen Rate may no longer be used; or

(c)

the administrator of that Screen Rate determines that that Screen Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:

(i)	the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Owners) temporary; or

(ii)	that Screen Rate is calculated in accordance with any such policy or arrangement for a period no less than the Screen Rate Contingency Period; or

(d)	in the opinion of the Owners, that Screen Rate is otherwise no longer appropriate for the purposes of calculating interest under this Charter.

“Secured Liabilities” means all liabilities which:

(a)	the Charterer has, at the date of this Charter or at any later time or times, to the Owners under or in connection with the Leasing Documents or any judgment relating to the Leasing Documents; and

(b)

each Other Charterer has, at the date of this Charter or at any later time or times, to the relevant Other Owner under or in connection with the Leasing Documents (as defined under the relevant Other Charter) or any judgment relating to the Leasing Documents (as defined under the relevant Other Charter), and for this purpose, there shall be disregarded any total or partial discharge of these liabilities, or variation of their terms, which is effected by, or in connection with, any bankruptcy, liquidation, arrangement or other procedure under the insolvency laws of any country.

“Security Documents” means the Guarantee, the Account Security, the General Assignment, the Shares Pledge, the Manager’s Undertaking and any other security documents granted as security for the obligations of the Charterers under or in connection with this Charter.

“Security Interest” means:

(a)	a mortgage, charge (whether fixed or floating) or pledge, any maritime or other lien or any other security interest of any kind;

(b)	the security rights of a plaintiff under an action in rem; or

(c)

any other right which confers on a creditor or potential creditor a right or privilege to receive the amount actually or contingently due to it ahead of the general unsecured creditors of the debtor concerned; however this paragraph (c) does not apply to a right of set off or combination of accounts conferred by the standard terms of business of a bank or financial institution.

“Shareholder” means Aegean Sea Maritime Holdings Inc., a corporation incorporated and existing under the laws of the Republic of the Marshall Islands having its registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960.

“Shares Pledge” means the shares pledge over the shares in the Charterers to be executed by the Shareholder in favour of the Owners on or around the date of this Charter.

“Specified Time” means 11.00am London time on the Quotation Day.

“Term” means, in relation to the definition of “Charterhire B”, a period of three (3) month’s duration, provided that:

(a)	the first Term shall commence on the Commencement Date;

(b)	each subsequent Term shall commence on the last day of the preceding Term;

(c)

any Term which would otherwise end on a non-Business Day shall instead end on the next following Business Day or, if that Business Day is in another calendar month, on the immediately preceding Business Day;

(d)

if any Term commences on the last Business Day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month falling three (3) months thereafter, as the case may be, that Term shall, subject to paragraphs (c),

( )         and (f), end on the last Business Day of such later calendar month;

(e)	any Term which would otherwise overrun a Payment Date shall instead end on that Payment Date; and

(e)	any Term which would otherwise extend beyond the Charter Period shall instead end on the last day of the Charter Period.

“Termination Date” has the meaning given to that term in Clause 44.2.

“Termination Event” means any event described in Clause 44.

“Termination Purchase Price” means, in respect of any date (for the purposes of this definition only, the “Relevant Date”), the aggregate of:

(a)	the Outstanding Principal Balance as at the Relevant Date together with a fee calculated at the rate of 2% of such Outstanding Principal Balance;

(b)	any accrued but unpaid Charterhire B, as at the Relevant Date;

(c)	any Breakfunding Costs;

(d)

any costs incurred and expenses incurred by the Owners (and their financiers (if any)) in locating, repossessing or recovering the Vessel or collecting any payments due under this Charter or in obtaining the due performance of the obligations of the Charterers under this Charter or the other Leasing Documents and any default interest in relation thereto;

(e)	any legal costs incurred by the Owners in connection with the termination of this Charter under Clause 44 or 44A;

(f)	all other outstanding amounts payable under this Charter (including but not limited to default interest) together with any applicable interest thereon.

“Total Loss” means:

(a)	actual, constructive, compromised, agreed or arranged total loss of the Vessel;

(b)

any expropriation, confiscation, requisition or acquisition of the Vessel, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority; or

(c)

any arrest, capture, seizure or detention of the Vessel (including any hijacking or theft but excluding any event specified in paragraph (b) of this definition) unless it is redelivered within thirty (30) days to the full control of the Owners or the Charterers.

“Trust Deed” means a trust deed executed or to be executed between, amongst others, the Owners, the Other Owners, the Charterers, the Other Charterers, the Guarantor and the Approved Manager which, inter alia, sets out the obligations of the Owners in respect of holding on trust all moneys or other assets received or recovered by or on behalf of the Owners and the Other Owners by virtue of any Security Interest or other rights granted to the Owners under or by virtue of the Security Documents.

“US Tax Obligor” means (a) a person which is resident for tax purposes in the United States of America or (b) a person some or all of whose payments under the Leasing Documents are from sources within the United States for United States federal income tax purposes.

“Vessel” means the LR1 tanker named m.v. “NAVE CASSIOPEIA” with IMO No. 9589932 and which is to be registered under the name of the Owners under the flag of the Republic of Liberia upon Delivery.

59.2	In this Charter:

“Approved Manager”, “Approved Sub-charterer”, “Charterers”, “Other Charterers”, “Other Owners”, “Owners”, “Relevant Person”, “Shareholder” or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Leasing Documents;

“agreed form” means, in relation to a document, such document in a form agreed in writing by the Owners;

“asset” includes every kind of property, asset, interest or right, including any present, future or contingent right to any revenues or other payment;

“company” includes any partnership, joint venture and unincorporated association;

“consent” includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration, notarisation and legalisation;

“contingent liability” means a liability which is not certain to arise and/or the amount of which remains unascertained;

“continuing” means, in relation to any Termination Event, a Termination Event which has not been waived by the Owners in writing and in relation to any Potential Termination Event, a Potential Termination Event which has not been waived by the Owners in writing;

“control” over a particular company means the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(a)	cast, or control the casting of, more than 51 per cent, of the maximum number of votes that might be cast at a general meeting of such company; or

(b)	appoint or remove all, or the majority, of the directors or other equivalent officers of such company; or

(c)

give directions with respect to the operating and financial policies of such company with which the directors or other equivalent officers of such company are obliged to comply provided always that when “control” is used in relation to the Group or to a Relevant Person or to the “control” thereof, it shall exclude paragraphs (b) and (c) above;

“document” includes a deed; also a letter, fax or telex;

“expense” means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable value added or other tax;

“law” includes any order or decree, any form of delegated legislation, any treaty or international convention and any regulation or resolution of the Council of the European Union, the European Commission, the United Nations or its Security Council;

“legal or administrative action” means any legal proceeding or arbitration and any administrative or regulatory action or investigation;

“liability” includes every kind of debt or liability (present or future, certain or contingent), whether incurred as principal or surety or otherwise;

“months” shall be construed in accordance with Clause 59.3;

“person” includes any company; any state, political sub-division of a state and local or municipal authority; and any international organisation;

“policy”, in relation to any insurance, includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms;

“protection and indemnity risks” means the usual risks covered by a protection and indemnity association which is a member of the International Group of P&I Clubs including pollution risks, freight, demurrage and defence cover, extended passenger cover and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 6 of the International Hull Clauses (1/11/02 or 1/11/03), clause 8 of the Institute Time Clauses (Hulls)(1/10/83) or clause 8 of the Institute Time Clauses (Hulls) (1/11/1995) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision;

“regulation” includes any regulation, rule, official directive, request or guideline whether or not having the force of law of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

“subsidiary” has the meaning given in Clause 59.4; and

“tax” includes any present or future tax, duty, impost, levy or charge of any kind which is imposed by any state, any political sub-division of a state or any local or municipal authority (including any such imposed in connection with exchange controls), and any connected penalty, interest or fine.

59.3

Meaning of “month”. A period of one or more “months” ends on the day in the relevant calendar month numerically corresponding to the day of the calendar month on which the period started (“the numerically corresponding day”), but:

(a)

on the Business Day following the numerically corresponding day if the numerically corresponding day is not a Business Day or, if there is no later Business Day in the same calendar month, on the Business Day preceding the numerically corresponding day; or

(b)

on the last Business Day in the relevant calendar month, if the period started on the last Business Day in a calendar month or if the last calendar month of the period has no numerically corresponding day;

and “month” and “monthly” shall be construed accordingly.

59.4

Meaning of “subsidiary”. A company (S) is a subsidiary of another company (P) if a majority of the issued shares in S (or a majority of the issued shares in S which carry unlimited rights to capital and income distributions) are directly owned by P or are indirectly attributable to P.

A company (S) is a subsidiary of another company (U) if S is a subsidiary of P and P is in turn a subsidiary of U.

59.5	In this Charter:

(a)

references to a Leasing Document or any other document being in the form of a particular appendix or to any document referred to in the recitals include references to that form with any modifications to that form which the Owners approve;

(b)	references to, or to a provision of, a Leasing Document or any other document are references to it as amended or supplemented, whether before the date of this Charter or otherwise;

(c)	references to, or to a provision of, any law include any amendment, extension, re-enactment or replacement, whether made before the date of this Charter or otherwise; and

(d)	words denoting the singular number shall include the plural and vice versa.

59.6	Headings. In interpreting a Leasing Document or any provision of a Leasing Document, all clauses, sub-clauses and other headings in that and any other Leasing Document shall be entirely disregarded.

EXECUTION PAGE

OWNERS

SIGNED	)
By YANG GUANGYI	)
as an attorney-in-fact	)
for and on behalf of	)	/s/ YANG GUANGYI
GREAT RHODES LIMITED	)
in the presence of:	)

Witness’ signature: /s/ Zhengrong Chen	)
Witness’ name: Zhengrong Chen	)
Witness’ address: Shanghai, China	)

CHARTERERS

SIGNED	)
By GEORGIOS PANAGAKIS	)
as an attorney-in-fact	)
for and on behalf of	)	/s/ GEORGIOS PANAGAKIS
RHODES SHIPPING CORPORATION	)
in the presence of:	)

Witness’ signature: /s/ Aikaterina Dimitriou	)
Witness’ name: Aikaterina Dimitriou	)
Witness’ address: Athens, Greece	)

1	Dated: 12 June 2020

2

RHODES SHIPPING CORPORATION, a corporation incorporated and existing under the laws of the Marshall Islands having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (Name of sellers), hereinafter called the “Sellers”, have agreed to sell, and

3

GREAT RHODES LIMITED, a corporation incorporated and existing under the laws of the Republic of the Marshall Islands having its registered office at Trust Company Complex, Ajeltake Island, Majuro, Marshall Islands MH96960 (Name of buyers), hereinafter called the “Buyers”, have agreed to buy:

4	Name of vessel: NAVE CASSIOPEIA

5	IMO Number: 9589932

6	Classification Society: American Bureau of Shipping

7	Class Notation: as per Classification Certificate

8	Year of Build: 2012 Builder/Yard: SUNGDONG S.B. & MARINE ENG’G CO., LTD.

9	Flag: Liberia Place of Registration: Liberia GT/NT: 42,341 / 22,064

10	hereinafter called the “Vessel”, on the following terms and conditions:

11	Definitions – see also Clause 31 (Definitions) 11

“Agreement” means this memorandum of agreement which shall for the avoidance of doubt, include the rider provisions from Clauses 19 (Payment of pPurchase pPrice) to 31 (Definitions).

12	“Banking Days” are days on which banks are open both in the country of the currency stipulated for
13	the Purchase Price in Clause 1 (Purchase Price) and in the place of closing stipulated in Clause 8
14	(Documentation) and (add additional jurisdictions as appropriate).

15	“Buyers’ Nominated Flag State” means Liberia (state flag state).

16	“Class” means the class notation referred to above.

17	“Classification Society” means the classification Ssociety referred to above Iin Line 6.

18	“Deposit” shall have the meaning given in Clause 2 (Deposit)

19	“Deposit Holder” means (state name and location of Deposit Holder) or, if left blank, the
20	Sellers’ Bank, which shall hold and release the Deposit in accordance with this Agreement.

21	“In writing” or “written” means a letter handed over from the Sellers to the Buyers or vice versa, a
22	registered letter, e-mail or telefax.

23	“Parties” means the Sellers and the Buyers.

24	“Purchase Price” means the price for the Vessel as stated in Clause 1 (Purchase Price).

25	“Sellers’ Account” means (state details of bank account) at the Sellers’ Bank.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copied, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopted by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

26	“Sellers’ Bank” means (state name of bank, branch and details) or, if left blank, the bank
27	notified by the Sellers to the Buyers for receipt of the balance of the Purchase Price.

28 1.	Purchase Price - see Clause 19 (Payment of pPurchase pPrice)

29	See Clause 19The Purchase Price is (state currency and amount both in words and figures).

30 2.	Deposit

31	As security for the correct fulfilment of this Agreement the Buyers shall lodge a deposit of
32	% ( per cent) or, if left blank, 10% (ten per cent), of the Purchase Price (the
33	“Deposit”) in an interest bearing account for the Parties with the Deposit Holder within three (3)
34	Banking Days after the date that:

35	(i) this Agreement has been signed by the Parties and exchanged in original or by
36	e mail or telefax; and

37	(ii) the Deposit Holder has confirmed in writing to the Parties that the account has been
38	opened.

39	The Deposit shall be released in accordance with joint written instructions of the Parties.
40	Interest, if any, shall be credited to the Buyers. Any fee charged for holding and releasing the
41	Deposit shall be borne equally by the Parties. The Parties shall provide to the Deposit Holder
42	all necessary documentation to open and maintain the account without delay.

43 3.	Payment - see Clause 19 (Payment of pPurchase pPrice)

44	See Clause 19On delivery of the Vessel, but not later than three (3) Banking Days after the date that Notice of
45	Readiness has been given in accordance with Clause 5 (Time and place of delivery and
46	notices):

47	(i) the Deposit shall be released to the Sellers; and

48	(ii) the balance of the Purchase Price and all other sums payable on delivery by the Buyers
49	to the Sellers under this Agreement shall be paid in full free of bank charges to the
50	Sellers’ Account.

51 4.	Inspection

52	(a)* The Buyers have inspected and accepted the Vessel’s classification records. The Buyers
53	have also inspected the Vessel at/in (state place) on (state date) and have
54	accepted the Vessel following this inspection and the sale is outright and definite, subject only
55	to the terms and conditions of this Agreement.
56	(b)* The Buyers shall have the right to inspect the Vessel’s classification records and declare
57	whether same are accepted or not within (state date/period).

58	The Sellers shall make the Vessel available for inspection at/in (state place/range) within
59	(state date/period).

60	The Buyers shall undertake the inspection without undue delay to the Vessel. Should the
61	Buyers cause undue delay they shall compensate the Sellers for the losses thereby incurred.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copied, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopted by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

62	The Buyers shall inspect the Vessel without opening up and without cost to the Sellers.

63	During the inspection, the Vessel’s deck and engine log books shall be made available for
64	examination by the Buyers.

65	The sale shall become outright and definite, subject only to the terms and conditions of this
66	Agreement, provided that the Sellers receive written notice of acceptance of the Vessel from
67	the Buyers within seventy two (72) hours after completion of such inspection or after the
68	date/last day of the period stated in Line 59, whichever is earlier.

69	Should the Buyers fail to undertake the inspection as scheduled and/or notice of acceptance of
70	the Vessel’s classification records and/or of the Vessel not be received by the Sellers as
71	aforesaid, the Deposit together with interest earned, if any, shall be released immediately to the
72	Buyers, whereafter this Agreement shall be null and void.

73	*4(a) and 4(b) are alternatives; delete whichever is not applicable. In the absence of deletions,
74	alternative 4(a) shall apply.

75 5.	Time and place of delivery and notices

76	(a) The Vessel shall be delivered and taken over in international waters or otherwise, safely afloat at a safe and accessible berth or
77	anchorage at any such place as the Buyers and the Sellers may agree/in (state place/range) in the Sellers’ option.

78	Notice of Readiness shall not be tendered before: (date)

79	Cancelling Date (see Clauses 5(c), 6 (a)(i), 6 (a) (iii) and 14):

80	(b) The Sellers shall keep the Buyers well informed of the Vessel’s itinerary and shall
81

provide the Buyers with twenty (20), ten (10), five (5) and three (3) days’ reasonable prior written notice of at least three (3) Business Days (or such shorter period as the Buyers may agree) of the date the

82	Sellers intend to tender Notice of Readiness and of the intended place of delivery.

83	When the Vessel is, on a day being a Business Day, at the place of delivery and physically ready for delivery in accordance with
84	this Agreement, the Sellers shall give the Buyers a written Notice of Readiness for delivery.

85	(c) If the Sellers anticipate that, notwithstanding the exercise of due diligence by them, the
86	Vessel will not be ready for delivery by the Cancelling Date they may notify the Buyers in writing
87	stating the date when they anticipate that the Vessel will be ready for delivery and proposing a
88	new Cancelling Date. Upon receipt of such notification the Buyers shall have the option of
89	either cancelling this Agreement in accordance with Clause 14 (Sellers’ Default) within three (3)
90	Banking Days of receipt of the notice or of accepting the new date as the new Cancelling Date.
91	If the Buyers have not declared their option within three (3) Banking Days of receipt of the
92	Sellers’ notification or if the Buyers accept the new date, the date proposed in the Sellers’
93	notification shall be deemed to be the new Cancelling Date and shall be substituted for the
94	Cancelling Date stipulated in line 79.

95	If this Agreement is maintained with the new Cancelling Date all other terms and conditions
96	hereof including those contained in Clauses 5(b) and 5(d) shall remain unaltered and in full
97	force and effect.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copied, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopted by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

98	(d) Cancellation, failure to cancel or acceptance of the a new Cancelling Date shall be entirely
99	without prejudice to any claim for damages the Buyers may have under Clause 14 (Sellers’
100	Defaultdefault) for the Vessel not being ready by the original Cancelling Date.

101	(e) Should the Vessel become an actual, constructive or compromised t Total lLoss before delivery
102	the Deposit together with interest earned, if any, shall be released immediately to the Buyers
103	whereafter this Agreement shall be null and void terminate (provided that any provision hereof expressed to survive such termination shall do so in accordance with its terms).

104 6.	Divers Inspection / Drydocking

105	(a)*
106	(i) The Buyers shall have the option at their cost and expense to arrange for an underwater
107	inspection by a diver approved by the Classification Society prior to the delivery of the
108	Vessel. Such option shall be declared latest nine (9) days prior to the Vessel’s intended
109	date of readiness for delivery as notified by the Sellers pursuant to Clause 5(b) of this
110	Agreement. The Sellers shall at their cost and expense make the Vessel available for
111	such inspection. This inspection shall be carried out without undue delay and in the
112	presence of a Classification Society surveyor arranged for by the Sellers and paid for by
113	the Buyers. The Buyers’ representative(s) shall have the right to be present at the diver’s
114	inspection as observer(s) only without interfering with the work or decisions of the
115	Classification Society surveyor. The extent of the inspection and the conditions under
116	which it is performed shall be to the satisfaction of the Classification Society. If the
117	conditions at the place of delivery are unsuitable for such inspection, the Sellers shall at
118	their cost and expense make the Vessel available at a suitable alternative place near to
119	the delivery port, in which event the Cancelling Date shall be extended by the additional
120	time required for such positioning and the subsequent re positioning. The Sellers may
121	not tender Notice of Readiness prior to completion of the underwater inspection.

122	(ii) If the rudder, propeller, bottom or other underwater parts below the deepest load line are
123	found broken, damaged or defective so as to affect the Vessel’s class, then (1) unless
124	repairs can be carried out afloat to the satisfaction of the Classification Society, the
125	Sellers shall arrange for the Vessel to be drydocked at their expense for inspection by
126	the Classification Society of the Vessel’s underwater parts below the deepest load line,
127	the extent of the inspection being in accordance with the Classification Society’s rules (2)
128	such defects shall be made good by the Sellers at their cost and expense to the
129	satisfaction of the Classification Society without condition/recommendation** and (3) the
130	Sellers shall pay for the underwater inspection and the Classification Society’s
131	attendance.

132	Notwithstanding anything to the contrary in this Agreement, if the Classification Society
133	do not require the aforementioned defects to be rectified before the next class
134	drydocking survey, the Sellers shall be entitled to deliver the Vessel with these defects
135	against a deduction from the Purchase Price of the estimated direct cost (of labour and
136	materials) of carrying out the repairs to the satisfaction of the Classification Society,
137	whereafter the Buyers shall have no further rights whatsoever in respect of the defects
138	and/or repairs. The estimated direct cost of the repairs shall be the average of quotes
139	for the repair work obtained from two reputable independent shipyards at or in the
140	vicinity of the port of delivery, one to be obtained by each of the Parties within two (2)
141	Banking Days from the date of the imposition of the condition/recommendation, unless
142	the Parties agree otherwise. Should either of the Parties fail to obtain such a quote within
143	the stipulated time then the quote duly obtained by the other Party shall be the sole basis
144	for the estimate of the direct repair costs. The Sellers may not tender Notice of

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copied, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopted by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

145	Readiness prior to such estimate having been established.

146	(iii) If the Vessel is to be drydocked pursuant to Clause 6(a)(ii) and no suitable dry docking
147	facilities are available at the port of delivery, the Sellers shall take the Vessel to a port
148	where suitable drydocking facilities are available, whether within or outside the delivery
149	range as per Clause 5(a). Once drydocking has taken place the Sellers shall deliver the
150	Vessel at a port within the delivery range as per Clause 5(a) which shall, for the purpose
151	of this Clause, become the new port of delivery. In such event the Cancelling Date shall
152	be extended by the additional time required for the drydocking and extra steaming, but
153	limited to a maximum of fourteen (14) days.

154	(b)* The Sellers shall place the Vessel in drydock at the port of delivery for inspection by the
155	Classification Society of the Vessel’s underwater parts below the deepest load line, the extent
156	of the inspection being in accordance with the Classification Society’s rules. If the rudder,
157	propeller, bottom or other underwater parts below the deepest load line are found broken,
158	damaged or defective so as to affect the Vessel’s class, such defects shall be made good at the
159	Sellers’ cost and expense to the satisfaction of the Classification Society without
160	condition/recommendation**. In such event the Sellers are also to pay for the costs and
161	expenses in connection with putting the Vessel in and taking her out of drydock, including the
162	drydock dues and the Classification Society’s fees. The Sellers shall also pay for these costs
163	and expenses if parts of the tailshaft system are condemned or found defective or broken so as
164	to affect the Vessel’s class. In all other cases, the Buyers shall pay the aforesaid costs and
165	expenses, dues and fees.

166	(c) If the Vessel is drydocked pursuant to Clause 6 (a)(ii) or 6 (b) above:

167	(i) The Classification Society may require survey of the tailshaft system, the extent of the
168	survey being to the satisfaction of the Classification surveyor. If such survey is
169	not required by the Classification Society, the Buyers shall have the option to require the
170	tailshaft to be drawn and surveyed by the Classification Society, the extent of the survey
171	being in accordance with the Classification Society’s rules for tailshaft survey and
172	consistent with the current stage of the Vessel’s survey cycle. The Buyers shall declare
173	whether they require the tailshaft to be drawn and surveyed not later than by the
174	completion of the inspection by the Classification Society. The drawing and refitting of
175	the tailshaft shall be arranged by the Sellers. Should any parts of the tailshaft system be
176	condemned or found defective so as to affect the Vessel’s class, those parts shall be
177	renewed or made good at the Sellers’ cost and expense to the satisfaction of
178	Classification Society without condition/recommendation**.

179	(ii) The costs and expenses relating to the survey of the tailshaft system shall be borne by
180	the Buyers unless the Classification Society requires such survey to be carried out or if
181	parts of the system are condemned or found defective or broken so as to affect the
182	Vessel’s class, in which case the Sellers shall pay these costs and expenses.

183	(iii) The Buyers’ representative(s) shall have the right to be present in the drydock, as
184	observer(s) only without interfering with the work or decisions of the Classification
185	Society surveyor.

186	(iv) The Buyers shall have the right to have the underwater parts of the Vessel cleaned
187	and painted at their risk, cost and expense without interfering with the Sellers’ or the
188	Classification Society surveyor’s work, if any, and without affecting the Vessel’s timely
189	delivery. If, however, the Buyers’ work in drydock is still in progress when the
190	Sellers have completed the work which the Sellers are required to do, the additional

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copied, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopted by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

191	docking time needed to complete the Buyers’ work shall be for the Buyers’ risk, cost and
192	expense. In the event that the Buyers’ work requires such additional time, the Sellers
193	may upon completion of the Sellers’ work tender Notice of Readiness for delivery whilst
194	the Vessel is still in drydock and, notwithstanding Clause 5(a), the Buyers shall be
195	obliged to take delivery in accordance with Clause 3 (Payment), whether the Vessel is in
196	drydock or not.

197	*6 (a) and 6 (b) are alternatives; delete whichever is not applicable. In the absence of deletions,
198	alternative 6 (a) shall apply.

199	**Notes or memoranda, if any, in the surveyor’s report which are accepted by the Classification
200	Society without condition/recommendation are not to be taken into account.

201 7.	Spares, bunkers and other items

202	The Sellers shall deliver the Vessel to the Buyers with everything belonging to her on board
203	and on shore. All spare parts and spare equipment including spare tail-end shaft(s) and/or
204	spare propeller(s)/propeller blade(s), if any, belonging to the Vessel at the time of inspectiondelivery
205	used or unused, whether on board or not shall become the Buyers’ property, but spares on
206	order are excluded. Forwarding charges, if any, shall be for the Buyers’ account. The Sellers
207	are not required to replace spare parts including spare tail-end shaft(s) and spare
208	propeller(s)/propeller blade(s) which are taken out of spare and used as replacement prior to
209	delivery, but the replaced items shall be the property of the Buyers. Unused stores and
210	provisions shall be included in the sale and be taken over by the Buyers without extra payment.

211	Library and forms exclusively for use in the Sellers’ vessel(s) and captain’s, officers’ and crew’s
212	personal belongings including the slop chest are excluded from the sale without compensation,
213	as well as the following additional items: (include list)

214	Items on board which are on hire or owned by third parties, listed as follows, are excluded from
215	the sale without compensation: (include list)

216	Items on board at the time of inspection which are on hire or owned by third parties, not listed
217	above, shall be replaced or procured by the Sellers prior to delivery at their cost and expense.
218	The Buyers shall take over remaining bunkers and unused lubricating and hydraulic oils and
219	greases in storage tanks and unopened drums at not extra cost. and pay either:

220	(a) *the actual net price (excluding barging expenses) as evidenced by invoices or vouchers; or

221	(b) *the current net market price (excluding barging expenses) at the port and date of delivery
222	of the Vessel or, if unavailable, at the nearest bunkering port,

223	for the quantities taken over.

224	Payment under this Clause shall be made at the same time and place and in the same
225	currency as the Purchase Price.

226	“inspection” in this Clause 7, shall mean the Buyers’ inspection according to Clause 4(a) or 4(b)
227	(Inspection), if applicable. If the Vessel is taken over without inspection, the date of this
228	Agreement shall be the relevant date.

229	*(a) and (b) are alternatives, delete whichever is not applicable. In the absence of deletions
230	alternative (a) shall apply.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copied, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopted by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

231 8.	Documentation

232	The place of closing: To be agreed between the Buyers and the Sellers.

233

(a) In exchange for pPayment of the Purchase Price shall be subject to the terms of Clauses 19 (Payment of pPurchase pPrice) and 20 (Further conditions precedent) and further conditional on the provision by the Sellers of the following the Sellers shall provide the Buyers with the

234	following delivery documents:

235	(i) Legal Bill(s) of Sale in a form recordable in the Buyers’ Nominated Flag State,
236	transferring title of the Vessel and stating that the Vessel is free from all mortgages,
237	encumbrances and maritime liens (whether maritime or otherwise) or any other debts whatsoever, duly notarially attested
238	and legalised or apostilled, as required by the Buyers’ Nominated Flag State;

239	(ii) Evidence that all necessary corporate, shareholder and other action has been taken by
240	the Sellers to authorise the execution, delivery and performance of this Agreement;

241	(iii) Power of Attorney of the Sellers appointing one or more representatives to act on behalf
242	of the Sellers in the performance of this Agreement, duly notarially attested and legalised
243	or apostilled (as appropriate);

244	(iv) Certificate or Transcript of Registry issued by the competent authorities of the flag state
245	on the date of delivery evidencing the Sellers’ ownership of the Vessel and that the
246	Vessel is free from registered encumbrances and mortgages, to be faxed or e-mailed by
247	such authority to the closing meeting with the original to be sent to the Buyers as soon as
248	possible after delivery of the Vessel;

249	(v) Declaration of Class or (depending on the Classification Society) a Class Maintenance
250	Certificate issued within three (3) BusinessBanking Days prior to delivery confirming that the
251	Vessel is in Class free of overdue condition/recommendation;

252	(vi) Certificate of Deletion of the Vessel from the Vessel’s registry or other official evidence of
253	deletion appropriate to the Vessel’s registry at the time of delivery, or, in the event that
254	the registry does not as a matter of practice issue such documentation immediately, a
255	written undertaking by the Sellers to effect deletion from the Vessel’s registry forthwith
256	and provide a certificate or other official evidence of deletion to the Buyers promptly and
257	latest within four (4) weeks after the Purchase Price has been paid and the Vessel has
258	been delivered;

259	(vii) A copy of the Vessel’s Continuous Synopsis Record certifying the date on which the
260	Vessel ceased to be registered with the Vessel’s registry, or, in the event that the registry
261	does not as a matter of practice issue such certificate immediately, a written undertaking
262	from the Sellers to provide the copy of this certificate promptly upon it being issued
263	together with evidence of submission by the Sellers of a duly executed Form 2 stating
264	the date on which the Vessel shall cease to be registered with the Vessel’s registry;

265	(viii) Commercial Invoice for the Vessel;

266	(ix) Commercial Invoice(s) for bunkers, lubricating and hydraulic oils and greases;

267	(x) A copy of the Sellers’ letter to their satellite communication provider cancelling the
268	Vessel’s communications contract which is to be sent immediately after delivery of the

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copied, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopted by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

269	Vessel;

270	(xvii) Any additional documents as may reasonably be required by the competent authorities of
271

the Buyers’ Nominated Flag State for the purpose of registering the Vessel, each in a form acceptable to the Buyers’ Nominated Flag State, duly notarially attested and legalised or apostilled (if required) provided the

272	Buyers notify the Sellers of any such documents as soon as possible after the date of
273	this Agreement; and

274	(xviii) The Sellers’ letter of confirmation that to the best of their knowledge, the Vessel is not
275	black listed by any nation or international organisation.

276	(b) At the time of delivery the Buyers shall provide the Sellers with:

277	(i) Evidence that all necessary corporate, shareholder and other action has been taken by
278	the Buyers to authorise the execution, delivery and performance of this Agreement; and

279	(ii) Power of Attorney of the Buyers (if any) appointing one or more representatives to act on behalf
280	of the Buyers in the performance of this Agreement, duly notarially attested and legalised
281	or apostilled (as appropriateif so required by the Buyers’ Nominated Flag State).

282	(c) If any of the documents listed in Sub-clauses (a) and (b) above are not in the English
283	language they shall be accompanied by an English translation by an authorised translator or
284	certified by a lawyer qualified to practice in the country of the translated language.

285	(d) The Parties shall to the extent possible exchange copies, drafts or samples of the
286	documents listed in Sub-clause (a) and Sub-clause (b) above for review and comment by the
287

other party not later than three (3) Business Days (or such shorter period as the Buyers may agree) prior to the Scheduled Delivery Date (state number of days), or if left blank, nine (9) days prior to the

288	Vessel’s intended date of readiness for delivery as notified by the Sellers pursuant to
289	Clause 5(b) of this Agreement.

290	(e) On delivery, Concurrent with the exchange of documents in Sub clause (a) and Sub clause (b) above,
291	the Sellers shall also hand to the Buyers copies of the classification certificate(s) as well as all plans,
292	drawings and manuals, (excluding ISM/ISPS manuals), which are on board the Vessel (with the originals to follow promptly after delivery). Other
293	certificates which are on board the Vessel shall also be handed over to the Buyers unless
294	the Sellers are required to retain same, in which case the Buyers have the right to take copies.

295	(f) Other technical documentation which may be in the Sellers’ possession shall promptly after
296	delivery be forwarded to the Buyers at their Sellers’ expense, if they so request. The Sellers may keep
297	the Vessel’s log books but the Buyers have the right to take copies of same.

298	(g) The Parties shall sign and deliver to each other a Protocol of Delivery and Acceptance
299	confirming the date and time of delivery of the Vessel from the Sellers to the Buyers.

300 9. Encumbrances

301	The Sellers warrant that the Vessel, at the time of delivery, is free from all charters (other than the Bareboat Charter and any Approved Sub-charter),

302	encumbrances, mortgages and maritime liens (whether maritime or otherwise) or any other debts whatsoever, and is not subject
303	to Port State or other administrative detentions. The Sellers hereby undertake to indemnify the

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copied, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopted by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

304	Buyers against all consequences of claims made against the Vessel which have been incurred
305	prior to the time of delivery.

306 10. Taxes, fees and expenses

307	Any taxes, fees and expenses in connection with the purchase of the Vessel and registration in the Buyers’
308	Nominated Flag State shall be for the Buyers’ account, whereas similar charges and in connection
309	with the closing of the Sellers’ register shall be for the Sellers’ account.

310 11. Condition on delivery

311	The Vessel with everything belonging to her shall be at the Sellers’ risk and expense until she is
312	delivered to the Buyers, but subject pursuant to the terms and conditions of this Agreement she shall be
313	delivered and taken over as she was at the time of inspection, fair wear and tear excepted.

314	However, the Vessel shall be delivered free of cargo and free of stowaways with her Class
315	maintained without free from all overdue condition/recommendation*, free of average damage affecting the Vessel’s
316	class, and with her classification certificates and national certificates, as well as all other
317	certificates the Vessel had at the time of inspectiondelivery, valid and unextended without
318	condition/recommendation* by the Classification Society or the relevant authorities at the time
319	of delivery.

320	“inspection” in this Clause 11, shall mean the Buyers’ inspection according to Clause 4(a) or
321	4(b) (Inspections), if applicable. If the Vessel is taken over without inspection, the date of this
322	Agreement shall be the relevant date.

323	*Notes and memoranda, if any, in the surveyor’s report which are accepted by the Classification
324	Society without condition/recommendation are not to be taken into account.

325 12. Name/markings

326	Upon delivery the Buyers undertake to change the name of the Vessel and alter funnel
327	markings.

328 13. Buyers’ default

329	Should the Deposit not be lodged in accordance with Clause 2 (Deposit), the Sellers have the
330	right to cancel this Agreement, and they shall be entitled to claim compensation for their losses
331	and for all expenses incurred together with interest.
332	Should the Purchase Price not be paid in accordance with Clause 3 (Payment) this Agreement, the Sellers
333	have the right to cancel this Agreement, in which case it shall terminate whereupon all the Buyers’ liabilities hereunder shall be extinguished. the Deposit together with interest
334	earned, if any, shall be released to the Sellers. If the Deposit does not cover their loss, the
335	Sellers shall be entitled to claim further compensation for their losses and for all expenses
336	incurred together with interest.

337 14. Sellers’ default

338	Should the Sellers fail to give Notice of Readiness in accordance with Clause 5(b) or fail to be
339	ready to validly complete a legal transfer by the Cancelling Date the Buyers shall have the
340	option of cancelling this Agreement. If after Notice of Readiness has been given but before
341	the Buyers have taken delivery, the Vessel ceases to be physically ready for delivery and is not

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copied, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopted by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

342	made physically ready again by the Cancelling Date and new Notice of Readiness given, the
343	Buyers shall retain their option to cancel. In the event that the Buyers elect to cancel this
344	Agreement, the Deposit together with interest earned, if any, shall be released to them
345	immediately.

346

Without prejudice to any of the rights the Buyers may have under the Leasing Documents, at law or otherwise, Sshould the Sellers fail to give Notice of Readiness by the Cancelling Date or fail to be ready to

347	validly complete a legal transfer as aforesaid they shall make due compensation to the Buyers
348	for their loss and for all documented expenses together with interest if their failure is due to proven
349	negligence and whether or not the Buyers cancel this Agreement.

350 15. Buyers’ representatives

351	After this Agreement has been signed by the Parties and the Deposit has been lodged, the
352	Buyers have the right to place two (2) representatives on board the Vessel at their sole risk and
353	expense.

354	These representatives are on board for the purpose of familiarisation and in the capacity of
355	observers only, and they shall not interfere in any respect with the operation of the Vessel. The
356	Buyers and the Buyers’ representatives shall sign the Sellers’ P&I Club’s standard letter of
357	indemnity prior to their embarkation.

358 16. Law and Arbitration - see Clause 30 (Governing lLaw and eEnforcement)

359	(a) *This Agreement shall be governed by and construed in accordance with English law and
360	any dispute arising out of or in connection with this Agreement shall be referred to arbitration in
361	London in accordance with the Arbitration Act 1996 or any statutory modification or re
362	enactment thereof save to the extent necessary to give effect to the provisions of this Clause.

363	The arbitration shall be conducted in accordance with the London Maritime Arbitrators
364	Association (LMAA) Terms current at the time when the arbitration proceedings are
365	commenced.

366	The reference shall be to three arbitrators. A party wishing to refer a dispute to arbitration shall
367	appoint its arbitrator and send notice of such appointment in writing to the other party requiring
368	the other party to appoint its own arbitrator within fourteen (14) calendar days of that notice and
369	stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own
370	arbitrator and gives notice that it has done so within the fourteen (14) days specified. If the
371	other party does not appoint its own arbitrator and give notice that it has done so within the
372	fourteen (14) days specified, the party referring a dispute to arbitration may, without the
373	requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator
374	and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on
375	both Parties as if the sole arbitrator had been appointed by agreement.

376	In cases where neither the claim nor any counterclaim exceeds the sum of US$100,000 the
377	arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at
378	the time when the arbitration proceedings are commenced.

379	(b) *This Agreement shall be governed by and construed in accordance with Title 9 of the
380	United States Code and the substantive law (not including the choice of law rules) of the State
381	of New York and any dispute arising out of or in connection with this Agreement shall be
382	referred to three (3) persons at New York, one to be appointed by each of the parties hereto,
383	and the third by the two so chosen; their decision or that of any two of them shall be final, and

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copied, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopted by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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385	eempet-ent-jensdietien,The-pfeeeedings shall be conducted in accordance with the rules of the
386	Society of Maritime Arbitrators, Inc.

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392	referred to arbitration at {state place), subject to the procedures applicable there.

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395 17. Notices - see Clause 26 (Notices)

396	All notices to be provided under this Agreement shall be in writing.

397	Contact details for recipients of notices arc as follows:

398	For the Buyers:

399	For the Sellers:

400 18. Entire Agreement

401	The written terms of this Agreement (together with the other Leasing Documents) comprise the entire agreement between the Buyers and

402	the Sellers in relation to the sale and purchase of the Vessel and supersede all previous
403	agreements whether oral or written between the Parties in relation thereto.

404	Each of the Parties acknowledges that in entering into this Agreement it has not relied on and
405	shall have no right or remedy in respect of any statement, representation, assurance or
406	warranty (whether or not made negligently) other than as is expressly set out in this Agreement.

407	Any terms implied into this Agreement by any applicable statute or law are hereby excluded to
408	the extent that such exclusion can legally be made. Nothing in this Clause shall limit or exclude
409	any liability for fraud.

For and on behalf of the Sellers                                For and on behalf of the Buyers

Name: GEORGIOS PANAGAKIS                        Name:

Title:                                                                           Title:

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copied, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopted by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

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386	Society-of-WieFit-iffie-k-bitFater-sr Inc.

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395 17. Notices - see Clause 26 I: Notices)

396	AH-r+et-iees-te-be-pr-ravieleel-u.Rder-t-Wks-Atr-eem-eot-s494-1-be4n-vofi-t4-rig:

397	ceefitest-eleta-i-16-fer-Feelpiehts-ef-Ret-iees-afe-as-fei4ews4

398	.FeFt4eiluye-Fsi

399	For the Sellers:

400 18. Entire Agreement

401	The written terms of this Agreement toflether with the other Leasing Document_sicomprise the entire agreement between the Buyers and
402	the Sellers in relation to the sale and purchase of the Vessel and supersede all previous
403	agreements whether oral or written between the Parties in relation thereto.

404	Each of the Parties acknowledges that in entering into this Agreement it has not relied on and
405	shall have no right or remedy in respect of any statement, representation, assurance or
406	warranty (whether or not made negligently) other than as is expressly set out in this Agreement.

407	Any terms Implied into this Agreement by any applicable statute or law are hereby excluded to
408	the extent that such exclusion can legally be made. Nothing in this Clause shall limit or exclude
409	any liability for fraud.

For and on behalf of the Sellers                                For and on behalf of the Buyers

Name:                                                                        Name: s/s YANG GUANGYI

Title:                                                                           Title: Attorney-in-Fact

41,

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copied, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopted by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

EXECUTION VERSION

ADDITIONAL CLAUSES TO MEMORANDUM OF AGREEMENT

DATED 12 June 2020

CLAUSE 19 PAYMENT OF PURCHASE PRICE

(a)	Subject to the provisions of this Agreement:

(i)	the Sellers shall sell and transfer all rights, title and interest in the Vessel absolutely, with full title guarantee, to the Buyers on the Delivery Date; and

(ii)

the Buyers shall pay the Purchase Price to the Sellers on the Delivery Date for the purchase of the Vessel from the Sellers upon the terms and conditions set out herein, provided that an amount of the Purchase Price equivalent to the aggregate of the Advance Charterhire and the Deposit shall be set off against the Charterers’ obligation to pay the same under the Bareboat Charter, such that the Buyers shall only be required to remit a net amount equivalent to the Purchase Price (less the Advance Charterhire and the Deposit) to the Sellers for their purchase of the Vessel hereunder (the “Net Remittance”).

(b)	Transfer of the Net Remittance by the Sellers is subject to the following procedure and conditions:

(i)

the conditions precedent set out in Part A of Schedule II of the Bareboat Charter being fulfilled to the satisfaction of the Buyers prior to the issuance of a Payment Notice by the Sellers, after which the Sellers may issue a Payment Notice (which shall be irrevocable once issued unless otherwise agreed by the Buyers) to the Buyers whereupon the Buyers are required to remit an amount equal to the Net Remittance to the Escrow Agent’s account to be held and released in accordance with the terms of the Escrow Agreement;

(ii)	the Remittance Date falling on a Business Day within the Availability Period and being no earlier than three (3) Business Days after the date the Payment Notice is issued;

(iii)	Delivery taking place (and the proposed Scheduled Delivery Date being) on a Business Day on or before the Cancelling Date;

(iv)

no Potential Termination Event or Termination Event having occurred and being continuing on the Remittance Date and on the Delivery Date immediately before the release of the Net Remittance referred to below; and

(v)

the further conditions precedent set out in Clause 20 (Further Conditions Precedent) and the conditions precedent set out in Part B Schedule II of the Bareboat Charter being fulfilled to the satisfaction of the Buyers on the Delivery Date in which case the Net Remittance shall be released to the Sellers in accordance with the terms of the Escrow Agreement.

(c)

The Sellers hereby irrevocably and unconditionally undertake to pay, to the Buyers, interest on the Finance Amount calculated at the rate of the LIBOR (based the rate that would be applicable to the first Term assuming delivery on the Scheduled Delivery Date) plus 3.9% per annum for each day during the period commencing on and from the Remittance Date up to earlier of (I) the Delivery Date (but excluding the Delivery Date for such calculation) or (II) the day the Net Remittance is returned to the Buyers (and including return such date for such calculation) if such sale does not complete. The Buyers shall notify the Sellers of any interest payable hereunder and the same shall be payable by the Buyers to the Sellers on the first Payment Date under the Bareboat Charter (unless otherwise agreed by the Buyers and the Sellers) or if the sale does not complete, on demand by the Buyers.

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CLAUSE 20 FURTHER CONDITIONS PRECEDENT

The conditions precedent referred to in Clause 19(b)(v) are:

(a)	the items listed in Clause 8(a)(i) to (viii) of this Agreement; and

(b)

such other documents as the Buyers may reasonably notify the Sellers as being necessary in relation to the Vessel and/or its status (including without limitation, such confirmation of no liens and/or indemnity thereto which the Buyers may require the Sellers to provide or procure in respect of the Vessel).

CLAUSE 21 FURTHER REPRESENTATION AND WARRANTIES OF SELLERS

(a)	In addition to the warranty provided by the Sellers under Clause 9 (Encumbrances), the Sellers represent and warrant to the Buyers that:

(i)	they are duly incorporated and validly existing under the laws of their jurisdiction of incorporation;

(ii)	they have the requisite power and authority to enter into and perform this Agreement and this Agreement constitutes their valid, legal and binding obligations in accordance with its terms;

(iii)

the execution and performance by them of this Agreement will not breach or constitute a default under their constitutional documents or any agreement, instrument, order, judgment or other restriction which binds the Sellers;

(iv)	they have good and marketable title to the Vessel and are the sole legal and beneficial owner of the Vessel;

(v)	the Vessel is:

(A)	in a good and safe condition and state of repair consistent with first class ship ownership and management practice;

(B)	is classed with the Classification Society at the highest classification available for vessels of its type and is free of all overdue recommendations or conditions; and

(C)	has her survey cycles up-to-date and all trading and class certificates valid for at least three (3) months;

(vi)

the Vessel is free from all Security Interests and they have not agreed to create any Security Interest over the Vessel (or any part of it) other than in favour of the Buyers (in their capacity as owners) under a Leasing Document;

(vii)	the Vessel is free of all charters (other than the Bareboat Charter and any Approved Sub-charter);

(viii)	they:

(A)	are not a Restricted Person;

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(B)	they are not owned or controlled by or acting directly on behalf of or for the benefit of, a Restricted Person; and

(C)	they do not own or control a Restricted Person;

(ix)

neither they nor any of their directors, officers or employees or any person acting on their behalf have received notice or are aware of any claim, action, suit, proceeding or investigation against them with respect to Sanctions; and

(x)

no proceeds of the Purchase Price shall be made available, directly or (to the best of their knowledge and belief (after making due and careful enquiries) indirectly, to or for the benefit of a Restricted Person nor shall they be otherwise directly or (to the best of their knowledge and belief (after making due and careful enquiries) indirectly, applied in a manner or for a purpose prohibited by Sanctions.

(b)

Each of the representations and warranties made by the Sellers under this Clause 21 (Further Representation and Warranties of Sellers) shall be deemed to be made and repeated on the date of this Agreement and each day thereafter up to and on the Delivery Date, with reference to the facts and circumstances then existing on such date.

CLAUSE 22 ACCESS TO INFORMATION AND INSPECTION

The Buyers shall be entitled to request such information that they may reasonably require in relation to the Vessel and copies of the documentation held by the Sellers relating to the Vessel, and all such information and documentation shall be delivered promptly by the Sellers to the Buyers, upon the Buyers’ request.

CLAUSE 23 BUYERS’ FURTHER RIGHTS ON TERMINATION

If a Termination Event occurs prior to Delivery, the Buyers shall have the right (in their absolute discretion) to terminate this Agreement immediately by written notice to the Sellers and such termination shall become effective on the date of such written notification (or such other date as the Buyers may specify in such notice), whereupon:

(a)

the Buyers shall cease to have any rights or obligations in relation to each other under this Agreement, provided however that, in consideration of the Buyers entering into this Agreement and the Bareboat Charter as at the date hereof, the Buyers shall be entitled to retain all Indemnified Expenses and/or fees paid by the Sellers under this Agreement and the other Leasing Documents, and such payment is acknowledged by the Charterers to be proportionate as to amount, having regard to the legitimate interest of the Buyers, in protecting against the Buyers’ risk of the Sellers failing to perform its obligations under this Agreement; and

(b)

the Sellers shall be obliged to immediately refund or procure that there be immediately refunded in full to the Buyers, any portion of the Purchase Price remitted or transferred by the Buyers under this Agreement, as at the date of such termination.

CLAUSE 24 PHYSICAL PRESENCE

If there is any change in the flag state from the Flag State at the date of this Agreement and such new Flag State requires the Buyers to register itself and/or have a physical presence or office or be otherwise registered in the jurisdiction of such Flag State, all fees, costs and expenses arising out of or in connection with such registration and/or the establishment and maintenance of such physical presence or office or registration by the Buyers shall be borne by the Sellers.

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CLAUSE 25 INDEMNITIES

(a)

In consideration of the Buyers entering into this Agreement and the Bareboat Charter as at the date hereof, the Sellers shall indemnify and pay such amounts to the Buyers in respect of all costs, claims, expenses, liabilities, losses, damages and fees (including but not limited to any Escrow Agent fees, legal fees, vessel registration and tonnage fees) suffered or incurred by or imposed on the Buyers arising from this Agreement or in connection with the Delivery, registration, purchase and inspection of the Vessel by the Buyers whether prior to, during or after termination of this Agreement or in connection with or resulting from the funding or payment of all or any portion of the Purchase Price regardless of whether a Payment Notice has already been issued or not, and whether the Vessel is in the possession of or the control of the Sellers, or otherwise.

(b)

Notwithstanding anything to the contrary herein, the indemnities provided by the Sellers shall be provided in favour of the Buyers and shall continue in full force and effect notwithstanding any breach by the Sellers of the terms of this Agreement or termination of this Agreement by the Buyers pursuant to the terms hereof.

CLAUSE 26 NOTICES

Any notice, certificate, demand or other communication to be served, given, made or sent under or in relation to this Agreement shall be in English and in writing and (without prejudice to any other valid method or giving, making or sending the same) shall be deemed sufficiently given or made or sent if sent by registered post or by email to the following respective address:

(A)	to the Buyers: c/o AVIC International Leasing Co., Ltd.

                                          18/F, CATIC Tower,

                                          212 Jiang Ning Road,

                                          Shanghai 200041,

                                          The People’s Republic of China

                                          Attention: Emily Chen

                                          Email: chenzhengrong@chinaleasing.net

(B)	to the Sellers: c/o Navios Tankers Management Inc.

                                          85 Akti Miaouli, 18535, Piraeus, Greece

                                          Attention: Vasiliki Papaefthymiou

                                          Email: legal_corp@Navios.com

or, if a party hereto changes its address or email address, to such other address (or email address) as that party may notify to the other.

CLAUSE 27 NO WAIVER OF RIGHTS

(a)

No neglect, delay, omission or indulgence on the part of a Party in enforcing the terms and conditions of this Agreement shall prejudice the strict rights of such Party or be construed as a waiver thereof nor shall any single or partial exercise of any right of either party preclude any other or further exercise thereof.

(b)	No right or remedy conferred upon a Party by this Agreement shall be exclusive of any other right or remedy provided for herein or by law and all such rights and remedies shall be cumulative.

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CLAUSE 28 ASSIGNMENT AND TRANSFER

Each of the Buyers and the Sellers may only assign or transfer (whether by novation or otherwise) their rights and/or obligations under this Agreement, to the extent it may do so under the Bareboat Charter.

CLAUSE 29 MISCELLANEOUS

(a)	Unless otherwise expressly stated to the contrary in this Agreement, any payment which is due to be made on a day which is not a Business Day shall be made on the preceding Business Day instead.

(b)

If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions under the law of that jurisdiction nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

(c)

The Sellers waive any rights of sovereign immunity which they or any of their assets may enjoy in any jurisdiction and subjects itself to civil and commercial law with respect to their obligations under this Agreement.

(d)	No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement.

(e)

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement or that Leasing Document, as the case may be.

(f)

The Sellers hereby acknowledge that the Buyers are relying on the Sellers in all respects to check all matters concerning the Vessel, its safety, condition, quality and to ensure that the Vessel is fit for purpose.

CLAUSE 30 GOVERNING LAW AND ENFORCEMENT

(a)	This Agreement and any non-contractual obligations arising under or in connection with it, shall be governed by and construed in accordance with English law.

(b)

Any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”) shall be referred to and finally resolved by arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Clause 30 (Governing Law and Enforcement). The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (“LMAA”) Terms current at the time when the arbitration proceedings are commenced.

(c)

The reference shall be to three arbitrators. A party wishing to refer a Dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint its own arbitrator within 14 calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the 14 days specified. If the other party does not appoint its own arbitrator and give notice that it has done so within the 14 days specified, the party referring a Dispute to arbitration

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may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on both parties as if he had been appointed by agreement. Nothing herein shall prevent the parties agreeing in writing to vary these provisions to provide for the appointment of a sole arbitrator.

(d)	Where the reference is to three arbitrators the procedure for making appointments shall be in accordance with the procedure for full arbitration stated above.

(e)	The language of the arbitration shall be English.

CLAUSE 31 DEFINITIONS

Unless otherwise specified hereunder, capitalised terms in this Agreement shall have the same meaning as defined in the Bareboat Charter:

“Availability Period” means the period commencing from the date of this Agreement up to and including the earliest of (i) the Delivery Date, (ii) the date on which the Bareboat Charter is repudiated, rescinded, terminated or cancelled pursuant to the terms thereof or otherwise ceases to be valid and enforceable against the parties thereto for any reason whatsoever and (iii) the Cancelling Date.

“Bareboat Charter” means the bareboat charterparty in respect of the Vessel dated on or about the date hereof and entered into between the Buyers as owners and the Sellers as bareboat charterers.

“Cancelling Date” means 30 September 2020 or such later date as may be agreed by the Buyers acting in their absolute discretion.

“Delivery” means the transfer of the legal and beneficial interest in the Vessel from the Sellers to the Buyers pursuant to the terms of this Agreement.

“Delivery Date” means the date on which Delivery occurs.

“Dispute” shall have the meaning ascribed thereto under Clause 30 (Governing Law and Enforcement).

“Escrow Agent” means Herring Parry Khan Law Office trading as INCE of 47-49 Akti Miaouli, Piraeus 185 36, Greece.

“Escrow Agreement” means the escrow agreement dated on or around the date of this Agreement setting out the terms of appointment of the Escrow Agent and the manner in which the Escrow Agent will hold and release or return the Net Remittance in a form acceptable to the Buyers.

“Indemnified Expenses” means any costs, expenses and/or liabilities of the Buyers indemnified by the Sellers under this Agreement and the other Leasing Documents.

“Net Remittance” has the meaning given to it under Clause 19(a)(ii) of this Agreement. “Party” means a party to this Agreement.

“Payment Notice” means the notice to be submitted by the Sellers to the Buyers to request for the Buyers’ payment of the Net Remittance, which shall be in the form set out in Schedule 1.

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“Purchase Price” means the lower of:

(a)	the Estimated Value; and

(b)	the Initial Market Value.

“Remittance Date” means the date on which the Buyers are to make the transfer of Net Remittance to the Escrow Agent in accordance with the terms of the Escrow Agreement, such date being at least one Business Day before the Scheduled Delivery Date (or as otherwise agreed between the Sellers and the Buyers).

“Scheduled Delivery Date” means the expected date of delivery of the Vessel set out in the Payment Notice.

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EXECUTION PAGE

BUYERS

SIGNED BY YANG GUANGYI

for and on behalf of

GREAT RHODES LIMITED

as attorney-in-fact

in the presence of

Witness’ signature: Witness’ name: Witness’ address:

SELLERS

SIGNED BY

for and on behalf of

RHODES SHIPPING CORPORATION

as attorney-In-fact

in the presence of

Witness’ signature:

Witness’ name:

Witness’ address:

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EXECUTION PAGE

BUYERS

SIGNED BY

for and on behalf of

GREAT RHODES LIMITED

as attorney-in-fact

in the presence of

Witness’ signature:

Witness’ name:

Witness’ address:

SELLERS SIGNED BY GEORGIOS PANAGAKIS for and on behalf of RHODES SHIPPING CORPORATION as attorney-in-fact in the presence of Witness’ signature: Witness’ name: Witness’ address:	) ) ) ) ) ) )	—0/41tAl” ./.0..eti A ‘DIMITREOu ‘UVA;i2ON FARLEY & WILLIAMS 348 SYNGROU AVENUE 176 74 KALUTHEA ATHENS - Griti

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